EXECUTION VERSION

SAN JUAN PROJECT RESTRUCTURING AGREEMENT

AMONG

PUBLIC SERVICE COMPANY OF NEW MEXICO

TUCSON ELECTRIC POWER COMPANY

THE CITY OF FARMINGTON, NEW MEXICO

M-S-R PUBLIC POWER AGENCY

THE INCORPORATED COUNTY OF LOS ALAMOS, NEW MEXICO

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

CITY OF ANAHEIM

UTAH ASSOCIATED MUNICIPAL POWER SYSTEMS

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

PNMR DEVELOPMENT AND MANAGEMENT CORPORATION

July 31, 2015

EXECUTION VERSION

SAN JUAN PROJECT RESTRUCTURING AGREEMENT

TABLE OF CONTENTS

RECITALS	1
1. Effective Date and Termination	4
1.1 Effective Date	4
1.2 FERC Filings	4
1.3 Filings with Governmental Agencies	5
1.4 Review of Regulatory Orders	5
1.5 Appellate Decision	6
1.6 Actions not Arbitrable	6
1.7 Termination Date	6
2. Definitions and Rules of Interpretation	6
2.1 Definitions	6
2.2 Rules of Interpretation	15
3. Status of PNMR-D under SJPPA	16
3.1 PNMR-D as Party to SJPPA	16
3.2 Parental Guaranty and Letter of Credit	17
4. Restructuring Fee, Demand Charge and Voting	17
4.1 Restructuring Fee	17
4.2 Payment of Restructuring Fee and Common Participation Shares of Shared Coal Inventory	18
4.3 Costs of Capital Improvements Invoiced after January 1, 2015	18
4.4 Demand Charge	19
4.5 Voting on Capital Improvements	20
5. Fuel Supply	20
5.1 Certain Cost Allocations	20
5.2 Supply of Coal to Exiting Participants and Remaining Participants	21
5.3 Relinquishment of Coal Inventory	21
5.4 Coal Supply for Exiting Participants	21
5.5 Minimum Purchase Obligations	21
5.6 Existing Participant Dispatch Requirements; Invoicing	21
5.7 Monthly Remaining Participant Coal Invoicing	21
5.8 Section 23.14 Superseded	24

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6. Exit Date and Ownership Conveyances	24
6.1 Transfer of Existing Participants' Rights	24
6.2 Acquisition of Ownership Interests of Existing Participants	24
6.3 Plant Ownership after Acquisition of Ownership Interest of Exiting Participants	25
6.4 Unit 1 and Unit 2 Ownerships After Exit Date	25
6.5 "AS IS" Conveyances	25
7. Closing of Ownership Conveyances	25
7.1 Closing	25
7.2 Closing Statement	26
7.3 Closing Deliveries by the Exiting Participants	26
7.4 Closing Deliveries by the Acquiring Participants	27
7.5 Conditions Precedent	27
7.6 Prior Notification of Certain Events	28
7.7 Prorations	28
7.8 Governmental Recording and Filing	28
8. Notifications, Consents and Rights-of-First-Refusal	28
9. Operation and Maintenance Expenses	28
10. Replacement Power	29
11. Other Project Agreements	29
11.1 Other Project Agreements Identified	29
11.2 Actions with Respect to Other Project Agreements	29
12. Land Ownership	29
12.1 No Change in Ownership	29
12.2 Relinquishment of Certain Rights	29
12.3 Easement and Right of Entry	29
13. Coal Mine Reclamation Funding	29
14. Decommissioning	29
15. Confidentiality	30
15.1 Confidentiality of Negotiations	30
15.2 Non-confidentiality of Restructuring Agreement	30
16. Taxes	30
16.1 Obligations of Parties	30
16.2 Notification of Taxing Authorities	30
16.3 IRS Exclusion	30

EXECUTION VERSION

17. Representations and Warranties; Opinions of Counsel	31
17.1 Requisite Power and Authority	31
17.2 No Violation	31
17.3 Opinions of Counsel	31
18. Relationship of Parties	31
18.1 Several Obligations	31
18.2 No Joint Venture or Partnership	32
19. Establishment of Environmental Baseline	32
19.1 Baseline Environmental Study	32
19.2 Scope of BES and Environmental Audit	32
19.3 Draft Report	33
19.4 Final Report	33
19.5 Remediation or Corrective Action	33
19.6 Further Audit	33
19.7 Subsequently Discovered Environmental Issues	34
19.8 Claims against Predecessors	34
20. Liability and Indemnification	34
20.1 Liabilities Defined	34
20.2 Liabilities Arising Prior to Exit Date	34
20.3 Liabilities Arising After Exit Date	34
20.4 Apportionment of Liabilities	35
20.5 Limitation of Liability for Willful Action	35
20.6 Several Liability	35
20.7 Claims Arising After Exit Date	35
20.8 Claims against Predecessors	37
20.9 PNM Responsibility	37
20.10 Indemnification Procedures	37
20.11 Anti-Indemnity Provisions	39
20.12 Internal Counsel	39
20.13 Willful Action	39
20.14 Damages	39
20.15 Mitigation of Damages	39
20.16 Anaheim and M-S-R	39
20.17 Southern California Public Power Authority	40

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20.18 Farmington and Los Alamos	40
20.19 Utah Associated Municipal Power Systems	40
21. Insurance Coverage for Continuing Obligations	40
21.1 Occurrence-based Policies	40
21.2 Claims-Made Policies	40
21.3 Other Insurance Coverage Matters	42
22. Assignments	42
22.1 Assignment	42
22.2 Assignee Responsibility	43
22.3 Parties not Relieved of Obligations	43
23. Dispute Resolution and Default	43
23.1 Amicable Resolution	43
23.2 Call for Arbitration	44
23.3 Selection of Arbitrators	45
23.4 Arbitration Procedures	46
23.5 Decision of Arbitrators	46
23.6 Enforcement of Arbitration Award	46
23.7 Fees and Expenses	46
23.8 Interest and Penalty Interest	46
23.9 Prompt Resolution	46
23.10 Default	47
23.11 Consequence of Default	47
23.12 Legal Remedies	47
24. Audit Rights; Related Disputes	47
24.1 Right of Audit	47
24.2 Dispute Resolution	47
24.3 Adjusted Billing Procedures	48
24.4 Effectiveness	48
25. Miscellaneous Provisions	48
25.1 Governing Law	48
25.2 Venue	48
25.3 Manner of Giving Notice	48
25.4 Other Documents	51
25.5 Incorporation of Exhibits	51

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25.6 Captions and Headings	51
25.7 Prior Obligations Unaffected	51
25.8 Amendment and Modification	51
25.9 Waivers of Compliance	51
25.10 Uncontrollable Forces	51
25.11 No Interpretation against Drafter	52
25.12 No Third Party Beneficiaries	52
25.13 Compliance with Law	52
25.14 Independent Covenants	52
25.15 Invalid Provisions	52
25.16 Parties' Cost Responsibilities	52
25.17 Entire Agreement	53
25.18 Survival of Certain Provisions	53
25.19 No Admission of Liability	53
25.20 Other Rights	53
25.21 Execution in Counterparts	53

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List of Exhibits

Exhibit A	Regulatory Approvals
Exhibit B	Other Project Agreements
Exhibit C	Form of Instrument of Sale and Conveyance
Exhibit D	Form of Opinion of Counsel
Exhibit E	Parties’ Pre-Exit Date Ownership Interests in Project Facilities
Exhibit F	SJGS Plant Site
Exhibit G	Form of Instrument Relinquishing Easement and License
Exhibit H	Form of Easement and Right of Entry
Exhibit I	Form of Parental Guaranty
Exhibit J	Form of Letter of Credit
Exhibit K	Form of Bring-Down Opinion

EXECUTION VERSION

SAN JUAN PROJECT RESTRUCTURING AGREEMENT

This SAN JUAN PROJECT RESTRUCTURING AGREEMENT (“Restructuring Agreement”) is executed as of July 31, 2015 (“Execution Date”) by and among PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (“PNM”); TUCSON ELECTRIC POWER COMPANY, an Arizona corporation (“TEP”); THE CITY OF FARMINGTON, NEW MEXICO, an incorporated municipality and a body politic and corporate, existing as a political subdivision under the constitution and laws of the State of New Mexico (“Farmington”); M-S-R PUBLIC POWER AGENCY, a joint exercise of powers agency organized under the laws of the State of California (“M-S-R”); THE INCORPORATED COUNTY OF LOS ALAMOS, NEW MEXICO, a body politic and corporate, existing as a political subdivision under the constitution and laws of the State of New Mexico (“Los Alamos”); SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY, a joint exercise of powers agency organized under the laws of the State of California (“SCPPA”); CITY OF ANAHEIM, a municipal corporation organized under the laws of the State of California (“Anaheim”); UTAH ASSOCIATED MUNICIPAL POWER SYSTEMS, a political subdivision of the State of Utah (“UAMPS”); TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a Colorado cooperative corporation (“Tri-State”); and PNMR DEVELOPMENT AND MANAGEMENT CORPORATION, a New Mexico corporation (“PNMR-D”). The parties to this Restructuring Agreement are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

This Restructuring Agreement is made with reference to the following facts, among others:

A.    The San Juan Project is a four-unit, coal-fired electric generation plant located in San Juan County, near Farmington, New Mexico, also known as the San Juan Generating Station (“SJGS” or the “Project”). On the Execution Date, the owners of the Project are: PNM, TEP, Farmington, M-S-R, Los Alamos, SCPPA, Anaheim, UAMPS and Tri-State; these entities, as the owners of the Project on the Execution Date, are sometimes referred to in this Restructuring Agreement as the “Participants.”

B.    As specified in Sections 6.2.1, 6.2.2 and 6.2.3 of the Amended and Restated San Juan Project Participation Agreement dated March 23, 2006 (“SJPPA”), as of the Execution Date, SJGS Unit 1 and Unit 2 are owned by PNM (50%) and TEP (50%); Unit 3 is owned by PNM (50%), SCPPA (41.8%) and Tri-State (8.2%); and Unit 4 is owned by PNM (38.457%), M-S-R (28.8%), Farmington (8.475%), Los Alamos (7.2%), Anaheim (10.04%) and UAMPS (7.028%). Equipment and facilities associated with more than one SJGS Unit are owned in other ownership percentages, as specified in Sections 6.2.4, 6.2.5 and 6.2.6 of the SJPPA. As provided in the SJPPA, such ownership interests are undivided interests.

C.    PNM and PNMR-D are wholly-owned subsidiaries of PNM Resources, Inc. PNMR-D intends, consistent with the provisions of this Restructuring Agreement, to acquire an

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Ownership Interest in the Project on the Exit Date and, prior to the acquisition of such Ownership Interest in the Project, to assume certain obligations under this Restructuring Agreement and the SJPPA. PNMR-D is a party to this Restructuring Agreement but is not as of the Execution Date a Participant in the Project.

D.    On August 22, 2011, the federal Environmental Protection Agency (“EPA”) published its Federal Implementation Plan (“FIP”) which included a Best Available Retrofit Technology (“BART”) determination to meet regional haze requirements for SJGS. The FIP required the installation of selective catalytic reduction (“SCR”) technology on all four Units by September 21, 2016. Thereafter, PNM (in its capacity as SJGS Operating Agent), the Governor of the State of New Mexico and the New Mexico Environmental Department (“NMED”) petitioned the United States Court of Appeals for the Tenth Circuit to review this EPA decision. In subsequent discussions between PNM, NMED, EPA and other stakeholders, PNM supported an alternative to the FIP (“BART Alternative”) that would be less costly than the FIP while also achieving significant environmental benefits. The specific terms of the BART Alternative were set forth in the EPA Term Sheet, discussed in Recital F.

E.    On February 12, 2013, the Participants, through their Coordination Committee representatives, voted (with certain abstentions) to adopt a “Resolution of the San Juan Generating Station Coordination Committee Supporting the Term Sheet with EPA and NMED for the Settlement of the Dispute Relating to the U.S. Environmental Protection Agency Best Available Retrofit Technology Determination for the San Juan Generating Station.” The resolution, among other things, approved the EPA Term Sheet (addressed below in Recital F) and contemplated the use of good faith efforts to pursue the approvals necessary to support the implementation of the EPA Term Sheet.

F.    On February 15, 2013, PNM, NMED and EPA entered into a Term Sheet (the “EPA Term Sheet”) reflecting the terms of a non-binding “tentative agreement” for certain actions intended to address pollution control requirements for SJGS under the federal Clean Air Act’s requirements for regional haze and interstate transport for visibility. The EPA Term Sheet provided for the retirement of Unit 2 and Unit 3 by December 31, 2017, and the installation of selective non-catalytic reduction (“SNCR”) technology on Unit 1 and Unit 4 by the later of January 31, 2016 or fifteen (15) months after EPA approval of the BART Alternative.

G.    On September 5, 2013, the State of New Mexico approved the BART Alternative as a revision to New Mexico’s Regional Haze State Implementation Plan (“RH SIP”) and, thereafter, submitted the revision to EPA. Under the terms of the RH SIP, Units 2 and 3 will cease operations by December 31, 2017.

H.    By letter dated March 10, 2014, PNM declared in its capacity as Operating Agent that it needed to commence studies, analysis, assessments and design related to the installation of the BART Alternative on Unit 4 in order to comply with the deadlines set forth in the EPA Term Sheet. By letter dated July 14, 2014, PNM declared in its capacity as Operating Agent that it needed to begin incurring capital expenditures for engineering, analysis, computational fluid dynamics modeling and geotechnical evaluation, which was the next phase of the SNCR/balanced draft project for Unit 4. By letter dated March 20, 2015, PNM declared in its

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capacity as Operating Agent that it needed to begin incurring equipment fabrication and engineering costs necessary to adhere to the RH-SIP compliance schedule.

I.    On October 9, 2014, the EPA issued a final rule approving the BART Alternative and New Mexico’s revised RH SIP and issued a separate final rule withdrawing the FIP. EPA’s rules became effective November 10, 2014.

J.    The California legislature has enacted statutes, and the California Energy Commission has promulgated implementing regulations, limiting the ability of SCPPA, M-S-R and Anaheim to enter into certain life extension projects for coal-fired power plants, including SJGS.

K.    As the result of, among other things, the developments described in the foregoing Recitals, the anticipated costs of environmental compliance at SJGS and the California laws and regulations referenced above, the Participants entered into discussions with respect to the restructuring of their respective rights and obligations in the Project. To accomplish this restructuring, several of the Participants are willing or desire to divest or terminate their ownership in the Project while other Participants and PNMR-D are willing or desire to retain, increase or acquire ownership in the Project.

L.    To facilitate the discussions referenced in Recital K, the Participants retained the services of an independent mediator. Mediated negotiations commenced in January 2014. In light of PNMR-D’s willingness to acquire ownership in the Project, PNMR-D became involved in the mediation in early 2015.

M.    On September 12, 2014, the Participants entered into the San Juan Generating Station Fuel and Capital Funding Agreement (“Funding Agreement”). The Funding Agreement was accepted for filing by the Federal Energy Regulatory Commission (“FERC”) with an effective date of July 1, 2014. The Funding Agreement terminated by its own terms.

N.    PNM has filed an application with the New Mexico Public Regulation Commission (“NMPRC”) for approvals required under the New Mexico Public Utility Act for, among other things, approval to abandon SJGS Units 2 and 3 and for a certificate of public convenience and necessity for PNM to own 132 MW of additional capacity in SJGS Unit 4.

O.    Concurrently herewith, the Parties are executing: (i) the Amended and Restated Mine Reclamation and Trust Funds Agreement (“Mine Reclamation Agreement”); (ii) the San Juan Decommissioning and Trust Funds Agreement (“Decommissioning Agreement”); (iii) the SJPPA Restructuring Amendment; and (iv) the SJPPA Exit Date Amendment.

P.    The Parties desire, by the agreements referenced in Recital O, to establish a comprehensive set of binding agreements with respect to the restructuring of Project ownership interests, rights and cost responsibilities.

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Q.    The terms, covenants and conditions set out herein are acceptable to each of the Parties and will promote the ability of each Party to provide adequate, efficient, reliable and economical service to its customers in a manner consistent with its legal obligations.

R.    The foregoing Recitals are included to provide background regarding this Restructuring Agreement, and while certain Recitals may be referenced in this Restructuring Agreement, they are neither part of nor incorporated into the terms, covenants and conditions of this Restructuring Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the promises and obligations reflected in the covenants, terms and conditions in this Restructuring Agreement, all of which together provide the consideration for this Restructuring Agreement, the Parties agree as follows:

1.    Effective Date and Termination

1.1    Effective Date. Conditioned upon due execution and delivery of this Restructuring Agreement by all of the Parties, the effective date of this Restructuring Agreement (“Effective Date”) is the date of the last to occur of the following: (i) FERC has approved the FPA Section 203 applications and has accepted for filing the FPA Section 205 application referenced in Section 1.2.1, in each case without conditions or with conditions acceptable to the Parties as provided in Section 1.4; (ii) the NMPRC has granted PNM authority to abandon Units 2 and 3 and has also granted a certificate of public convenience and necessity to own an additional interest in Unit 4, without conditions or with conditions acceptable to the Parties as provided in Section 1.4; or (iii) the effective date of the CSA.

1.2    FERC Filings.

1.2.1    Within fifteen (15) Business Days after the Execution Date (i) PNM and PNMR-D will file applications with FERC under Section 203 of the FPA for approval of the transactions provided for in Section 6, with a request for expedited consideration; and (ii) PNM will file an application with FERC under Section 205 of the FPA for acceptance of an amendment to the SJPPA incorporating relevant provisions of this Restructuring Agreement. The aforementioned amendment to the SJPPA (the “SJPPA Restructuring Amendment”) is being executed by the Parties concurrently with the execution of this Restructuring Agreement. PNM will be responsible for the preparation and filing of the Section 205 application, and PNM and PNMR-D will be responsible for the preparation and filing of their respective Section 203 applications. At least ten (10) Business Days prior to making the Section 203 and 205 applications referenced in this Section 1.2.1, PNM and PNMR-D will provide drafts thereof to the other Parties. PNM’s Section 205 filing of the SJPPA Restructuring Amendment will request that the effective date for the SJPPA Restructuring Amendment be the effective date of this Restructuring Agreement; provided, however, that such effective date is conditioned upon PNM providing notice to FERC that all of the other conditions for the effectiveness of this Restructuring Agreement, as identified in Section 1.1, have occurred. If necessary, PNM’s filing of the

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SJPPA Restructuring Amendment will request any waivers of FERC’s regulations that may be necessary to request an effective date for such revisions as specified in the previous sentence of this Section 1.2.1.

1.2.2    Additionally, prior to the Exit Date, PNM will file with FERC a further amendment to the SJPPA under FPA Section 205 (the “SJPPA Exit Date Amendment”) to reflect the exit from the Project of the Exiting Participants and to set forth the terms of the SJPPA under which the Remaining Participants will continue their participation in the Project, including the Remaining Participants’ operation and maintenance of Units 1 and 4 after the Exit Date. The SJPPA Exit Date Amendment is being executed by the Parties concurrently with the execution of this Restructuring Agreement. PNM will make this Section 205 filing of the SJPPA Exit Date Amendment not less than sixty (60) days nor more than one hundred twenty (120) days prior to the Exit Date and will request that the SJPPA Exit Date Amendment become effective on the Exit Date. At least ten (10) Business Days prior to filing the SJPPA Exit Date Amendment, PNM will provide a draft thereof to the other Parties.

1.2.3    If PNM and PNMR-D have complied with the obligation to provide drafts of the Section 203 and 205 filings set forth in Sections 1.2.1 and 1.2.2, and if such filings are consistent with the terms of this Restructuring Agreement, then all other Parties will support or not oppose PNM and/or PNMR-D’s FERC filings by the prompt filing at FERC of certificates or letters of concurrence; by intervening at FERC in support of the filings; or by not taking any action to oppose the filings.

1.3    Filings with Governmental Authorities. PNM and PNMR-D will provide each of the other Parties a copy of the FERC filings referenced in Sections 1.2.1 and 1.2.2, and will keep the other Parties reasonably apprised of the status of all filings to obtain Regulatory Approvals including copies of any Regulatory Approvals or other pertinent orders issued by Governmental Authorities with respect to such filings. PNM and PNMR-D will also provide each of the other Parties a copy of any motion for rehearing or reconsideration filed with respect to any Regulatory Approval and any notice of appeal or petition for review filed with respect to any Regulatory Approval within five (5) Business Days of receipt thereof, and in the manner provided in Section 25.3.

1.4    Review of Regulatory Orders.

1.4.1    Following issuance of an order by any Governmental Authority with regard to a Regulatory Approval, each Party will review such order to determine whether such Governmental Authority has (i) changed or modified a condition, deleted a condition or imposed a new condition with regard to the filing; or (ii) conditioned its approval of the filing upon changes or modifications to a condition, deletion of a condition or imposition of a new condition (the actions described in Sections 1.4.1(i) and 1.4.1(ii) hereinafter collectively referred to as “Regulatory Revision”). The Party receiving such order will provide a copy thereof to the other Parties in the manner provided in Section 25.3 within five (5) Business Days.

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1.4.2    Within ten (10) Business Days after delivery of the copy of the order, the Parties will provide written notice to each other of their acceptance or objection to the Regulatory Revision, specifying in such notice in the case of an objection each Regulatory Revision on which such objection is based and the reason for the objection. A failure to notify within said ten (10) Business Day period will be equivalent to a notification of acceptance of the Regulatory Revision.

1.4.3    If any Party objects to a Regulatory Revision, the Parties will attempt, in good faith, to renegotiate the terms and conditions of this Restructuring Agreement to resolve the Regulatory Revision leading to such objection to the satisfaction of the Parties and obtain necessary Board approvals within ninety (90) days after the date of notice of objection to such Regulatory Revision under Section 1.4.2, or such other period as the Parties may agree upon in writing.

1.4.4    If the Parties reach agreement on renegotiated terms and conditions, they will thereafter seek to obtain requisite Regulatory Approval of such renegotiated agreement, with any filings necessary to seek such Regulatory Approval being made within twenty (20) Business Days after the execution of the renegotiated agreement.

1.4.5    If the Parties fail to agree on such renegotiated terms and conditions within the ninety (90) day period referenced in Section 1.4.3, or such other period as the Parties may agree upon in writing, this Restructuring Agreement will not take effect.

1.5    Appellate Decision. A Party receiving a copy of an opinion or other decision affecting a Regulatory Approval or the terms or conditions thereof (“Decision”) of an appellate court will, within five (5) Business Days and in the manner provided in Section 25.3, provide a copy thereof to each other Party. Following receipt of the Decision, each Party will review the Decision to determine the potential effect of the Decision on the transactions provided for in this Restructuring Agreement. The Parties will confer in good faith regarding the effect, if any, of the Decision and will attempt, within seventy-five (75) days of receipt of a copy of the Decision, or such other period as the Parties may determine, to mutually agree upon the appropriate course of action in light of the Decision.

1.6    Actions not Arbitrable. Neither a dispute between or among the Parties arising under, nor a Party’s action or failure to act under this Section 1, is arbitrable under Section 23.

1.7    Termination Date. Unless otherwise agreed by the Parties, following the Effective Date, this Restructuring Agreement will continue until six (6) months after the later of the termination or expiration of (i) the Mine Reclamation Agreement; or (ii) the Decommissioning Agreement (the “Termination Date”).

2.    Definitions and Rules of Interpretation

2.1    Definitions. The following terms, when used herein with initial capitalization, have the meanings specified below:

2.1.1    AAA means the American Arbitration Association.

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2.1.2    Acquiring Participants means PNM and PNMR-D.

2.1.3    Affiliate means with respect to any person: (i) each person that, directly or indirectly, controls or is controlled by or is under common control with such designated person; (ii) any person that beneficially owns or holds 50% or more of any class of voting securities of such designated person or 50% or more of the equity interest in such designated person; and (iii) any person of which such designated person beneficially owns or holds 50% or more of any class of voting securities or in which such designated person beneficially owns or holds 50% or more of the equity interest; provided, however, that members of a Party will not be deemed to be Affiliates of each such Party. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise; PNM and PNMR-D are Affiliates.

2.1.4    Arbitration Award means an award of the arbitrators, as provided for in Section 23.5.

2.1.5    Arbitration Notice has the meaning provided for in Section 23.2.

2.1.6    Arbitration Organization means an organization described in Section 23.3.2.

2.1.7    Available Pre-existing Stockpile Tons has the meaning provided for in Section 12.1(C)(1) of the CSA.

2.1.8    BART means Best Available Retrofit Technology.

2.1.9    BART Alternative means the alternative to the FIP, as identified in Recital D.

2.1.10    Baseline Environmental Study or BES means the study provided for in Section 19.1.

2.1.11    Board means the governing body of a Party.

2.1.12    Business Day means any day other than a Saturday, Sunday or federal holiday.

2.1.13    Capital Improvements means any property, land or land rights added to the Project or the substitution, replacement, enlargement or improvement of any units of property, structures, facilities, equipment, property, land or land rights constituting a part of the Project, which in accordance with accounting practice would be capitalized, and also including the costs of removal, salvage or disposal of any units of property being replaced or substituted.

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2.1.14    CCBDA means the existing Coal Combustion Byproducts Disposal Agreement between PNM, TEP and SJCC.

2.1.15    CCR means ash and gypsum byproducts produced by the Project.

2.1.16    CCRDA means the new Coal Combustion Residuals Disposal Agreement entered into between PNM and SJCC with an anticipated effective date of January 1, 2016.

2.1.17    Charter Documents means with respect to any Party, the certificate or articles of incorporation or organization and by-laws, the limited partnership agreement, the partnership agreement, the limited liability company agreement or trust agreement, or other organizational documents of such Party.

2.1.18    Claims-Made Policy has the meaning provided for in Section 21.2.1.

2.1.19    Clean Air Act means 42 U.S.C. § 7401 et seq. (1970).

2.1.20    Closing means the closing, as provided for in Section 7, of the conveyance of the Ownership Interests as provided for in Section 6.

2.1.21    Closing Date means the date of the Closing as provided for in Section 7.1.

2.1.22    Closing Statement has the meaning provided for in Section 7.2.

2.1.23    Coal Tonnage Components means coal tonnage categories as defined in the CSA and comprised of Pre-existing Stockpile Coal, Force Majeure Tons, Available Pre-existing Stockpile Tons, Tier 1 Tons, and Tier 2 Tons.

2.1.24    Common Participation Share means a Participant’s share of equipment and facilities common to all of the Units as set out in Section F in Exhibit E.

2.1.25    Common Participation Share of Shared Coal Inventory means a Party’s share of equipment and facilities common to all of the Units (as shown in Section F in Exhibit E) multiplied by the sum of (i) coal tons stockpiled on SJCC’s property, and (ii) coal tons stockpiled on the SJGS Plant Site.

2.1.26    Condition Precedent means an event that, unless waived, must occur prior to Closing as provided for in Section 7.5.

2.1.27    Consultant means the consultant retained pursuant to Section 19.1.

2.1.28    Continuing Coverage has the meaning provided for in Section 21.2.2.

2.1.29    Credit Rating means the rating publicly assigned to PNMR’s senior, unsecured long-term debt obligations (not supported by third-party credit enhancements)

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by a Rating Agency or, if PNMR does not have a public rating for its senior, unsecured long-term debt, the rating publicly assigned to PNMR by a Rating Agency as its corporate credit rating, or long term issuer rating, as applicable.

2.1.30    CSA means the new Coal Supply Agreement entered into between PNM and SJCC with an anticipated effective date of January 1, 2016.

2.1.31    Decision has the meaning provided for in Section 1.5.

2.1.32    Decommissioning Agreement means the San Juan Decommissioning and Trust Funds Agreement executed concurrently herewith.

2.1.33    Default has the meaning provided for in Section 23.10.

2.1.34    Draft Report means the draft report provided for in Section 19.3.

2.1.35    EAF means “equivalent availability factor” as defined in the North American Electric Reliability Corporation’s Generating Availability Data System Data Reporting Instructions.

2.1.36    Effective Date has the meaning provided for in Section 1.1.

2.1.37    Environmental Audit means the audit provided for in Section 19.1.

2.1.38    EPA means the federal Environmental Protection Agency or its successor agency.

2.1.39    EPA Term Sheet means the term sheet referenced in Recital F.

2.1.40    Escrow Interest has the meaning provided for in Section 23.8.

2.1.41    Execution Date has the meaning provided for in the introductory paragraph of this Restructuring Agreement.

2.1.42    Exit Date means the date upon which the Exiting Participants transfer all of their respective rights, titles and interests in and to their Ownership Interests to the Acquiring Participants as provided in Section 6 and terminate their active involvement in the operation of the SJGS, except as expressly provided for in this Restructuring Agreement, the Mine Reclamation Agreement and the Decommissioning Agreement; the Exit Date is anticipated to be on or about December 31, 2017.

2.1.43    Exiting Participants means those Participants that will transfer all of their respective rights, titles and interests in and to their Ownership Interests to the Acquiring Participants as provided in Section 6, and terminate their active involvement in the operation of SJGS on the Exit Date, except as expressly provided for in this Restructuring Agreement, the Mine Reclamation Agreement and the Decommissioning Agreement; the Exiting Participants are M-S-R, Anaheim, SCPPA and Tri-State.

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2.1.44    Federal Implementation Plan or FIP has the meaning provided for in Recital D.

2.1.45    Federal Power Act or FPA means 16 U.S.C. §§ 791a et seq.

2.1.46    FERC means the Federal Energy Regulatory Commission or any successor thereto.

2.1.47    Final Report means the final report provided for in Section 19.4.

2.1.48    Force Majeure Tons has the meaning provided for in Section 12.1(C)(1) of the CSA.

2.1.49    Fuels Committee means the committee established in the SJPPA to facilitate the discussion of Project coal issues.

2.1.50    Funding Agreement means the San Juan Generating Station Fuel and Capital Funding Agreement among the Participants, dated September 12, 2014.

2.1.51    Further Audit means the audit provided for in Section 19.6.

2.1.52    Governmental Authority means any federal, state, tribal, local, municipal or foreign governmental or regulatory authority, department, agency, commission, body, court or other governmental authority other than a Party.

2.1.53    Guaranteed Parties has the meaning provided for in the form of Parental Guaranty Agreement attached as Exhibit I.

2.1.54    Indemnified Party means a Party that is seeking or entitled to indemnification or is being indemnified, as provided in Section 20.10.1.

2.1.55    Indemnifying Party means a Party indemnifying another Party, as provided in Section 20.10.1.

2.1.56    Initiating Party means a Party initiating an audit as provided for in Section 24.1.

2.1.57    Law means statutes, rules, regulations, ordinances, orders and codes of federal, state and local Governmental Authorities.

2.1.58    Legacy Costs means those costs payable under Sections 8.2, 8.3 and 8.4 of the CSA

2.1.59    Letter of Credit has the meaning provided for in Section 3.2.2.

2.1.60    Liability means those liabilities described in Section 20.1.

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2.1.61    Liens and Encumbrances means, as to each Exiting Participant, all liens, mortgages, claims, assignments, taxes, assessments, governmental charges, filings, pledges, grants of security interests and any other form of encumbrance on the Exiting Participant’s Ownership Interest created by each such Exiting Participant.

2.1.62    Mine Reclamation Agreement means the Amended and Restated San Juan Mine Reclamation and Trust Funds Agreement, executed concurrently herewith.

2.1.63    Minimum Annual Generation (“MAG”) (expressed in MWh) means Net Maximum Capacity (“NMC”) (of Unit 3 or Unit 4, as applicable), and expressed in MW, multiplied by each Participant’s percentage Ownership Interest (“I”) in a Unit multiplied by 0.85 multiplied by (the Unit 3 Equivalent Availability Factor (“EAF”) for SCPPA and Tri-State or the Unit 4 EAF for M-S-R and Anaheim) multiplied by the total annual hours in the calendar year (“AH”). The AH in calendar year 2016 equals 8784 hours and the AH in calendar year 2017 equals 8760 hours. The foregoing is expressed in the following formula:

2.1.64    Minimum Annual Tonnage Purchase Obligation (“MTO”) means Minimum Annual Generation multiplied by the Participant’s respective actual average net unit heat rate (“NUHR”), expressed in Btu/kWh, for the year, divided by two times the weighted average heat content (“HC”), expressed in Btu/Lb, of coal delivered by SJCC in the year. The foregoing is expressed in the following formula:

2.1.65    Minimum Credit Threshold means an investment grade Credit Rating of both Baa3 from Moody’s and BBB- from S&P.

2.1.66    Moody’s means Moody’s Investors Services, Inc. or its successors.

2.1.67    Net Maximum Capacity means the maximum continuous ability of each Unit to produce power, as defined by the North American Electric Reliability Corporation in its Generating Availability Data System Data Reporting Instructions.

2.1.68    NMED means the New Mexico Environment Department or its successor agency.

2.1.69    NMPRC means the New Mexico Public Regulation Commission or its successor agency.

2.1.70    Notice of Dispute has the meaning provided for in Section 23.1.1.

2.1.71    Noticing Party has the meaning provided for in Section 23.1.1.

2.1.72    Operating Agent means the Participant or other entity which has been selected by the Participants as the entity responsible for the operation and maintenance of the Project pursuant to the SJPPA; as of the Effective Date, PNM is the Operating Agent.

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Unless otherwise specifically provided for, when in this Restructuring Agreement a reference is made to the “agent” of a Party, such reference will not be deemed to include reference to the Operating Agent.

2.1.73    Operating Insurance means policies of insurance secured or to be secured by the Operating Agent as provided for in the SJPPA.

2.1.74    Operating Work means engineering, contract preparation and administration, purchasing, repair, supervision, training, expediting, inspection, testing, protection, operation, use, management, replacement, retirement, reconstruction and maintenance of and for the benefit of the Project, including the administration of the SJPPA, environmental compliance activities and the procurement of fuel and water and other necessary materials and supplies.

2.1.75    Operation and Maintenance (“O&M”) Expenses means expenses incurred by the Operating Agent in the performance of Operating Work and chargeable to the Parties pursuant to the SJPPA and this Restructuring Agreement.

2.1.76    Other Project Agreements means agreements entered into between or among one or more of the Parties and/or other persons prior to the Execution Date in connection with the Parties’ respective purchases of Ownership Interests in the Project or the operation of the Project; the Other Project Agreements that have been identified by the Parties are listed in Exhibit B.

2.1.77    Ownership Interest means a Party’s percentage undivided ownership interest in a Unit and in common equipment and facilities and as increased, decreased, acquired or transferred as provided in this Restructuring Agreement, and rights incidental thereto.

2.1.78    Parental Guaranty has the meaning provided for in Section 3.2.1.

2.1.79    Participant means any one of PNM, TEP, Farmington, M-S-R, Los Alamos, SCPPA, Anaheim, UAMPS or Tri-State.

2.1.80    Participant Coal Consumption means each Participant’s total San Juan Project coal consumption in tons as determined by the Operating Agent. A Participant’s Coal Consumption is comprised of its share of coal consumed in its Unit(s) plus its share of coal consumed for common loads, auxiliary loads and start-up for all Units.

2.1.81    Party means any one of the Participants as well as PNMR-D.

2.1.82    Penalty Interest means interest awarded by the arbitrators pursuant to Section 23.8.

2.1.83    PNMR means PNM Resources, Inc., a New Mexico corporation.

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2.1.84    Predecessor means any person, including a Party, that, at any time prior to the Execution Date, held ownership of the Ownership Interest of a Party that is seeking indemnity or contribution for environmental Liability under Sections 19 or 20.

2.1.85    Pre-existing Stockpile Coal means coal that as of the Effective Date is stockpiled on SJCC property.

2.1.86    Project has the meaning described in Recital A.

2.1.87    Project Coal Inventory means the sum of coal in coal storage piles, silos, conveying systems, hoppers and all other coal storage at the Project as accounted in FERC Account 151.

2.1.88    Protest has the meaning provided for in Section 23.1.2.

2.1.89    Protesting Party means a Party making a protest in accordance with Section 23.1.2.1.

2.1.90    Rating Agency means Moody’s or S&P.

2.1.91    Refined Coal Supply Agreement means the Refined Coal Supply Agreement by and between San Juan Fuels, LLC and PNM dated June 21, 2013.

2.1.92    Regulatory Approval means an authorization, consent, license, certificate, permit, waiver, privilege, acceptance or approval issued or granted by a Governmental Authority. Regulatory Approvals identified by the Parties as required in connection with this Restructuring Agreement are set out in Exhibit A.

2.1.93    Regulatory Revision has the meaning provided for in Section 1.4.1.

2.1.94    Remaining Participants means those Parties that will continue participation, or acquire an Ownership Interest, in the Project on and after the Exit Date; the Remaining Participants are PNM, TEP, Farmington, UAMPS, Los Alamos and PNMR-D.

2.1.95    Restructuring Agreement has the meaning provided for in the introductory paragraph of this agreement.

2.1.96    RH SIP has the meaning provided for in Recital G.

2.1.97    RSA means the new Reclamation Services Agreement entered into between PNM and SJCC with an anticipated effective date of January 1, 2016.

2.1.98    SCR means selective catalytic reduction.

2.1.99    SJCC means San Juan Coal Company, a Delaware corporation, or its successors or assigns.

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2.1.100    SJCC Environmental Force Majeure has the meaning provided for in Section 12.1(C)(1) of the CSA.

2.1.101    SJGS means the San Juan Generating Station.

2.1.102    SJGS Plant Site means what are identified as Parcels A, B, D, E and F in Exhibit F.

2.1.103    SJPPA means the Amended and Restated San Juan Project Participation Agreement, dated March 23, 2006.

2.1.104    SJPPA Exit Date Amendment means the amendment to the SJPPA as provided for in Section 1.2.2.

2.1.105    SJPPA Restructuring Amendment means the amendment to the SJPPA as provided for in Section 1.2.1.

2.1.106    SNCR means selective non-catalytic reduction.

2.1.107    S&P means the Standard & Poor’s Financial Services, LLC (a subsidiary of McGraw-Hill Companies) or its successor.

2.1.108    Termination Date has the meaning provided for in Section 1.7.

2.1.109    Tier 1 Tonnage Allocation means a schedule allocating Tier 1 Tons on a monthly basis based on the SJGS monthly planned coal consumption.

2.1.110    Tier 1 Tons means, with respect to: (i) each of 2016 and 2017, 5.750 million tons; (ii) each of 2018 and 2019, 2.8 million tons; (iii) each of 2020 and 2021, 2.65 million tons; and (iii) 2022, 1.4 million tons.

2.1.111    Tier 2 Tons means all tons delivered to and accepted by SJGS in a year in excess of Tier 1 Tons.

2.1.112    UG-CSA means the Underground Coal Sales Agreement between PNM, TEP and SJCC executed on August 31, 2001.

2.1.113    UG-CSA Termination Agreement means the Underground Coal Sales Agreement Termination and Mutual Release Agreement among PNM, TEP, SJCC and BHP Billiton New Mexico Coal.

2.1.114    Uncontrollable Forces has the meaning provided for in Section 25.10.

2.1.115    Unit means Unit 1, Unit 2, Unit 3 or Unit 4 of the Project.

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2.1.116    Willful Action means: (i) action taken or not taken by a Party (or the Operating Agent), at the direction of its directors, members of its Board, officers or employees having management or administrative responsibility affecting its performance under this Restructuring Agreement, which action is knowingly or intentionally taken or not taken with conscious indifference to the consequences thereof or with intent that injury or damage would probably result therefrom; or (ii) action taken or not taken by a Party (or the Operating Agent) at the direction of its directors, members of its Board, officers or employees having management or administrative responsibility affecting its performance hereunder, which action has been determined by final arbitration award or final judgment or judicial decree to be a material default hereunder and which action occurs or continues beyond the time specified in such arbitration award or judgment or judicial decree for curing such default, or if no time to cure is specified therein, occurs or continues beyond a reasonable time to cure such default; or (iii) action taken or not taken by a Party (or the Operating Agent), at the direction of its directors, members of its Board, officers or employees having management or administrative responsibility affecting its performance hereunder, which action is knowingly or intentionally taken or not taken with the knowledge that such action taken or not taken is a material default hereunder. The phrase “employees having management or administrative responsibility,” as used in this Section 2.1.116, means employees of a Party who are responsible for one or more of the executive functions of planning, organizing, coordinating, directing, controlling and supervising such Party’s performance under this Restructuring Agreement; provided, however, that, with respect to employees of the Operating Agent acting in its capacity as such and not in its capacity as a Party, but only during such time as any one of Unit 1, 2, 3 or 4 is commercially producing electrical power, such phrase refers only to: (x) the senior employee of the Operating Agent on duty at the Project who is responsible for the operation of the Units, and (y) anyone in the organizational structure of the Operating Agent between such senior employee and an officer. After such time as none of Unit 1, 2, 3 or 4 is commercially producing electrical power, the phrase “employees having management or administrative responsibility” as used in this Section 2.1.116 will mean employees of any Party (including the Operating Agent), who are responsible for one or more of the executive functions of planning, organizing, coordinating, directing, controlling and supervising such Party’s performance under this Restructuring Agreement. Willful Action does not include any act or failure to act which is merely involuntary, accidental or negligent.

2.2    Rules of Interpretation.
Unless a clear contrary intention appears, this Restructuring Agreement will be construed and interpreted as follows:

2.2.1    Any reference to a person includes any individual, partnership, firm, company, corporation, joint venture, trust, association, organization, governmental entity or other entity;

2.2.2    Any reference to a day, week, month or year is to a calendar day, week, month or year, unless otherwise specified as a Business Day;

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2.2.3    Any act required to occur by or on a certain day is required to occur before or on that day unless the day falls on a Saturday, Sunday or federal holiday, in which case the act must occur before or on the next Business Day;

2.2.4    The singular includes the plural and vice versa;

2.2.5    Reference to the feminine, masculine or neutral gender includes reference to all other genders;

2.2.6    Reference to any person includes such person’s successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Restructuring Agreement;

2.2.7    Unless expressly stated otherwise, reference to any agreement (including this Restructuring Agreement), document, instrument or tariff means such agreement, document, instrument or tariff as amended, supplemented, replaced or modified and in effect from time-to-time;

2.2.8    Reference to any Law means such Law as amended, modified, codified supplemented or reenacted, in whole or in part, and in effect from time-to-time, including, if applicable, rules and regulations promulgated thereunder;

2.2.9    Unless expressly stated otherwise, reference to any article, section, exhibit or appendix means such article, section, exhibit or appendix of this Restructuring Agreement, as the case may be;

2.2.10    “Hereunder,” “hereof,” “herein,” “hereto” and words of similar import are deemed references to this Restructuring Agreement as a whole and not to any particular provision hereof;

2.2.11    “Including,” “include” and “includes” are deemed to be followed by the phrase “without limitation” and will not be construed to mean the examples given constitute an exclusive list of the matters covered;

2.2.12    Relating to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”; and

2.2.13    Whenever an act is required to be performed by a particular time of day, prevailing Mountain Time will be the standard by which performance is measured.

3.    Status of PNMR-D under SJPPA

3.1    PNMR-D as Party to SJPPA.    As reflected in this Restructuring Agreement, PNMR-D will not acquire an Ownership Interest in the Project until the Exit Date. However, the SJPPA will be amended to provide that PNMR-D will be a party to the SJPPA upon the Effective Date. The purpose of adding PNMR-D as a party to the SJPPA is to set out certain

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financial obligations PNMR-D will assume, and rights it will have, in contemplation of its acquisition of an Ownership Interest on the Exit Date as described in Sections 6.1 and 6.2.

3.2    Parental Guaranty and Letter of Credit.

3.2.1    Parental Guaranty. As a condition of PNMR-D becoming a party to the SJPPA as provided in Section 3.1, PNMR-D’s parent company, PNM Resources, Inc. (“PNMR”), will enter into, on or before the Execution Date, a parental guaranty of PNMR-D’s obligations under the Restructuring Agreement, the Decommissioning Agreement, the Mine Reclamation Agreement and the SJPPA (“Parental Guaranty”). The form of the Parental Guaranty is attached hereto as Exhibit I.

3.2.2    Letter of Credit. If PNMR’s Credit Rating falls below the Minimum Credit Threshold, then PNMR will provide the Operating Agent with a letter of credit (the “Letter of Credit”) in the amount of ten million dollars ($10,000,000) with the Operating Agent as the beneficiary. The form of the Letter of Credit is attached hereto as Exhibit J. PNMR will deliver the Letter of Credit to the Operating Agent for the benefit of the Guaranteed Parties within ten (10) Business Days following: (i) the effective date of the Credit Rating downgrade that results in PNMR not meeting the Minimum Credit Threshold; or (ii) the withdrawal of PNMR from being rated by one or more of the Rating Agencies. Upon a failure of PNMR to make payment under the Parental Guaranty or a failure of PNMR to procure a conforming replacement Letter of Credit no later than twenty (20) days before expiration of the existing Letter of Credit, the beneficiary will promptly draw upon the Letter of Credit. If appropriate, the Operating Agent will prorate among the Guaranteed Parties the funds drawn against the Letter of Credit. If the issuer of the Letter of Credit notifies the Operating Agent that the issuer’s long term obligation rating has fallen below the rating established in the Letter of Credit, PNMR will have twenty-five (25) days within which to replace the Letter of Credit with a new letter of credit from an issuer that meets the minimum long term obligation rating established in the Letter of Credit. If PNMR fails to procure a new letter of credit as provided in the previous sentence, the beneficiary will draw upon the Letter of Credit for the benefit of the Guaranteed Parties.

4.    Restructuring Fee, Demand Charge and Voting

4.1    Restructuring Fee. In consideration of costs to restructure the ownership of the Project as provided for herein and for the restructuring of rights and obligations of the Parties in relation to the Project, the Exiting Participants will pay and the Remaining Participants will accept a restructuring fee in the amount of eight million eight hundred thousand dollars ($8,800,000) (“Restructuring Fee”).

4.1.1    The responsibility to pay the Restructuring Fee is allocated among the Exiting Participants in the following percentages: M-S-R – 32.22%; Anaheim – 11.48%; SCPPA – 47.08%; and Tri-State – 9.22%.

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4.1.2    The receipt of the Restructuring Fee is allocated as follows: PNM – 0%; TEP – 0%; Farmington – 17.24%; LAC – 22.20%; UAMPS – 22.20%; and PNMR-D – 38.36%.

4.2    Payment of Restructuring Fee and Common Participation Shares of Shared Coal Inventory.
Payment of the Restructuring Fee, and payment for the Common Participation Shares of Shared Coal Inventory pursuant to Section 5.3, will occur on the same date, in the manner agreed upon by the Parties, which date will be no later than thirty (30) days after the Effective Date. Each Exiting Participant will pay its proportionate share of the Restructuring Fee as set forth in Section 4.1.1 to the Remaining Participants entitled to receive such payment as provided in Section 4.1.2.

4.3    Costs of Capital Improvements Invoiced after January 1, 2015. The provisions of Section 7 of the SJPPA, Capital Improvements and Retirements of San Juan Project and Participants’ Solely Owned Facilities, are modified by this Section 4.3 as follows:

4.3.1    The Remaining Participants are responsible for the costs of Capital Improvements invoiced after January 1, 2015, and the Exiting Participants have no ownership interest in such Capital Improvements. The Exiting Participants will have no responsibility for costs of the SNCR/balanced draft project to be placed on Units 1 and 4. Costs of Capital Improvements invoiced after January 1, 2015, are allocated to the Remaining Participants as follows:

4.3.1.1     For Unit 4 and for all equipment and facilities directly related to Unit 4 only, in accordance with the following percentages:

4.3.1.1.1    PNM:            64.482%
4.3.1.1.2    Farmington:         8.475%
4.3.1.1.3    LAC:             7.200%
4.3.1.1.4    UAMPS:         7.028%
4.3.1.1.5    PNMR-D        12.815%

4.3.1.2     For equipment and facilities common to Units 3 and 4 only, in accordance with the following percentages:

4.3.1.2.1    PNM:            64.482%
4.3.1.2.2    Farmington:         8.475%
4.3.1.2.3    LAC:             7.200%
4.3.1.2.4    UAMPS:         7.028%
4.3.1.2.5    PNMR-D        12.815%

4.3.1.3    For equipment and facilities common to all of the Units in accordance with the following percentages:

4.3.1.3.1    PNM:            58.671%
4.3.1.3.2    TEP:            20.068%

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4.3.1.3.3    Farmington:         5.076%
4.3.1.3.4    LAC:             4.309%
4.3.1.3.5    UAMPS:         4.203%
4.3.1.3.6    PNMR-D:         7.673%

4.3.2    The modifications to Section 7 of the SJPPA set out in Section 4.3.1 replace and supersede the provisions of Section 7.13 of the SJPPA accepted for filing as PNM Rate Schedule No. 144 and currently on file with the FERC.

4.4    Demand Charge. For the period July 1, 2014, through December 31, 2017, the Exiting Participants will pay a Demand Charge for the use of new Capital Improvements implemented on Unit 4, facilities common to Units 3 and 4, and facilities common to all Units.

4.4.1    The total Demand Charge is six million two hundred thousand dollars ($6,200,000) of which five million three hundred fourteen thousand two hundred eighty-six dollars ($5,314,286) remains unpaid. The Demand Charge will be paid regardless of the output of Unit 3 or 4. The Exiting Participants will be invoiced by the Operating Agent for and will pay the unpaid balance of the Demand Charge in monthly amounts of no less than 1/36th of the unpaid balance; provided, the sum of the monthly amounts which would have accrued between January 1, 2015 and the Effective Date will be paid within forty-five (45) days of the Effective Date.

4.4.2    The Exiting Participants will pay the Demand Charge as follows:

4.4.2.1        M-S-R        71.650%
4.4.2.2        Anaheim    25.000%
4.4.2.3        SCPPA     2.800%
4.4.2.4        Tri-State     0.550%

4.4.3    The Remaining Participants will be paid the Demand Charge as follows from July 1, 2014 through December 31, 2014:

4.4.3.1	PNM 0.000%

4.4.3.2	TEP 0.000%

4.4.3.3	Farmington 55.600%

4.4.3.4	LAC 22.200%

4.4.3.5	UAMPS 22.200%

4.4.3.6	PNMR-D 0.000%

4.4.4    The Remaining Participants will be paid the Demand Charge as follows from January 1, 2015 through December 31, 2017:

4.4.4.1        PNM         0.000%
4.4.4.2        TEP         0.000%
4.4.4.3        Farmington     17.24%
4.4.4.4        LAC         22.20%

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4.4.4.5        UAMPS     22.20%
4.4.4.6        PNMR-D     38.36%

4.4.5    With respect to any Demand Charges paid or received between July 1, 2014 and December 31, 2014, any Exiting Participant that made such a Demand Charge payment and any Remaining Participant that received a Demand Charge payment and did not return it will be credited the amount of that payment or receipt as follows: the amount of any such payment will be proportionately offset against the amount of the Demand Charge payment each such Exiting Participant is obligated to pay under Sections 4.4.1 through 4.4.4, and the amount of any such receipt by a Remaining Participant will be proportionately offset against the amount of the Demand Charge payment each such Remaining Participant is entitled to receive under Sections 4.4.1 through 4.4.4. The Demand Charge payments made by Exiting Participants to the Operating Agent between July 1, 2014, and December 31, 2014, were as follows: M-S-R - $634,614; Anaheim - $221,429; SCPPA - $24,800; and Tri-State - $4,871. The Demand Charge payments received by the Remaining Participants between July 1, 2014, and December 31, 2014, and not returned to the Operating Agent were as follows: Farmington - $492,457. For a Remaining Participant that returned Demand Charge payments received between July 1, 2014 and December 31, 2014, such Remaining Participant will receive a disbursement from the Operating Agent constituting the Remaining Participant’s entire proportionate share of Demand Charge payments as set forth in Sections 4.4.1, 4.4.3 and 4.4.4.

4.5    Voting on Capital Improvements. As of the Effective Date, for purposes of the application of the double voting procedures set out in Section 18.4 of the SJPPA, the Ownership Interests and the number of individual Parties required to approve a Capital Improvement will be as provided in Section 4.3.1.

5.    Fuel Supply

5.1	Certain Cost Allocations. Payment obligations for coal supply, reclamation and CCR disposal will be allocated as follows:

5.1.1    For payments under the UG-CSA, the CCBDA, the UG-CSA Termination Agreement and the CCBDA Termination Agreement, Sections 23.1 through 23.13 of the SJPPA (as those sections were in effect on March 23, 2006) will apply.

5.1.2    Sections 23.1 through 23.13 of the SJPPA (as those sections were in effect on March 23, 2006) will apply for allocation of any fuel-related payments (other than for coal) incurred through December 31, 2017 and chargeable to FERC Account 501, including limestone, fuel oil, CCR disposal, fuel handling or start-up or auxiliary power and energy.

5.1.3    For payments arising under the CSA and the CCRDA, Sections 5.2 through 5.7 of this Restructuring Agreement will apply.

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5.1.4    Payments arising under the RSA will be allocated as determined under the Mine Reclamation Agreement.

5.2
Supply of Coal to Exiting Participants and Remaining Participants. Beginning on January 1, 2016, PNM will supply coal to (i) the Exiting Participants under the provisions of Sections 5.3 through 5.6; and (ii) the Remaining Participants under the provisions of Section 5.7. PNM will have all cost obligations under the CSA for coal supplied to the Exiting Participants and PNM will have all rights to the Exiting Participants’ inventory relinquished to PNM under Section 5.3.

5.3
Relinquishment of Coal Inventory. The Exiting Participants will relinquish to PNM their Common Participation Shares of Shared Coal Inventory that exist as of January 1, 2016, at the following values: (i) $16.88/ton for coal tons stockpiled on SJCC’s property and $22.69/ton for coal tons stockpiled on the SJGS Plant Site. The total sum paid by PNM for Common Participation Shares of Shared Coal Inventory will be allocated as follows:

5.3.1	M-S-R 32.22%

5.3.2	Anaheim 11.48%

5.3.3	SCPPA 47.08%

5.3.4	Tri-State 9.22%

5.4
Coal Supply for Exiting Participants. From January 1, 2016 through the Exit Date, the Exiting Participants will receive coal monthly to meet their Participant Coal Consumption from PNM at a cost of $50/ton in 2016 and 2017. This $50/ton covers all payment obligations for coal supplied to the Exiting Participants that might otherwise be due under (i) this Restructuring Agreement; (ii) the CSA, including Legacy Costs, taxes and royalties; and (iii) gross receipts taxes under the Refined Coal Supply Agreement or otherwise. This $50/ton does not include payments for reclamation costs under the RSA or disposal costs under the CCRDA.

5.5
Minimum Purchase Obligations. The Exiting Participants will not have any take-or-pay or minimum purchase obligations under the CSA; provided, however, the Exiting Participants must comply with the dispatch requirements described in Section 5.6.

5.6
Exiting Participant Dispatch Requirements; Invoicing. The Exiting Participants will dispatch their respective shares of the Units to no less than their Minimum Annual Generation. The Exiting Participants will be billed monthly based on their Participant Coal Consumption. At the end of each of 2016 and 2017, any Exiting Participant that has not met its Minimum Annual Tonnage Purchase Obligation will be billed at $50/ton for the difference between its actual Participant Coal Consumption and its Minimum Annual Tonnage Purchase Obligation; provided, in the event that at any time during 2016 or 2017 PNM is unable to supply coal to the Exiting Participants as provided in Section 5.4, then the Minimum Annual Tonnage Purchase Obligation will be proportionately reduced to account for any such period of time in which PNM is unable to supply coal.

5.7	Monthly Remaining Participant Coal Invoicing. For purposes of the calculations in this Section 5.7, PNM’s Common Participation Share will include the Exiting Participants’

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Common Participation Share, and PNM’s Participant Coal Consumption will include the Exiting Participants’ Participant Coal Consumption. SJCC will invoice PNM monthly as provided under the CSA. PNM will invoice each Remaining Participant monthly by Coal Tonnage Component and such Coal Tonnage Component will be paid for as follows:

5.7.1    Pre-existing Stockpile Coal Tons. Pre-existing Stockpile Coal tons as invoiced by SJCC will be allocated by a Remaining Participant’s Common Participation Share as of the Effective Date and will be paid for by each Remaining Participant at the price per ton charged by SJCC in its monthly invoicing to PNM.

5.7.2    Tier 1 Tons. Each year, PNM will develop a monthly Tier 1 Tonnage Allocation schedule with SJCC in the annual operating plan process as provided for in Section 7.2 of the CSA. With input from the Remaining Participants, PNM will develop a monthly allocation by Remaining Participant of such Tier 1 Tons (such individual allocation, its “Tier 1 Tonnage Allocation”). Such monthly Tier 1 Tonnage Allocation will be paid for by Remaining Participants whether or not their Participant Coal Consumption exceeded their Tier 1 Tonnage Allocation in the month. Monthly, for each Remaining Participant, its Tier 1 Tonnage Allocation, net of its invoiced Pre-existing Stockpile Coal for such month will be paid for at the then-existing price for Tier 1 Tons under the CSA. In each of 2016 and 2017, five million six hundred thousand (5,600,000) tons will be allocated by Remaining Participant Share, and then PNM will be allocated an additional one hundred fifty thousand (150,000) tons in each of those years. In each of 2018 and 2019, two million eight hundred thousand (2,800,000) tons will be allocated by Remaining Participant Share. In each of 2020 and 2021, two million eight hundred thousand (2,800,000) tons will be allocated by Remaining Participant Share, and then PNM’s allocation will be reduced by one hundred fifty thousand (150,000) tons in each of those years. In 2022, one million four hundred thousand (1,400,000) tons will be allocated by Remaining Participant Share.

5.7.3    Tier 2 Tons. To the extent that a Remaining Participant’s Participant Coal Consumption in a month exceeds its Tier 1 Tonnage Allocation for such month, PNM will invoice such Remaining Participant such excess as Tier 2 Tons to be paid for at the then existing price for Tier 2 Tons under the CSA.

5.7.4    Legacy Costs. Legacy Costs as invoiced monthly by SJCC will be allocated using a Remaining Participant’s Common Participation Share for that year.

5.7.5    Reclamation Bond Premium. Cost for SJCC’s reclamation bond premium invoiced through the CSA will be allocated using a Remaining Participant’s Common Participation Share for that year.

5.7.6    Weight-based Taxes. Weight-based taxes will be applied to the tonnages as invoiced by PNM to each Remaining Participant at the then-existing rates applicable to SJCC invoices.

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5.7.7    Revenue-based Taxes and Royalties. Revenue-based taxes and royalties will be applied to the tonnages and total coal costs as invoiced by PNM to each Remaining Participant at the then-existing rates applicable to SJCC invoices.

5.7.8    SJCC Environmental Force Majeure. In the event of an SJCC Environmental Force Majeure, then Available Pre-existing Stockpile Tons will be allocated in the same manner as Pre-existing Stockpile Coal tons, and Force Majeure Tons will be allocated in the same manner as Tier 1 Tons unless otherwise approved by the Remaining Participants in the Fuels Committee. Such calculations will be on an annual basis.

5.7.9    Other Costs. Any other costs billed by SJCC under the CSA and not specifically addressed in this Section 5.7 will be apportioned among and paid for by the Remaining Participants on the basis of Remaining Participant’s Common Participation Share for that year unless otherwise annually approved by the Remaining Participants in the Fuels Committee.

5.7.10    Annual Year-End Reconciliation Process.

5.7.10.1    At the end of each year, the Operating Agent will reconcile the sum of each Remaining Participant’s monthly CSA-related payments to a properly allocable share of annual Tier 1 Tons, Tier 2 Tons, Pre-existing Stockpile Coal tons, and cost associated with any change in Project Coal Inventory and invoice or refund any such reconciliation amounts to each Remaining Participant.

5.7.10.2    Any net consumption of Project Coal Inventory tons will be charged to FERC Account 501 and apportioned among and paid for by the Remaining Participants on the basis of the percentage that each Remaining Participant’s annual Tier 2 Tons after the reconciliation process bears to the total annual Tier 2 Tons consumption after the reconciliation process for all Units. The price for such tons will be determined by dividing the total recorded cost in FERC Account 151 by the total number of tons of coal in Project Coal Inventory, both as recorded on January 1 of said year. The total amount of any such payment for consumed Project Coal Inventory tons will subsequently be credited to FERC Account 151 and apportioned to the Remaining Participants based on the Remaining Participant’s Common Participation Share for that year.

5.7.10.3    The costs of any net addition to Project Coal Inventory tons, as invoiced by SJCC, will be charged to FERC Account 151 and apportioned to and paid for by the Remaining Participants based on the Remaining Participant’s Common Participation Share for that year.

5.7.10.4    If, at the end of any year, the Operating Agent has collected amounts in excess of those due SJCC under the CSA, such over-collection will be refunded to the Remaining Participants. The refund to each Remaining Participant will be an amount equal to the total amount of the over-collection multiplied by

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the tons each Remaining Participant’s Coal Consumption was less than its total annual Tier 1 Tonnage Allocation divided by the total amount by which all such Remaining Participants’ Coal Consumption was less than their Tier 1 Tonnage Allocation.

5.8
Section 23.14 Superseded. The provisions of this Section 5 replace and supersede the provisions of Section 23.14 of the SJPPA accepted for filing as PNM Rate Schedule No. 144 and currently on file with the FERC.

6.    Exit Date and Ownership Conveyances

6.1    Transfer of Exiting Participants’ Rights. The Exiting Participants will each transfer all of their respective rights, titles and interests in and to their Ownership Interests to the Acquiring Participants as specified in Section 6.2 and terminate their active involvement in the operation of SJGS on the Exit Date, except as expressly provided for in this Restructuring Agreement, the Mine Reclamation Agreement and the Decommissioning Agreement. The Remaining Participants will purchase fuel oil inventory from the Exiting Participants at book value on the Exit Date. On the first monthly invoice following the Exit Date, the Operating Agent will credit each of the Exiting Participants for its share of the book value for fuel oil inventory, and charge each of the Remaining Participants for its share of such book value. Each Exiting Participant’s share of fuel oil inventory will be calculated using its Common Participation Share prior to the Exit Date. Each Remaining Participant’s share will be calculated using its Common Participation Share after the Exit Date.

6.2    Acquisition of Ownership Interests of Exiting Participants. On the Exit Date and in accordance with this Restructuring Agreement and with all other instruments referenced herein:

6.2.1    SCPPA and Tri-State will convey all of their respective rights, titles and interests in and to their Ownership Interests to PNM, and PNM (an “Acquiring Participant”) will acquire all of SCPPA’s and Tri-State’s respective rights, titles and interests in and to their Ownership Interests; and

6.2.2    M-S-R and Anaheim will convey all of their respective rights, titles and interests in and to their Ownership Interests to PNM and PNMR-D, and PNM and PNMR-D (“Acquiring Participants”) will acquire all of M-S-R’s and Anaheim’s respective rights, titles and interests in and to their Ownership Interests, including approximately 132 MW of Unit 4 in the case of PNM (an additional 26.025% ownership of Unit 4) and approximately 65 MW of Unit 4 in the case of PNMR-D (a 12.815% ownership of Unit 4).

6.2.3    TEP, Los Alamos, Farmington and UAMPS will not acquire any ownership of Unit 3 or any additional Ownership Interest in Unit 4; and PNMR-D will not acquire any ownership of Unit 3, but all Remaining Participants will have shares of plant common and Unit 3 and 4 common as set forth in Section 6.3.

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6.3    Plant Ownership after Acquisition of Ownership Interests of Exiting Participants.
Upon completion of the transfers provided for in Section 6.2, the Remaining Participants will hold the following Ownership Interests in Units 3 and 4, Unit 3 and 4 common and in plant common equipment and facilities, which change in Ownership Interests will be reflected in the SJPPA Exit Date Amendment:

	Unit 3	Unit 4	Unit 3&4 Common	Plant Common
PNM	100.00%	64.482%	64.482%	58.671%
PNMR-D	0.000%	12.815%	12.815%	7.673%
TEP	0.000%	0.000%	0.000%	20.068%
Farmington	0.000%	8.475%	8.475%	5.076%
LAC	0.000%	7.200%	7.200%	4.309%
UAMPS	0.000%	7.028%	7.028%	4.203%
Exiting Participants	0.000%	0.000%	0.000%	0.000%
Total	100.00%	100.000%	100.000%	100.000%

6.4    Unit 1 and Unit 2 Ownerships After Exit Date. This Restructuring Agreement does not alter the ownership of Units 1 and 2. After the Exit Date, Units 1 and 2 will continue to be owned 50% by PNM and 50% by TEP.

6.5    “AS IS” Conveyances. Except as otherwise provided in this Restructuring Agreement: (i) THE TRANSFERS PROVIDED FOR IN THIS SECTION 6 ARE TO BE ON AN “AS IS,” “WHERE IS” AND “WITH ALL FAULTS” BASIS; (ii) NO EXITING PARTICIPANT MAKES ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO THE VALUE, QUANTITY, CONDITION, SALABILITY, OBSOLESCENCE, MERCHANTABILITY, FITNESS OR SUITABILITY FOR USE OR WORKING ORDER OF, ALL OR ANY PART OF THE OWNERSHIP INTERESTS TO BE TRANSFERRED HEREUNDER OR AS TO ANY PORTION OF THE PROJECT; AND (iii) NO EXITING PARTICIPANT REPRESENTS OR WARRANTS THAT THE USE OR OPERATION OF AN OWNERSHIP INTEREST OR ANY PORTION OF THE PROJECT WILL NOT VIOLATE OR CONFLICT WITH ANY PATENT, TRADEMARK OR SERVICE MARK RIGHTS OF ANY THIRD PARTY. EACH ACQUIRING PARTICIPANT ACCEPTS ALL SUCH TRANSFERS IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS RESTRUCTURING AGREEMENT.

7.    Closing of Ownership Conveyances

7.1    Closing. The date of Closing of the conveyances provided for in Section 6.2 (“Closing Date”) will take place on or before the Exit Date at a time and place agreeable to the Exiting Participants and the Acquiring Participants, will be effective as of the Exit Date and may occur via the exchange of electronically transmitted signatures contained in counterpart signature pages for any required Closing documents. Closing will occur after all conditions to Closing set

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forth in this Restructuring Agreement (other than actions to be taken or items to be delivered at Closing) have been satisfied or waived.

7.2    Closing Statement. At least sixty (60) days prior to the anticipated Closing Date, the Exiting Participants and the Acquiring Participants will have jointly prepared a preliminary closing statement setting out relevant details concerning the Closing and relevant post-Closing items; and at least seven (7) days prior to the anticipated Closing Date, the Exiting Participants and the Acquiring Participants will have jointly prepared a final closing statement (“Closing Statement”). Copies of the preliminary closing statement and the Closing Statement will be provided to all of the Parties.

7.3    Closing Deliveries by the Exiting Participants. At the Closing, the Exiting Participants will deliver, or will cause to be delivered, to the Acquiring Participants, each of the following:

7.3.1    Instruments of Sale and Conveyance in substantially the form of Exhibit C, duly executed by the Exiting Participants.

7.3.2    Evidence, in form and substance reasonably satisfactory to the Acquiring Participants and their counsel, of the Exiting Participants’ receipt of: (i) Board approvals authorizing the conveyance of the Exiting Participants’ Ownership Interests in SJGS to the Acquiring Participants; (ii) any required Regulatory Approvals; and (iii) the release of all Liens and Encumbrances (exclusive of taxes and charges that are prorated as of the Exit Date).

7.3.3    A certificate by each Exiting Participant, duly executed by an authorized officer or agent of the Exiting Participant, identifying the name and title and bearing the signatures of the representatives of each Exiting Participant authorized to execute and deliver documents at the Closing.

7.3.4    A bring-down opinion by each Exiting Participant’s counsel, in form and substance reasonably acceptable to the Acquiring Participants and their counsel, in the form set forth in Exhibit K.

7.3.5    As provided in Section 12.2, an appropriate instrument in the form of Exhibit G, relinquishing their easements and license rights in lands associated with the Project.

7.3.6    All such other agreements, documents, instruments and writings required by the Acquiring Participants to be delivered at or prior to the Closing Date pursuant to this Restructuring Agreement or necessary to sell, assign, convey, transfer and deliver all of the Exiting Participants’ rights, titles and interests in and to Ownership Interests to be transferred pursuant to and in accordance with this Restructuring Agreement and, where necessary and desirable, in recordable form.

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7.4    Closing Deliveries by the Acquiring Participants. At the Closing, the Acquiring Participants will deliver, or will cause to be delivered, to the Exiting Participants, each of the following:

7.4.1    Evidence, in form and substance reasonably satisfactory to the Exiting Participants and their counsel, of the Acquiring Participants’ receipt of: (i) Board approvals authorizing the acquisition of the Exiting Participants’ Ownership Interests in SJGS; and (ii) any required Regulatory Approvals.

7.4.2    A certificate by each Acquiring Participant, duly executed by an authorized officer or agent of the Acquiring Participant, identifying the name and title and bearing the signatures of the representatives of each Acquiring Participant authorized to execute and deliver documents at the Closing.

7.4.3    A bring-down opinion by each Acquiring Participant’s counsel, in form and substance reasonably acceptable to the Exiting Participants and their counsel, in the form set forth in Exhibit K.

7.4.4    An instrument as described in Section 12.3, the form of which is shown in Exhibit H, by which PNM and TEP provide to the Exiting Participants all access and use rights necessary to exercise their rights, protect their interests and fulfill their obligations under this Restructuring Agreement, the Mine Reclamation Agreement and the Decommissioning Agreement.

7.4.5    All such other agreements, documents, instruments and writings required by the Exiting Participants to be delivered at or prior to the Closing Date pursuant to this Restructuring Agreement or necessary to acquire, accept, own and operate all of the Acquiring Participants’ rights, titles and interests to be acquired pursuant to and in accordance with this Restructuring Agreement and, where necessary and desirable, in recordable form.

7.5    Conditions Precedent. The obligations of the Exiting Participants to complete the Closing are subject to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions precedent by the Acquiring Participants (each a “Condition Precedent”); and the obligations of the Acquiring Participants to complete the Closing are subject to the satisfaction or waiver, on or prior to the Closing Date, of each of the following Conditions Precedent by the Exiting Participants. To the extent any Condition Precedent has not been satisfied or waived, the Party required to satisfy the condition will take prompt steps to do so.

7.5.1    All Acquiring Participants and Exiting Participants have performed or complied in all material respects with all covenants, agreements and conditions contained in this Restructuring Agreement, the Mine Reclamation Agreement and the SJPPA.

7.5.2    All Acquiring Participants and Exiting Participants have received Regulatory Approvals required for the Closing to occur.

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7.5.3    The representations and warranties of the Acquiring Participants and Exiting Participants set forth in Section 17 are true and correct in all material respects as of the Closing Date, in each case as though made as of the Closing Date.

7.5.4    All consents or approvals to the Closing that may be required from any lender or creditor of an Acquiring Participant or an Exiting Participant have been obtained and all requirements related to the Closing have been satisfied in respect of master indentures or other financing instruments or arrangements to which such Acquiring Participant or Exiting Participant may be parties.

7.6    Prior Notification of Certain Events. No later than ninety (90) days prior to the scheduled or anticipated Closing Date, if as a result of uncertainties resulting from pending judicial or regulatory proceedings, a Party is uncertain of its ability to satisfy the conditions for Closing as referenced in Sections 7.3, 7.4 or 7.5, such Party will provide written notice to the other Parties of such uncertainty. Upon receipt of any notification given pursuant to this Section 7.6, the Parties will confer in good faith regarding the circumstances set out in the notification and will attempt, within seventy-five (75) days of receipt of the notification, or such other period as the Parties may determine, to mutually agree upon the appropriate course of action in light of the notification, including negotiating a layoff agreement with Unit 4 Exiting Participants, such layoff agreement to be effective between January 1, 2018, and the Closing Date or the expiration of the SJPPA, whichever occurs first.

7.7    Prorations. Except as may otherwise be provided in this Restructuring Agreement, all of the ordinary and recurring items normally charged to the Participants, including property taxes, insurance premiums and O&M Expenses in any period prior to the Exit Date relating to the operation of the Project, as provided for in the SJPPA, will be prorated and charged as of the Exit Date. All Parties will be liable for their prorated share of such expenses to the extent such items relate to all time periods prior to the Exit Date and the Remaining Participants will be liable to the extent such items relate to all time periods on and after the Exit Date.

7.8    Governmental Recording and Filing. To the extent required, and as addressed in the Closing Statement, the Exiting Participants and the Acquiring Participants will cause appropriate releases, terminations, conveyances, deeds and other instruments reflecting the transfers provided for in Section 6 to be filed in a timely manner in the real estate records of San Juan County, New Mexico and/or in the offices of other appropriate Governmental Authorities.

8. Notifications, Consents and Rights-of-First-Refusal. To effectuate the transfers provided for in Section 6, all Parties hereby expressly: (i) give any and all prior notifications and grant any and all required consents that they have or may have a right to give or grant under the SJPPA (including under Section 10 of the SJPPA) or under any other agreements; and (ii) waive, relinquish or decline to exercise, any rights they have or may have under Section 11 of the SJPPA or under any other agreements with respect to the exercise of any right-of-first-refusal in connection with the transfers provided for in Section 6.

9. Operation and Maintenance Expenses. Through December 31, 2017, the Exiting Participants will continue to pay all O&M Expenses associated with their Ownership

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Interests in accordance with Section 28 of the SJPPA and will have no responsibility for ongoing O&M work thereafter, except as required by Section 19.

10. Replacement Power. Each Participant will be solely responsible for its own replacement power requirements resulting from: (i) in the case of the Exiting Participants, the Exiting Participant’s exit from active involvement in the operation of SJGS; or (ii) in the case of all affected Participants, the retirement of Unit 2 or Unit 3.

11.    Other Project Agreements

11.1    Other Project Agreements Identified. The Other Project Agreements are shown in Exhibit B.

11.2    Actions with Respect to Other Project Agreements. Each Party will undertake an analysis of those Other Project Agreements to which it is a party and will address with each counterparty to each Other Project Agreement whether such Other Project Agreement should be retained, amended, terminated or superseded. The affected Parties that are parties to Other Project Agreements will act in a timely fashion prior to the Exit Date to execute any requisite instruments to amend, terminate or supersede such Other Project Agreements and to seek and obtain any requisite Regulatory Approvals in regard thereto.

12.    Land Ownership

12.1    No Change in Ownership. Nothing in this Restructuring Agreement will be construed to effect a change of ownership interests in real property, as provided in Section 6.1 of the SJPPA, except as may be provided in Sections 7.3.5, 7.4.4, 12.2 and 12.3 of this Restructuring Agreement.

12.2    Relinquishment of Certain Rights. Upon the transfer of Ownership Interests on the Exit Date, the Exiting Participants will deliver appropriate instruments in the form of Exhibit G relinquishing their easements and license rights in lands associated with the Project, as provided in Section 7.3.5.

12.3    Easement and Right of Entry.     Upon the transfer of the Ownership Interests on the Exit Date, PNM and TEP will deliver an instrument in the form of Exhibit H to each of the Exiting Participants providing them all access and use rights necessary to exercise their rights, protect their interests and fulfill their obligations under this Restructuring Agreement, the Mine Reclamation Agreement and the Decommissioning Agreement, as provided in Section 7.4.3.

13. Coal Mine Reclamation Funding. The arrangements under which mine reclamation will be undertaken, and the Parties’ agreed funding responsibilities for mine reclamation, will be as provided in the Mine Reclamation Agreement.

14. Decommissioning. The arrangements under which Project decommissioning will be undertaken, and the Parties’ agreed funding responsibilities for decommissioning, will be as

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provided in the Decommissioning Agreement, and such agreement will become effective as of the Exit Date.

15.    Confidentiality

15.1    Confidentiality of Negotiations. The Parties’ discussions and negotiations that led to the development of this Restructuring Agreement, the Decommissioning Agreement, the Mine Reclamation Agreement, the SJPPA Restructuring Amendment and the SJPPA Exit Date Amendment, including discussions taking place in the context of mediation, were conducted in confidence and will remain confidential; provided, that nothing herein will prevent a Party from making disclosures pursuant to a requirement of Law (including laws related to the inspection of public records and securities), including subpoena or discovery request. If any Party determines that it is legally obligated to make a disclosure, the Party obligated to make such disclosure will make reasonable efforts to notify the other Parties prior to such disclosure and will reasonably cooperate with any other Party in seeking an order of a Governmental Authority preventing or limiting such disclosure; provided further, however, that the Party seeking any such order to prevent or limit disclosure will be responsible for all costs for seeking such an order. Prior to making disclosure, a Party will, as available or appropriate, attempt to utilize a confidentiality agreement to protect the confidentiality of the information disclosed.

15.2    Non-confidentiality of Restructuring Agreement. While negotiations were and remain confidential as addressed in Section 15.1, neither this Restructuring Agreement nor any version of it publicly disclosed pursuant to applicable Law is confidential.

16.    Taxes

16.1    Obligations of Parties. All taxes or assessments levied against each Party’s Ownership Interest, excepting those taxes or assessments levied against an individual Party on behalf of other Parties, will be the sole responsibility of the Party upon whom said taxes and assessments are levied, subject to proration as set forth in Section 7.7. If any taxes or assessments are levied and assessed in a manner other than specified in this Section 16.1, it will be the responsibility of the Parties to establish equitable standard practices and procedures for the apportionment among the Parties of such taxes and assessments and the payment thereof.

16.2    Notification of Taxing Authorities. In conjunction with the Closing, the Acquiring Participants and the Exiting Participants will work together to provide timely notification to taxing authorities of the Closing and will use commercially reasonable efforts to have any taxing authority imposing any taxes or assessments on or with respect to the Project assess and levy such taxes or assessments directly against each Party in accordance with its respective Ownership Interest in the property taxed. The manner of making such notifications will be addressed in the Closing Statement.

16.3    IRS Exclusion. The Parties hereby elect to be excluded from the application of Subchapter “K” of Chapter 1 of Subtitle “A” of the Internal Revenue Code of 1986, or such portion or portions thereof as may be permitted or authorized by the Secretary of the Treasury or

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its delegate insofar as such subchapter, or any portion or portions thereof, may be applicable to the Parties hereunder.

17.    Representations and Warranties; Opinions of Counsel

17.1    Requisite Power and Authority. Each Party represents and warrants to the other Parties that it has the requisite power and authority to execute this Restructuring Agreement and that the person executing this Restructuring Agreement on its behalf has the requisite authority to do so and, subject to the receipt of requisite Regulatory Approvals, to perform its obligations set out in this Restructuring Agreement; the execution and delivery of this Restructuring Agreement and the performance of the obligations set out herein have been duly authorized by all necessary action on the part of each Party; and the obligations set out herein are valid and binding obligations of such Party, enforceable against such Party in accordance with the terms and conditions hereof, except to the extent that enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles, regardless of whether enforcement is sought in equity or at law.

17.2    No Violation. Each Party, to the best of its knowledge and upon reasonable inquiry, represents and warrants to the other Parties that the execution and delivery of this Restructuring Agreement by such Party, and the performance by such Party of all of its obligations hereunder, will not violate any term, condition or provision of its Charter Documents; any applicable Law by which the Party is bound; any applicable court or administrative order or decree; or any agreement or contract to which it is a party. Further, each Party represents and warrants to the other Parties that, to the best of its knowledge and upon reasonable inquiry, there is no claim pending or threatened against it which seeks a writ, judgment, order or decree restraining, enjoining or otherwise prohibiting or making illegal any of the transactions contemplated by this Restructuring Agreement or which could result in the filing of any mechanic’s or materialman’s lien against the SJGS Plant Site, other than a disclosed appeal of a Regulatory Approval.

17.3    Opinions of Counsel. On or before the Execution Date, counsel for each Party will provide its opinion to each of the other Parties, in form and substance reasonably acceptable to the Party to which such opinion is delivered, that the Party is in compliance with the representations and warranties given in this Section 17. The form of such opinion of counsel is provided in Exhibit D.

18.    Relationship of Parties

18.1    Several Obligations. The covenants, obligations and liabilities of the Parties are, except as otherwise specifically provided herein, intended to be several and not joint or collective. At no time will a non-defaulting Party be responsible for making payments required under this Restructuring Agreement on behalf of any other Party. Each Party will be individually responsible for its own covenants, obligations and liabilities as provided for herein.

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18.2    No Joint Venture or Partnership. Nothing in this Restructuring Agreement will be construed to create an association, joint venture, trust or partnership, or to impose a trust or partnership covenant, obligation or liability on or with regard to any one or more of the Parties. No Party or group of Parties will be under the control of or will be deemed to control any other Party or the Parties as a group. Except as expressly provided in this Restructuring Agreement, the Mine Reclamation Agreement, the Decommissioning Agreement and the SJPPA, no Party will be the agent of or have a right or power to bind any other Party without its express written consent.

19.    Establishment of Environmental Baseline

19.1    Baseline Environmental Study. In furtherance of their common interest with respect to the identification of potential environmental Liabilities, the Participants have engaged an independent, third-party environmental consultant (“Consultant”) to complete a confidential baseline environmental self-evaluation (“Baseline Environmental Study” or “BES”) of SJGS and its operations. Associated with the BES will be a multi-media compliance audit (“Environmental Audit”) to determine compliance with applicable environmental requirements from the previous SJGS audit to the present. The BES and the Environmental Audit will be funded as Operating Work under the SJPPA. The purpose of the BES and the Environmental Audit is to establish a baseline of environmental conditions in anticipation of the Exiting Participants’ exit from active involvement in the operation of SJGS on the Exit Date. It is the intent of the Participants that the Consultant’s work and communications be protected to the fullest legal extent possible under Law, including under any attorney-client privilege, environmental audit privilege, self-critical analysis privilege and the attorney work product doctrine. The Consultant has been engaged and is being directed by counsel jointly representing the Participants. The Consultant’s work and communications, including the Draft Report, Final Report and Further Audit addressed below, have been and will continue to be treated as privileged and confidential pursuant to the retention agreement between the Consultant and the counsel retained by the Participants pursuant to this Section 19.1, and will be included as Defense Materials pursuant to the Joint Defense and Confidentiality Agreement effective December 9, 2009 and the Addendum to Joint Defense and Confidentiality Agreement effective January 31, 2010.

19.2    Scope of BES and Environmental Audit. The scope of work for the BES and Environmental Audit has been developed by agreement of all Participants and will include: (i) review and analysis of data, documents and information, such as monitoring data for air emissions, surface and groundwater discharges, to identify potential or actual emissions, spills or leaks related to SJGS; and (ii) interviews of key past or present Operating Agent personnel (as identified and agreed upon by all Participants) with knowledge of past and present SJGS operations. The BES and Environmental Audit may identify environmental issues that require further assessment or investigation. To the extent possible (based upon regulatory requirements) and by agreement of all the Participants, additional environmental assessments such as document review, studies, data collection, sampling, analysis of soil, surface water, and groundwater sampling and similar activities may be conducted with a desired completion date of June 30, 2015, or as otherwise agreed by the Participants. Issues of concern that are already identified and that are the current subject of monitoring, investigative and remediation activities in accordance with regulatory, permitting or other legal requirements will be excluded from further

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assessment in the BES; provided, however, that such issues and remediation activities will be identified and listed in the Final Report.

19.3    Draft Report. The Consultant will prepare and provide a draft confidential baseline environmental report (“Draft Report”) setting forth the Consultant’s findings and recommendations, which Draft Report will be distributed to all the Participants for review and comment.

19.4    Final Report. After receiving and considering the Participants’ comments, the Consultant will prepare a confidential final BES report for SJGS and its operations (“Final Report”) setting forth the Consultant’s findings and recommendations, if any, to address any environmental issues in accordance with any applicable environmental Laws. The Final Report will be directed to all the Participants and each and all of the Participants may rely on the Final Report. The Draft Report, Final Report and Further Audit are privileged and confidential pursuant to this Section 19. If the Operating Agent or a Participant is requested by an insurance carrier or broker, in connection with an application for coverage, or renewal of coverage, or in connection with a claim filed by the Operating Agent or a Participant, to provide information in regard to the operation or environmental compliance of SJGS, the Operating Agent or the Participant may provide factual information to the insurance carrier or broker pertinent to the application for coverage, or renewal of coverage, or the filed claim, including based upon findings contained in the Draft Report, the Final Report or the Further Audit but may not provide a copy of the Draft Report, Final Report or the Further Audit. Any Participant providing such factual information to an insurance carrier or broker will seek an agreement from the insurance carrier or broker to maintain the confidentiality of such information.

19.5    Remediation or Corrective Action. If the Final Report identifies any environmental issues at SJGS that require remediation or corrective action or similar activities that are not being currently addressed, then, as part of Operating Work and funded as such, the Operating Agent will to the extent possible (given any constraints and/or schedule that may be imposed by the regulatory agency overseeing the remediation) on or before thirty (30) days prior to the Exit Date remediate, or commence the remediation of, any and all environmental issues identified in the Final Report, with responsibility for the cost of such remediation, corrective action, or similar activities to be borne by Parties or, if applicable, their respective insurance carriers, based on the Parties’ respective pre-Exit Date Ownership Interests in the facilities giving rise to the Liability.

19.6    Further Audit. After the Final Report, but prior to the Exit Date, the Operating Agent will complete an additional environmental audit of SJGS (the “Further Audit”) to identify environmental issues, if any, that may have arisen subsequent to the completion of the Final Report. The scope of work for the Further Audit will be developed by agreement of all the Participants. The Further Audit will be treated as confidential, as set forth in Section 19.1, and will be directed to all the Participants (all of whom may rely on the Further Audit). The Further Audit and any remediation undertaken pursuant to the Further Audit will be funded as Operating Work, the cost responsibilities for which will be borne by Parties based on the Parties’ respective pre-Exit Date Ownership Interests in the facilities giving rise to the Liability. The Final Report may be supplemented to the extent updates are required by the Further Audit.

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19.7    Subsequently Discovered Environmental Issues. The Parties acknowledge that: (i) the BES, the Final Report and the Further Audit may not discover or report all environmental issues that existed prior to the date thereof; and (ii) there may be exposure to claims for environmental Liabilities for changes in applicable Law after the Exit Date. Liabilities for environmental issues identified after the Exit Date will be resolved pursuant to Section 20.

19.8    Claims against Predecessors. Nothing in this Section 19 affects the right of a Party to seek contribution from or otherwise make claims against any Predecessor with respect to environmental Liabilities arising from an event prior to such Party’s acquisition of its Ownership Interest, provided that any Party seeking such contribution is not relieved of its obligation to pay any amounts it owes under this Section 19.

20.    Liability and Indemnification

20.1    Liabilities Defined. Except as expressly limited, the term “Liabilities” as used in this Restructuring Agreement means all liabilities, claims, demands, actions, damages, fines, penalties, remedial or corrective action costs, and causes of action whatsoever, including without limitation the reasonable fees and disbursements of the applicable Party’s external attorneys and their staff, and costs and expenses, including but not limited to costs of consultants and experts and other litigation costs reasonably incurred in investigating, preparing, prosecuting or defending against any litigation or claim, action, suit, proceeding or demand of any kind or character for which indemnification is provided hereunder. The term “Liabilities” specifically and expressly includes: (i) all liabilities of any kind or character arising out of or related to the contamination of the SJGS Plant Site by any hazardous substance, hazardous waste or any environmental pollutant or contaminant; or (ii) the violation of any permit applicable to SJGS; or (iii) the violation of any environmental Law, including violations of the Comprehensive Environmental Response Compensation and Liability Act, the Federal Clean Air Act, the Federal Clean Water Act and the Federal Resource Conservation and Recovery Act; provided, however, that “Liabilities” under this Restructuring Agreement do not include costs for planning or implementing decommissioning of the San Juan Project, which are addressed in the Decommissioning Agreement, or the costs of mine reclamation, which are addressed in the Mine Reclamation Agreement.

20.2    Liabilities Arising Prior to Exit Date. Except in situations when the event giving rise to the Liability is the result of Willful Action of the Operating Agent or a Party, all Parties will be responsible for Liabilities arising from SJGS plant operations and ownership prior to the Exit Date, based on the Parties’ respective pre-Exit Date Ownership Interests in the facilities giving rise to the liability. If the Liability is the result of Willful Action of the Operating Agent or a Party, the Operating Agent or the Party will be responsible for such Liabilities within the limitations of the SJPPA.

20.3    Liabilities Arising After Exit Date. Only the Remaining Participants will be responsible for Liabilities arising from SJGS plant operations or ownership after the Exit Date based on the Remaining Participants’ respective post-Exit Date plant ownership interests in the facilities giving rise to the Liability.

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20.4    Apportionment of Liabilities. It is recognized that some events giving rise to Liabilities may potentially begin prior to the Exit Date and continue after the Exit Date; in such event, responsibility will be apportioned based on the relative time periods before and after the Exit Date and pursuant to the provisions of Sections 20.2 and 20.3.

20.5    Limitation of Liability for Willful Action. For claims made prior to the Exit Date, the ten million dollar ($10,000,000) limitation of liability in Sections 36.6 and 36.9 of the SJPPA will apply. For claims made on or after the Exit Date, the limitation of liability for each occurrence of Willful Action will be fourteen million dollars ($14,000,000). As of the Exit Date, all references in Sections 36.6 and 36.9 of the SJPPA to a limitation of liability of ten million dollars ($10,000,000) for each occurrence of Willful Action will be amended to increase that amount to a limitation of liability of fourteen million dollars ($14,000,000) for each occurrence of Willful Action.

20.6    Several Liability. All Parties’ obligations for Liability and indemnity hereunder will be several and not joint or collective. Each Party will be individually responsible for its own covenants, obligations and Liabilities as provided for herein.

20.7    Claims Arising After Exit Date. If on or after the Exit Date a claim for Liability arising from SJGS operations or ownership is made against one or more of the Parties, or by any Party against another Party (in each case, including the Operating Agent), then the following will occur:

20.7.1    In the event a claim for Liability is brought against any Party asserting claims for Liability arising from ownership or operation of SJGS, said Party will notify the other Parties in writing within ten (10) Business Days after the Party learns of the claim for Liability.

20.7.2    The Exiting Participants and the Remaining Participants will confer promptly to determine if the event giving rise to the Liability occurred prior to or on or after the Exit Date.

20.7.3    If all the Exiting Participants and the Remaining Participants agree that the event giving rise to the Liability occurred prior to the Exit Date, all Parties will bear their respective proportionate shares of any resulting Liability, based on the Parties’ respective pre-Exit Date Ownership Interests in the facilities giving rise to the Liability. The Parties’ pre-Exit Date Ownership Interests in the Project facilities are shown in Exhibit E.

20.7.4    If all the Exiting Participants and the Remaining Participants agree that the event giving rise to the Liability occurred on or after the Exit Date, the Remaining Participants, based on their respective post-Exit Date Ownership Interests in the facilities giving rise to the Liability, will indemnify, defend and hold harmless the Exiting Participants and their agents, affiliates, members, officers, directors, commissioners, Boards, employees, successors and assigns from and against any and all Liabilities of any kind or character resulting from such claim for Liability arising out of or related to SJGS operations and ownership on or after the Exit Date.

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20.7.5    If all the Exiting Participants and the Remaining Participants cannot agree whether the event giving rise to the Liability occurred prior to, on or after the Exit Date, then the Parties will unanimously agree upon the retention of an independent third-party consultant (with expertise in the subject matter giving rise to the liability) who will be tasked with determining whether the event giving rise to the Liability occurred before or on or after the Exit Date (or the extent to which the event giving rise to the liability occurred before or on or after the Exit Date). To the extent permitted by law, the Parties will provide for the confidentiality of the independent third-party consultant’s determination and will share equitably in the consultant’s fees and costs. The determination of the independent third-party consultant will be final and binding on the Parties except as provided in Sections 20.7.8 and 20.7.9 and is not arbitrable under Section 23.

20.7.6    To the extent the independent third-party consultant determines that the event giving rise to the Liability occurred prior to the Exit Date, the provisions of Section 20.7.3 will apply.

20.7.7    To the extent the independent third-party consultant determines that the event giving rise to the Liability occurred on or after the Exit Date, the provisions of Section 20.7.4 will apply.

20.7.8    If all the Parties have agreed, or the independent third-party consultant has determined, that the event giving rise to the Liability occurred prior to the Exit Date, but there is a final judicial determination that the event giving rise to the Liability occurred (fully or partially) on or after the Exit Date, the Remaining Participants, based on their respective post-Exit Date plant ownership interests in the facilities giving rise to the Liability, will indemnify, defend and hold harmless the Exiting Participants and their agents, affiliates, members, officers, directors, commissioners, Boards, employees, successors and assigns from and against any and all Liabilities of any kind or character resulting from such claim for Liability arising out of or related to SJGS plant operations and ownership on or after the Exit Date (to the extent the event is judicially determined to have occurred after the Exit Date), including a refund to the Exiting Participants of sums paid by the Exiting Participants for any Liability; provided, that no Party will: (a) commence a lawsuit seeking a judicial determination to reverse the agreement of the Parties or the determination of the independent third-party consultant as to when the events giving rise to the Liability occurred; or (b) assert or support a position in a lawsuit commenced by a third party that would have the effect of reversing the agreement of the Parties or the determination of the independent third-party consultant as to when the events giving rise to the Liability occurred. As used in Sections 20.7.8 and 20.7.9, “final judicial determination” refers to: (x) the decision of a trial court that has become final by virtue of the appeal period having expired without an appeal having been taken; or (y) the final decision of an appellate court from which no rehearing or further appeal may be taken.

20.7.9    If all the Parties have agreed, or the independent third-party consultant has determined, that the event giving rise to the Liability occurred on or after the Exit Date,

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but there is a final judicial determination that the event giving rise to the Liability occurred (fully or partially) before the Exit Date, the Exiting Participants, based on their pre-Exit Date plant ownership interests in the facilities giving rise to the Liability, will indemnify, defend and hold harmless the Remaining Participants and their agents, affiliates, members, officers, directors, commissioners, Boards, employees, successors and assigns from and against the Exiting Participants’ individual proportionate shares of said Liability arising out of or related to SJGS plant operations and ownership prior to the Exit Date (to the extent the event is judicially determined to have occurred before the Exit Date), including a refund to the Remaining Participants of a proportionate share of sums paid by the Remaining Participants for any Liability; provided, however, that no Party will: (a) commence a lawsuit seeking a judicial determination to reverse the agreement of the Parties or the determination of the independent third-party consultant as to when the events giving rise to the Liability occurred; or (b) assert or support a position in a lawsuit commenced by a third party that would have the effect of reversing the agreement of the Parties or the determination of the independent third-party consultant as to when the events giving rise to the Liability occurred.

20.8    Claims against Predecessors. Nothing in this Section 20 affects the right of a Party to seek contribution from or otherwise make claims against any Predecessor with respect to environmental Liabilities arising from an event prior to such Party’s acquisition of its Ownership Interest, provided that any Party seeking such contribution is not relieved of its obligation to pay any amounts it owes under this Section 20.

20.9    PNM Responsibility. PNM will defend, indemnify and hold harmless the other Parties and their agents, affiliates, members, officers, directors, commissioners, Boards, employees, successors and assigns from and against Liabilities to the extent arising from the development, operation and/or ownership by PNM (or PNM’s affiliate, assignee, successor, licensee or lessee) of any new future use of property at or adjacent to the SJGS Plant Site, including the development, operation or ownership of any future gas-fueled electric generating plant to be developed by PNM (or PNM’s affiliate, assignee, successor, licensee or lessee) at or adjacent to the SJGS Plant Site.

20.10    Indemnification Procedures.

20.10.1    A Party seeking indemnification hereunder (the “Indemnified Party”) will give prompt written notice to the Party from whom indemnification is sought (the “Indemnifying Party”) of the assertion of any Liability for which indemnification is sought. The notice will set forth in reasonable detail the factual basis asserted for the Liability and the claimed or estimated amount of the Liability. Notwithstanding the foregoing, the failure or delay of the Indemnified Party to so notify the Indemnifying Party will not relieve the Indemnifying Party of its indemnification obligations under this Restructuring Agreement unless, and only to the extent that, such failure or delay materially and adversely prejudiced the Indemnifying Party. Nothing in this Section 20.10.1 is intended nor will be construed to toll or otherwise affect the operation of any applicable statute of limitations.

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20.10.2    With respect to any Liability as to which indemnification is sought, if the Indemnifying Party has acknowledged in writing its indemnification obligations under this Restructuring Agreement without qualification or reservation of rights, the Indemnifying Party has the right at its own expense to conduct and control the defense, compromise or settlement of such Liability, utilizing counsel of its choice, subject to the limitations set forth in this Section 20.10. Such counsel must be reasonably acceptable to the Indemnified Party. The Indemnified Party may participate at its own expense in such defense, compromise or settlement utilizing its own counsel. Notwithstanding the foregoing, the Indemnified Party has the right to conduct and control the defense, compromise or settlement of any Liability with counsel of its choice and at the Indemnifying Party’s expense if: (i) the Indemnifying Party has not delivered the written acknowledgement of indemnification obligations and given notice of its decision to conduct and control the defense of such Liability within thirty (30) days after notice of such Liability is served; (ii) the Indemnifying Party fails to conduct such defense diligently and in good faith; (iii) the Indemnified Party reasonably determines, based upon the advice of counsel (including in-house counsel), that the use of counsel selected by the Indemnifying Party to represent the Indemnified Party would present such counsel with an actual or potential conflict of interest to which the Indemnified Party and, if necessary, the Indemnifying Party has not consented in writing; (iv) the claim for Liability seeks injunctive or other non-monetary relief against the Indemnified Party; or (v) the Liability relates to or otherwise arises in connection with any criminal or regulatory proceeding.

20.10.3    The Indemnifying Party and the Indemnified Party will, and will cause their respective Affiliates and representatives to, cooperate with the defense or prosecution of any claim. Such cooperation includes furnishing such records, information and witnesses and attending such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnifying Party of the Indemnified Party or the Indemnified Party of the Indemnifying Party in connection with the defense or prosecution of any claim.

20.10.4    Except as set forth below, no claim may be settled or compromised by the Indemnified Party without the prior written consent of the Indemnifying Party or by the Indemnifying Party without the prior written consent of the Indemnified Party, in each case which consent will not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, the Indemnified Party has the right to pay, settle or compromise any Liability, provided that the Indemnified Party waives all rights against the Indemnifying Party to indemnification under this Section 20 with respect to such Liability unless the Indemnified Party sought the consent of the Indemnifying Party to such payment, settlement or compromise but the Indemnifying Party unreasonably withheld, conditioned or delayed such consent. The Indemnifying Party has the right to consent to the entry of a judgment or enter into a settlement with respect to any Liability without the prior written consent of the Indemnified Party, if the judgment or settlement (i) involves only the payment of money damages to be paid in full by the Indemnifying Party concurrently with the effectiveness of such judgment of settlement; (ii) does not contain any restriction or condition that would reasonably be expected to have a future adverse effect on the Indemnified Party or the conduct of its business; (iii) does not

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include any admission of wrongdoing; (iv) includes in any settlement documents and/or release a statement that the matter is being settled without agreement of the Indemnified Party as allowed by this Section 20.10.4; and (v) includes, as a condition to any settlement or other resolution, a complete and irrevocable release of the Indemnified Party from all liability for the claim on which the judgment or settlement is based.

20.11    Anti-Indemnity Provisions. The Parties acknowledge the potential applicability of NMSA 1978, §§ 56-7-1 and 56-7-2. Any agreement to indemnify contained herein will be enforced only to the extent it requires the Indemnifying Party to indemnify and hold harmless the Indemnified Party, including its agents, affiliates, members, officers, directors, commissioners, Boards, employees, successors and assigns, against liabilities: (i) only to the extent that the liabilities are caused by, or arise out of, the acts or omissions or negligence of the Indemnifying Party or its agents, affiliates, members, officers, directors, commissioners, Boards, employees, successors and assigns; and (ii) except to the extent such liabilities arise out of the negligence, actions or omissions of an Indemnified Party or such Indemnified Party’s agents or employees or independent contractors.

20.12    Internal Counsel. There will be no indemnification with respect to fees or expenses of internal counsel of a Party.

20.13    Willful Action. No Party (including the Operating Agent) committing Willful Action will be indemnified or held harmless by the other Parties for the consequences of the Party’s Willful Action.

20.14    Damages. Notwithstanding Section 20.1, in no event will any Party be liable under any provision of this Restructuring Agreement for any indirect, punitive or incidental damages or costs of any other Party (including loss of revenue, cost of capital and loss of business reputation or opportunity), whether based in contract, tort (including, without limitation, negligence or strict liability), or otherwise, and the Parties hereby waive, release and discharge one another from all such indirect, punitive and incidental damages and costs; provided, that this Section 20.14 does not affect or negate the provisions of Section 23.8 regarding Penalty Interest or the provisions of Section 20 regarding obligations to indemnify.

20.15    Mitigation of Damages. Each Party will take appropriate and prudent actions reasonably to mitigate any damages such Party may suffer as a result of the conduct or Default of another Party.

20.16    Anaheim and M-S-R. Anaheim (which includes its Public Utilities Department) and M-S-R are governmental entities whose liability is limited by the California Government Claims Act (Government Code §§ 810 – 998.3) and any Liability or indemnity assumed by Anaheim or M-S-R in this Restructuring Agreement will be limited by the provisions of the California Government Claims Act. Nothing in this Restructuring Agreement is intended to create or will be construed or applied to create any obligation, agreement, covenant or promise to indemnify, hold harmless or defend which is against public policy, void and unenforceable. Notwithstanding any other provision of this Restructuring Agreement, the payment for all purchases, fees or charges made by Anaheim or M-S-R under this Restructuring Agreement will

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be made from the legally available revenues of M-S-R or the legally available revenues of the Anaheim Electric System. In no event will the obligation to pay under this Restructuring Agreement be considered an obligation against the general faith and credit or general taxing power of Anaheim or of M-S-R or any of the members of M-S-R.

20.17    Southern California Public Power Authority. SCPPA is a joint exercise of powers agency organized under the laws of the State of California, created to acquire, construct, finance, operate and maintain generation and transmission projects on behalf of its members. In no event will the obligation to pay under this Restructuring Agreement be considered an obligation against the general faith and credit or taxing power of any member of SCPPA.

20.18    Farmington and Los Alamos. Farmington (and the Farmington Electric Utility System) and Los Alamos are governmental entities whose liability is limited by the New Mexico Tort Claims Act, NMSA 1978, §§ 41-4-1 through 41-4-27, and any liability or indemnity assumed by Farmington and the Farmington Electric Utility System or Los Alamos in this Restructuring Agreement will be limited by the provisions of the New Mexico Tort Claims Act. Notwithstanding any other provisions of this Restructuring Agreement, the payment for all purchases, fees or charges made by Farmington and Los Alamos under this Restructuring Agreement will be made from the legally available revenues of Farmington’s and/or Los Alamos’s Electric Utility System. In no event will the obligation to pay under this Restructuring Agreement be considered an obligation against the general faith and credit or general taxing power of Farmington or Los Alamos.

20.19    Utah Associated Municipal Power Systems. UAMPS is a joint action agency organized under the laws of the State of Utah, created to acquire, construct, finance, operate and maintain generation and transmission projects on behalf of its members. In no event will the obligation to pay under this Restructuring Agreement be considered an obligation against the general faith and credit or taxing power of any member of UAMPS.

21. Insurance Coverage for Continuing Obligations

21.1    Occurrence-based Policies. All occurrence-based policies of Operating Insurance required by the SJPPA will be in effect on the Exit Date (auto liability, workers’ compensation, general liability, crime and property). The Exiting Participants will not be eligible for inclusion in occurrence-based Operating Insurance renewed after the Exit Date.

21.2    Claims-Made Policies.

21.2.1    Except as provided in Section 21.2.2, after the Exit Date the Exiting Participants will not be eligible for inclusion in the Operating Insurance policies that are claims-made policies (environmental liability, excess liability, fiduciary liability and employment practices liability) (each a “Claims-Made Policy”) and, as of the Exit Date, all obligations of the Operating Agent to procure Claims-Made Policies for the benefit or protection of the Exiting Participants will cease.

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21.2.2    If an Exiting Participant desires to purchase continuing or stand-alone “tail” coverage (collectively, “Continuing Coverage”) under a Claims-Made Policy that would or may provide coverage for risks insurable under the insurance coverage form in effect at the time of a covered loss, for which the Exiting Participant has potential responsibility, the Operating Agent will, upon timely written notice from the Exiting Participant, work with the Exiting Participant to provide the Exiting Participant the opportunity to obtain such Continuing Coverage. Continuing Coverage may be procured through the purchase of a stand-alone Claims-Made Policy issued to the Exiting Participant or by one or more endorsements on Claims-Made Policies purchased by the Operating Agent. If requested in writing by an Exiting Participant, the Operating Agent will provide an analysis to the Exiting Participant as to coverage options. The availability, if any, of Continuing Coverage is dependent on market conditions. Upon the renewal of a Claims-Made Policy under which an Exiting Participant has Continuing Coverage, the Operating Agent, upon written request, will provide the Exiting Participant a copy of the policy with all endorsements demonstrating compliance with this Section 21.2.2; provided, however, that if in the judgment of the Operating Agent portions of a policy are proprietary, confidential or otherwise not disclosable, and these portions of the policy do not impact the premium allocated or relate specifically to the SJGS Plant Site, including exposures, loss experience, severity and frequency of loss, then the Operating Agent may redact such portions with a full explanation to the Exiting Participant of the reason for the redaction.

21.2.3    Each Exiting Participant electing Continuing Coverage under a Claims-Made Policy procured by the Operating Agent for or on behalf of the Exiting Participant will pay for the Continuing Coverage during the period in which the Continuing Coverage is or will be in effect as set forth below.

21.2.3.1    If Continuing Coverage is procured by the purchase of a stand-alone Claims-Made Policy issued to the Exiting Participant, the Exiting Participant will pay the associated premium to the Operating Agent.

21.2.3.2    If Continuing Coverage is procured by one or more endorsements on Claims-Made Policies purchased by the Operating Agent, the Exiting Participant will pay its allocated share of the premium associated with the Continuing Coverage. The determination of the allocated share will be based on factors customarily employed, including the property affected, exposures, loss experience and severity and frequency of loss.

21.2.3.3    With respect to Continuing Coverage procured as provided in Section 21.2.3.2, the Operating Agent will invoice the allocated share of the premium to the Exiting Participant, with necessary and sufficient supporting information, and will timely provide all additional supporting information as the Exiting Participant may reasonably request. If there is a dispute between the Operating Agent and the Exiting Participant as to the Exiting Participant’s allocable share of the premium, the Exiting Participant will pay the invoice and the disputing Parties will retain the services of a mutually agreed independent

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third party (broker or other consultant) with expertise in insurance matters to resolve the dispute. The fees and expenses of the independent third party will be shared equally among the disputing Parties. Upon the resolution of the dispute, an appropriate adjustment will be made to the invoice, if required. Any disputes under this Section 21.2.3 are not arbitrable under Section 23.

21.2.4    Nothing in this Section 21.2 prevents an Exiting Participant that may wish to purchase Continuing Coverage from doing so on its own, and at its own expense, without involvement of the Operating Agent. The Operating Agent will reasonably cooperate with the Exiting Participant in its efforts to obtain Continuing Coverage.

21.2.5    In the event an Exiting Participant that has obtained Continuing Coverage no longer desires to have Continuing Coverage under any Claims-Made Policy procured by the Operating Agent, the Exiting Participant must give the Operating Agent at least one hundred and fifty (150) days written notice prior to the next incepting coverage term of the Claims-Made Policy.

21.3    Other Insurance Coverage Matters. Prior to the Exit Date, if requested by an Exiting Participant, the Operating Agent will consult with the Exiting Participant in reference to insurance issues related to the departure of the Exiting Participants, including insuring physical property on a cash value basis.

21.4    Obligation to Maintain Policies. The Operating Agent and the Remaining Participants will continue to obtain and maintain Operating Insurance as provided for in the SJPPA, and the Operating Agent will, upon written request, including email, provide within five (5) Business Days an Exiting Participant a certificate of insurance as proof of continued coverage. For insurance policies required to be provided by vendors or service providers whose services, in the reasonable opinion of the Operating Agent, could expose a Party to Liability, then, where permitted by such policies, such Party will be included as an additional insured on such policies, including all applicable endorsements.

22.    Assignments

22.1    Assignment. This Restructuring Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by any Party without the prior written consent of the other Parties (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, any Party may without the consent of any other Party (and without relieving itself from liability hereunder) but with prior notice to the other Parties:

22.1.1    transfer, sell, pledge, encumber or assign this Restructuring Agreement as collateral in connection with any financing arrangements;

22.1.2    transfer or assign this Restructuring Agreement to an Affiliate of such Party so long as (i) such Affiliate’s creditworthiness is equal to or higher than that of the assigning Party; and (ii) such assignee has agreed in writing to unconditionally assume

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and be bound by the terms and conditions hereof and all of the transferring Party’s obligations hereunder; or

22.1.3    transfer or assign this Restructuring Agreement to any entity succeeding to all or substantially all of the assets of the transferring Party so long as the assignee’s creditworthiness is equal to or higher than that of the assigning Party and such assignee has agreed in writing to unconditionally assume and be bound by the terms and conditions hereof and all of the transferring Party’s obligations hereunder.

Any (i) mortgagee, trustee or secured party under present or future deeds of trust, mortgages, indentures or security agreements of any of the Parties and any successor or assign thereof; (ii) receiver, referee, or trustee in bankruptcy or reorganization of any of the Parties, and any successor by action of law or otherwise; and (iii) purchaser, transferee or assignee or any thereof may, without need for the prior consent of the other Parties and subject to the provisions of Section 22.2, succeed to and acquire all the rights, titles and interests of such Party in this Restructuring Agreement, and upon such succession or acquisition, will assume all of the obligations of such Party in this Restructuring Agreement arising from and after the date of the succession and may take over possession of or foreclose upon said property, rights, titles and interests of such Party.

22.2    Assignee Responsibility. Any (i) mortgagee, trustee or secured party; (ii) receiver, referee or trustee appointed pursuant to the provisions of any present or future mortgage, deed of trust, indenture or security agreement creating a lien upon or encumbering the rights, titles or interests of any Party in, to and under this Restructuring Agreement and any successor thereof by action of law or otherwise; and (iii) purchaser, transferee or assignee of any thereof, will not be obligated to pay any monies accruing on account of any of the obligations or duties of such Party under this Restructuring Agreement incurred prior to the taking of possession, the effectiveness of transfer, or the initiation of foreclosure or other remedial proceedings by such mortgagee, trustee or secured party.

22.3    Parties not Relieved of Obligations. No Party will be relieved of any of its obligations and duties to the other Parties by a transfer or assignment under this Section 22 without the express prior written consent of the remaining Parties, which consent will not be unreasonably withheld, conditioned or delayed.

23.    Dispute Resolution and Default

23.1    Amicable Resolution. If a dispute between or among any of the Parties should arise under this Restructuring Agreement, or in relation to the rights or obligations of the Parties under this Restructuring Agreement, the Parties will first seek to resolve the dispute as set forth in this Section 23.1.

23.1.1    The dispute resolution process will be initiated by the delivery of a written notice by a Party (“Noticing Party”) of the dispute (“Notice of Dispute”) to the Party with which a dispute is claimed. The Notice of Dispute will specify the existence, nature and extent of the dispute. Copies of the Notice of Dispute will also be served on all other

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Parties. The Notice of Dispute will specifically state the sums allegedly due, any non-monetary obligation allegedly not performed, or both if applicable.

23.1.2    Within fifteen (15) Business Days of receipt of the Notice of Dispute, the Party alleged not to be performing will (i) pay any undisputed amount to the Party entitled to such payment, and deposit any disputed amount into escrow in accordance with an escrow agreement consistent with this Section 23; and (ii) commence performance of any disputed non-monetary obligation, but in either case may do so under protest (the “Protest”).

23.1.2.1     The Protest will be in writing, will accompany the disputed payment into escrow or precede the commencement of performance of the disputed non-monetary obligation, and will specify the basis of the Protest. Copies of the Protest will be served by the protesting Party (“Protesting Party”) on all other Parties.

23.1.2.2     The escrow agreement will (i) provide that amounts deposited into escrow will be held in escrow until the Noticing Party and the Protesting Party mutually direct otherwise or until an award of arbitrators directs otherwise; (ii) direct the escrow agent to deposit the escrowed amounts into an interest-bearing account with appropriate liquidity considering the nature and likely duration of the dispute; and (iii) provide that fees for establishing the escrow be paid by the Protesting Party and that fees for other services of the escrow agent may be deducted periodically from the funds held in escrow or as otherwise agreed by the Noticing Party, Protesting Party and escrow agent. The escrow agreement may contain other appropriate terms customarily required in such agreements by escrow agents.

23.1.3    Within fifteen (15) Business Days of the giving of a Notice of Dispute under Section 23.1.1, or within ten (10) Business Days after the service of a Protest under Section 23.1.2, executive representatives of the Parties involved in the dispute with authority to resolve the dispute will meet at a mutually acceptable time and place to attempt to negotiate a timely and amicable resolution of the dispute. If an executive of a Party involved in the dispute intends to be accompanied by counsel, the other Party or Parties involved in the dispute must be given at least five (5) Business Days’ written notice of such intent and such other Parties may also be accompanied by counsel. All negotiations will be confidential and will be treated as compromise and settlement negotiations under New Mexico law. If the executive representatives of the Parties are unable to resolve the dispute within sixty (60) days of the Notice of Dispute (or such other period as they may agree to), any Party involved in the dispute may call for submission of the dispute to arbitration, which call will be binding upon all other affected Parties.

23.2    Call for Arbitration. The Party calling for arbitration must give written notice to all other Parties (“Arbitration Notice”), setting forth in the Arbitration Notice in adequate detail the entity against whom relief is sought, the nature of the dispute, the amount, if any, involved in

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such dispute, and the remedy sought by such arbitration proceedings, which may include monetary, equitable and declaratory relief. Within twenty (20) Business Days after receipt of the Arbitration Notice, any other Party may submit its own statement of the matter at issue and set forth in adequate detail additional related matters or issues to be arbitrated, with copies of such notice provided to all other Parties. Thereafter, the Party calling for arbitration will have ten (10) Business Days in which to submit a written rebuttal statement, copies of which must be provided to all other Parties.

23.3    Selection of Arbitrators.

23.3.1    The Parties involved in the arbitration will seek to agree upon a panel of three (3) neutral arbitrators as follows. Within ten (10) days after service of the written rebuttal statement, the Parties representing each side of the dispute will provide to the Parties representing the other side of the dispute a list of up to five (5) suggested arbitrators having the qualifications required by Section 23.3.2 and a summary of each such suggested arbitrator’s experience and qualifications. Within five (5) Business Days thereafter, the Parties involved in the arbitration will meet and confer by telephone or in person to seek to agree upon a panel of three (3) neutral arbitrators from the lists that have been exchanged. If such agreement is not reached as the result of such meeting, the Parties representing each side of the dispute will provide a second list of suggested arbitrators to one another, and the Parties will meet and confer again within five (5) Business Days thereafter to attempt to reach agreement upon a panel of three (3) neutral arbitrators. If such agreement on arbitrators is reached, the Parties will proceed to arbitration as further set forth in this Section 23.

23.3.2    If the Parties involved in the arbitration are not able to agree upon a complete panel of three (3) neutral arbitrators, such Parties will select the arbitrators upon which agreement has not been reached as follows. The Parties will request from the American Arbitration Association (“AAA”) (or similar organization as the arbitrating Parties agree upon) (“Arbitration Organization”) a list of seven (7) arbitrators with names and biographical sketches and specific qualifications relating to the case to be heard. The proposed arbitrators must be retired judges or other attorneys with experience in complex business disputes. The Parties involved in the arbitration will each advise the Arbitration Organization of its order of preference of such arbitrators by numbering from one (1) to seven (7) each name on the list (with one (1) being the most preferred arbitrator) and submitting the numbered lists in writing to the Arbitration Organization. Depending upon the number of arbitrators to be selected, the name or names with the lowest combined numbers will be appointed as the remaining neutral arbitrator(s). In the event more than one name on the list has the same lowest combined score, the tie will be broken by lot. Should the Parties agree that one list of seven (7) is insufficient to obtain a total of three (3) neutral arbitrators with the required qualifications, an additional list of arbitrators may be requested from the Arbitration Organization.

23.3.3    No person will be eligible for appointment as an arbitrator who is an officer or employee of any of the Parties to the dispute or is otherwise interested in the matter to be arbitrated.

23.4    Arbitration Procedures. Except as otherwise provided in this Section 23 or otherwise agreed by the Parties to the dispute, the Parties will utilize in the arbitration the AAA’s Commercial Arbitration Rules and Mediation Procedures (including Procedures for Large, Complex Commercial Disputes) or similar rules and practices of another Arbitration Organization from time-to-time in force, except that if such rules and practices, as modified herein, conflict with New Mexico Rules of Civil Procedure or any other provisions of New Mexico law then in force that are specifically applicable to arbitration proceedings, such New Mexico laws will govern. The arbitration will be conducted at a location in Albuquerque, New Mexico, unless otherwise agreed by the affected Parties.

23.5    Decision of Arbitrators. The arbitrators will hear evidence submitted by the respective Parties or group or groups of Parties and may call for additional information, which additional information must be furnished by the Party having such information. The decision of a majority of the arbitrators (“Arbitration Award”) must be rendered no later than twenty (20) days after the conclusion of the arbitration hearing and will be binding upon all the Parties and must be based on the provisions of this Restructuring Agreement and applicable New Mexico or federal Law. The Arbitration Award must be in writing and must explain in reasonable detail the basis of the award.

23.6    Enforcement of Arbitration Award. This agreement to arbitrate is specifically enforceable, and the Arbitration Award will be final and binding upon the Parties to the extent provided by the laws of the State of New Mexico. Any Arbitration Award may be filed with a court of competent jurisdiction in New Mexico and upon motion of a Party the court shall enter a judgment in conformity therewith as provided by the New Mexico Uniform Arbitration Act. Said judgment shall be enforceable in other States and Territories of the United States under the Full Faith and Credit provisions of the United States Constitution and other Laws.

23.7    Fees and Expenses. The non-prevailing Party will be responsible for reimbursing the prevailing Party for the fees and expenses of the arbitrators, unless the Arbitration Award specifies some other apportionment of such fees and expenses. All other expenses and costs of the arbitration, including attorney fees and expert witness fees, will be borne by the Party incurring the same.

23.8    Interest and Penalty Interest. The arbitrators will award the amount of interest actually earned during deposit of the disputed amounts in the escrow account (“Escrow Interest”) to the Party who prevails in the arbitration. The arbitrators will further calculate interest on the monetary portion of the Arbitration Award at the Wall Street Journal Prime Rate (or any successor to that rate) plus five percent (5%). The arbitrators will subtract Escrow Interest from the interest calculated pursuant to the immediately preceding sentence and also award the result of that calculation (“Penalty Interest”) to the prevailing Party. The arbitrators will have no discretion to refuse to award either Escrow Interest or Penalty Interest.

23.9    Prompt Resolution. The Parties acknowledge the importance of prompt dispute resolution and will cooperate toward the rendering of an Arbitration Award no later than two hundred and seventy (270) days after the Arbitration Notice is served.

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23.10    Default. A default under this Restructuring Agreement (“Default”) will occur only if a Party (i) has received a Notice of Dispute and fails to follow the procedures in Section 23.1.2, or (ii) does not comply with all of the terms and conditions of an Arbitration Award against it (unless the effect of such Arbitration Award is stayed).

23.11    Consequences of Default. Any Party in Default under this Restructuring Agreement will lose its rights under this Restructuring Agreement, the Decommissioning Agreement (if the Decommissioning Agreement is in effect), and the Mine Reclamation Agreement so long as the Party remains in Default. This consequence of Default is in addition to and cumulative of any other remedy to which the Party in Default may be subject. If and when the Party in Default remedies the Default, its rights under such agreements will be restored.

23.12    Legal Remedies. Nothing in this Section 23 will be deemed to prevent a Party from commencing judicial action: (i) to obtain a provisional remedy to protect the effectiveness of the arbitration proceeding; (ii) to confirm, enforce, modify, correct, vacate or challenge an Arbitration Award on grounds provided for in the New Mexico Uniform Arbitration Act; (iii) to obtain relief in instances where the arbitrators are unable or unwilling to act within the time provided for in Section 23.9; or (iv) where, as the result of the unreasonable or dilatory conduct of another Party, a Party is not able to obtain a timely valid and enforceable Arbitration Award.

24.    Audit Rights; Related Disputes

24.1    Right of Audit. The Operating Agent will maintain complete and accurate records of all expenses and transactions for which a Party may have cost responsibility under this Restructuring Agreement. Such records will be maintained from the date an expense is billed to a Party hereunder for a period of the longer of: (i) the expiration of the statute of limitations for actions based on contract; or (ii) the date the records may be destroyed under the Operating Agent’s document retention policy. Any Party (an “Initiating Party”) may, upon reasonable advance written notice to the Operating Agent, conduct an audit of all records, invoices, costs, expenses or Liabilities charged to the Initiating Party or for which the Initiating Party has or may have cost responsibility. Parties desiring to perform an audit will cooperate with one another so as to minimize the number of audits and any undue burden upon the Operating Agent. Each such audit will be carried out by an auditor of the Initiating Party’s choosing and at the expense of the Initiating Party, except as provided in Section 24.3. The Operating Agent will cooperate with the Initiating Party and the Initiating Party’s auditor and will make available its relevant business records at reasonable times and places, upon reasonable advance notice. A copy of the audit report will be provided to all Parties by the Initiating Party within fifteen (15) days of receipt of the audit report.

24.2    Dispute Resolution. If any Party disagrees with an audit finding from an audit conducted under Section 24.1, the Party may within fifteen (15) Business Days of the receipt of the audit report request in writing that the audit be reviewed by providing such request to all of the Parties. After any such request, the affected Parties will review the expenditure and will endeavor to agree upon whether an over- or under-billing occurred. If, after the review, the affected Parties determine that the expenditure was over- or under-billed, an adjustment to the

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billing that is the subject of the audit finding will be made to eliminate the over- or under-billing and an adjusted bill will be sent as provided for in Section 24.3. Each Party that receives a payment as a result of under- or over-billing will reimburse the Initiating Party as provided for in Section 24.3. If within thirty (30) Business Days of the date of the mailing of the written request for review the affected Parties are unable to agree in writing on a modification of the expenditure to eliminate the over- or under-billing, the matter will be submitted to dispute resolution pursuant to Section 23.

24.3    Adjusted Billing Procedures. If as the result of an audit and any related dispute resolution procedures under Section 23.1 or Section 23.2 it is determined that there was an under- or over-billing, the Operating Agent will issue invoices to correct the under- or over-billing with interest at the Wall Street Journal Prime Rate (or any successor to that rate). Interest will be calculated from the due date for payments on the prior invoices that included the under-or over-billed amounts to the date of the revised billings. The owing Party will pay any amounts owed on the corrected invoices within twenty (20) Business Days of receipt of the revised billing reflecting the result of the audit report. Each Party (other than an Initiating Party) that receives a payment or credit as a result of an audit report will reimburse the Initiating Party for the cost of the audit based on the amount received by such Party as a percentage of the total amount of payments and credits received by Parties; provided, that if the amount received by a Party is less than the lower of (i) $5,000 or (ii) ten percent (10%) of the amount of the disputed billing, no reimbursement for the audit costs will be required.

24.4    Effectiveness. The provisions of this Section 24 will become effective as of the Exit Date. Matters requiring audit arising before the Exit Date will be addressed in a manner consistent with the audit provisions of the SJPPA.

25.    Miscellaneous Provisions

25.1    Governing Law. This Restructuring Agreement is made under and will be governed by New Mexico law, without regard to conflicts of law or choice of law principles that would require the application of the laws of a different jurisdiction.

25.2    Venue. Venue with respect to any judicial proceeding arising out of or relating to this Restructuring Agreement will lie exclusively in the state or federal courts in Albuquerque, New Mexico, and the Parties irrevocably consent and submit to the exclusive jurisdiction of such courts for such purpose and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. Service of process may be made in any manner recognized by such courts. A final judgment of the state or federal court will be enforceable in other states under applicable Law.

25.3    Manner of Giving of Notice. Any notice, demand, protest or request provided for in this Restructuring Agreement, or served, given or made in connection with it, will be deemed properly served, given or made: (i) when delivered personally or by prepaid overnight courier, with a record of receipt; (ii) on the fourth day if mailed by certified mail, return receipt requested; or (iii) on the day of transmission, if sent by facsimile or electronic mail during regular business hours or the day after transmission, if sent after regular business hours (provided, however, that such

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facsimile or electronic mail will be followed on the same day or next Business Day with the sending of a duplicate notice, demand or request by a nationally recognized prepaid overnight courier with record of receipt), to the persons specified below:

25.3.1	Public Service Company of New Mexico
Attn: Vice President, PNM Generation
2401 Aztec N.E., Bldg. A
Albuquerque, NM 87107

with a copy to:

Public Service Company of New Mexico
c/o Secretary
414 Silver Ave. S.W.
Albuquerque, NM 87102

25.3.2	Tucson Electric Power Company
88 E. Broadway Blvd.
MS HQE901
Tucson, AZ 85701
Attn: Corporate Secretary

25.3.3	City of Farmington
c/o City Clerk
800 Municipal Drive
Farmington, NM 87401

with a copy to:

Farmington Electric Utility System
Electric Utility Director
101 North Browning Parkway
Farmington, NM 87401

25.3.4	M-S-R Public Power Agency
c/o General Manager
1231 11th Street
Modesto, CA 95354

25.3.5	Southern California Public Power Authority
c/o Executive Director
1160 Nicole Court
Glendora, CA 91740

25.3.6	City of Anaheim
c/o City Clerk

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200 South Anaheim Boulevard
Anaheim, CA 92805

with a copy to:

Public Utilities General Manager
201 South Anaheim Boulevard
Suite 1101
Anaheim, CA 92805

25.3.7    Incorporated County of
Los Alamos, New Mexico
c/o County Clerk
1000 Central Ave.
Suite 240
Los Alamos, NM 87544

with a copy to:

Incorporated County of
Los Alamos, New Mexico
c/o Utilities Manager
1000 Central Ave.
Suite 130
Los Alamos, NM 87544

25.3.8	Utah Associated Municipal Power Systems
c/o General Manager
155 North 400 West
Suite 480
Salt Lake City, UT 84103

25.3.9	Tri-State Generation and Transmission
Association, Inc.
c/o Chief Executive Officer
1100 West 116th Avenue
Westminster, CO 80234
Or P. O. Box 33695
Denver, CO 80233

For purposes of overnight courier service, Tri-State’s address will be:

Tri-State Generation and Transmission Association, Inc.
c/o Chief Executive Officer
3761 Eureka Way
Frederick, CO 80516

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25.3.10	PNMR Development and Management Corporation
c/o Corporate Secretary
PNM Resources
Corporate Headquarters
414 Silver Ave. SW
Albuquerque, NM 87158-1245

A Party may, at any time or from time-to-time, by written notice to the other Parties, change the designation or address of the person so specified as the one to receive notices pursuant to this Restructuring Agreement.

25.4    Other Documents. Each Party agrees, upon request of another Party, to make, execute and deliver any and all documents and instruments reasonably required to carry into effect the terms of this Restructuring Agreement; provided, that such documents and instruments will not increase or expand the obligations of a Party hereunder.

25.5    Incorporation of Exhibits. All exhibits attached to, or referred to in, this Restructuring Agreement are incorporated in this Restructuring Agreement by this reference.

25.6    Captions and Headings. The captions and headings appearing in this Restructuring Agreement are inserted merely to facilitate reference and will have no bearing upon the interpretation of the provisions hereof.

25.7    Prior Obligations Unaffected. Except as otherwise provided herein, nothing in this Restructuring Agreement will be deemed to relieve the Parties of their obligations in effect prior to the Effective Date and such obligations will continue in full force and effect until satisfied or as otherwise mutually agreed.

25.8    Amendment and Modification. Except as otherwise provided herein, this Restructuring Agreement may be amended, modified or supplemented only by written instrument executed by all of the Parties with the same formality as this Restructuring Agreement.

25.9    Waivers of Compliance. Except as otherwise provided herein, any failure by a Party to comply with any obligation, covenant, agreement or condition of this Restructuring Agreement may be waived by the Party entitled to the benefits thereof only by written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any earlier or subsequent or other failure.

25.10    Uncontrollable Forces. No Party will be considered to be in default in the performance of any of its obligations hereunder (other than obligations of a Party to pay costs and expenses) if failure of performance is due to Uncontrollable Forces. The term “Uncontrollable Forces” means any cause beyond the control of the Party affected, including failure of facilities, flood, earthquake, storm, fire, lightning, epidemic or pandemic, war, riot,

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civil disturbance, labor dispute, sabotage or terrorism, restraint by court order or public authority, or failure to obtain approval from a necessary Governmental Authority which by exercise of due diligence and foresight such Party could not reasonably have been expected to avoid and which by exercise of due diligence it is unable to overcome. Nothing contained herein requires a Party to settle any strike or labor dispute in which it may be involved. Any Party rendered unable to fulfill any obligation by reason of Uncontrollable Forces will promptly provide notice to the other Parties and will exercise due diligence to remove such inability with all reasonable dispatch.

25.11    No Interpretation against Drafter. This Restructuring Agreement has been drafted with full participation by all of the Parties and their counsel of choice and no provision hereof will be construed against any Party on the ground that such Party or its counsel was the author of such provision. All of the provisions of this Restructuring Agreement will be construed in a reasonable manner to give effect to the intentions of the Parties in executing this Restructuring Agreement.

25.12    No Third Party Beneficiaries. The terms and provisions of this Restructuring Agreement are intended solely for the benefit of the Parties and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other person.

25.13    Compliance with Law. The Parties will comply with all applicable Laws in the performance of their respective obligations under this Restructuring Agreement.

25.14    Independent Covenants. The covenants and obligations contained in this Restructuring Agreement are independent covenants, not dependent covenants, and the obligation of a Party to perform all of the obligations and covenants to be by it kept and performed is not conditioned on the performance by another Party of all of the covenants and obligations to be kept and performed by it. Nothing in this Section 25.14 affects the rights of the Parties under the dispute resolution and default provisions of Section 23.

25.15    Invalid Provisions. If any provision of this Restructuring Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any Party under this Restructuring Agreement will not be materially and adversely affected thereby, such provision will be fully severable, this Restructuring Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of this Restructuring Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and the Parties will negotiate in good faith to attempt to agree upon a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

25.16    Parties’ Cost Responsibilities. Each Party will be solely responsible for its own costs and expenses, including fees and costs of counsel, incurred in connection with the negotiation of this Restructuring Agreement and with any actions associated with the implementation of this Restructuring Agreement, including obtaining Regulatory Approvals.

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25.17    Entire Agreement. This Restructuring Agreement, together with the schedules and exhibits hereto, supersedes all prior negotiations, agreements and understandings between the Parties with respect to the covenants and obligations agreed upon in this Restructuring Agreement.
25.18    Survival of Certain Provisions. Termination of this Restructuring Agreement will not relieve a Party of any obligation or liability incurred by such Party before and existing as of the Termination Date, or any obligations resulting from such Party’s Default hereunder.

25.19    No Admission of Liability. The terms of this Restructuring Agreement are the product of compromise between and among the Parties. Neither any conduct nor statements made in its negotiation, nor entry by the Parties into it, will constitute evidence of, or an admission of, liability; provided, however, nothing in this Section 25.19 will be construed or interpreted to excuse any Party from, or be used by any Party to argue against, that Party’s performance of any of its obligations under this Restructuring Agreement.

25.20    Other Rights. Subject to Sections 20.14, 23.1.3 and 23.12, the rights and remedies provided in this Restructuring Agreement will be in addition to any other rights and remedies the non-defaulting Parties have in law or equity.

25.21    Execution in Counterparts. This Restructuring Agreement may be executed in any number of counterparts, and each executed counterpart will have the same force and effect as an original instrument as if all the Parties to the aggregated counterparts had signed the same instrument. Any signature page of this Restructuring Agreement may be detached from any counterpart thereof without impairing the legal effect of any signatures thereon and may be attached to any other counterpart of this Restructuring Agreement identical in form thereto but having attached to it one or more additional pages. Electronic or pdf signatures will have the same effect as an original signature.

IN WITNESS WHEREOF, the Parties have caused this Restructuring Agreement to be executed on their behalf and the signatories hereto represent that they have been duly authorized to enter into this Restructuring Agreement on behalf of the Party for whom they sign.

[Signatures on succeeding pages]

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PUBLIC SERVICE COMPANY OF NEW MEXICO

By: _/s/ Chris M. Olson______________
Its: ____Vice President - Generation_____
Date: __June 30, 2015_______________

TUCSON ELECTRIC POWER COMPANY

By: _______________________________
Its: _______________________________
Date: _____________________________

THE CITY OF FARMINGTON, NEW MEXICO

By: _______________________________
Its: _______________________________
Date: _____________________________

M-S-R PUBLIC POWER AGENCY

By: _______________________________
Its: _______________________________
Date: _____________________________

THE INCORPORATED COUNTY OF LOS ALAMOS, NEW MEXICO

By: ________________________________
Its: ________________________________
Date: ______________________________

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

By: _______________________________
Its: _______________________________
Date: _____________________________

CITY OF ANAHEIM

By: _______________________________
Its: _______________________________
Date: _____________________________

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PUBLIC SERVICE COMPANY OF NEW MEXICO

By: _______________________________
Its: _______________________________
Date: _____________________________

TUCSON ELECTRIC POWER COMPANY

By: _/s/_Mark Mansfield_ _____________
Its: ___Vice President, Energy Resources__
Date: _______7/1/15_____________

THE CITY OF FARMINGTON, NEW MEXICO

By: _______________________________
Its: _______________________________
Date: _____________________________

M-S-R PUBLIC POWER AGENCY

By: _______________________________
Its: _______________________________
Date: _____________________________

THE INCORPORATED COUNTY OF LOS ALAMOS, NEW MEXICO

By: ________________________________
Its: ________________________________
Date: ______________________________

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

By: _______________________________
Its: _______________________________
Date: _____________________________

CITY OF ANAHEIM

By: _______________________________
Its: _______________________________
Date: _____________________________

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PUBLIC SERVICE COMPANY OF NEW MEXICO

By: _______________________________
Its: _______________________________
Date: _____________________________

TUCSON ELECTRIC POWER COMPANY

By: _______________________________
Its: _______________________________
Date: _____________________________

THE CITY OF FARMINGTON, NEW MEXICO

By: _/s/_Robert Mayes________________
Its: __City Manager__________________
Date: _______7/1/15_________________

M-S-R PUBLIC POWER AGENCY

By: _______________________________
Its: _______________________________
Date: _____________________________

THE INCORPORATED COUNTY OF LOS ALAMOS, NEW MEXICO

By: ________________________________
Its: ________________________________
Date: ______________________________

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

By: _______________________________
Its: _______________________________
Date: _____________________________

CITY OF ANAHEIM

By: _______________________________
Its: _______________________________
Date: _____________________________

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PUBLIC SERVICE COMPANY OF NEW MEXICO

By: _______________________________
Its: _______________________________
Date: _____________________________

TUCSON ELECTRIC POWER COMPANY

By: _______________________________
Its: _______________________________
Date: _____________________________

THE CITY OF FARMINGTON, NEW MEXICO

By: _______________________________
Its: _______________________________
Date: _____________________________

M-S-R PUBLIC POWER AGENCY

By: _ /s/_Martin Hopper_____________
Its: __    General Manager______________
Date: _7-27-15_________________

THE INCORPORATED COUNTY OF LOS ALAMOS, NEW MEXICO

By: ________________________________
Its: ________________________________
Date: ______________________________

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

By: _______________________________
Its: _______________________________
Date: _____________________________

CITY OF ANAHEIM

By: _______________________________
Its: _______________________________
Date: _____________________________

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PUBLIC SERVICE COMPANY OF NEW MEXICO

By: _______________________________
Its: _______________________________
Date: _____________________________

TUCSON ELECTRIC POWER COMPANY

By: _______________________________
Its: _______________________________
Date: _____________________________

THE CITY OF FARMINGTON, NEW MEXICO

By: _______________________________
Its: _______________________________
Date: _____________________________

M-S-R PUBLIC POWER AGENCY

By: _______________________________
Its: _______________________________
Date: _____________________________

THE INCORPORATED COUNTY OF LOS ALAMOS, NEW MEXICO

By: _    /s/ Kristin Henderson____________
Its: _    Council Chair_________________
Date: _July 28, 2015__________________

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

By: _______________________________
Its: _______________________________
Date: _____________________________

CITY OF ANAHEIM

By: _______________________________
Its: _______________________________
Date: _____________________________

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PUBLIC SERVICE COMPANY OF NEW MEXICO

By: _______________________________
Its: _______________________________
Date: _____________________________

TUCSON ELECTRIC POWER COMPANY

By: _______________________________
Its: _______________________________
Date: _____________________________

THE CITY OF FARMINGTON, NEW MEXICO

By: _______________________________
Its: _______________________________
Date: _____________________________

M-S-R PUBLIC POWER AGENCY

By: _______________________________
Its: _______________________________
Date: _____________________________

THE INCORPORATED COUNTY OF LOS ALAMOS, NEW MEXICO

By: ________________________________
Its: ________________________________
Date: ______________________________

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

By: _/s/ Fred Mason__________________
Its: ___ President____________________
Date: _ 7- 16-2015___________________

CITY OF ANAHEIM

By: _______________________________
Its: _______________________________
Date: _____________________________

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CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT
CIVIL CODE § 1189

State of California                )

County of ____Los Angeles___________________)

On __July 16, 2015_________before me, _________Salpi Ortiz, a notary public________________ ,            Date                    Here Insert Name and Title of the Officer

personally appeared _______Fred Mason___________________________________
Name(s) of Signer(s)
____________________________________________________________________________________
who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature_/s/Salpi Ortiz_________
Signature of Notary Public
Place Notary Seal Above
-----------------------------------------------------------------OPTIONAL----------------------------------------------------------
Though this section is optional, completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document
Title or Type of Document:_________________________ Document Date: _______________
Number of Pages: _______ Signer(s) Other Than Named Above: ______________________________

Capacity(ies) Claimed by Signer(s)

□Signer's Name:_____________________	□Signer's Name:_____________________
□Corporate Officer ___ Title(s):_________	□Corporate Officer ___ Title(s):_________
□Partner - □Limited □General	□Partner - □Limited □General
□Individual □Attorney in Fact	□Individual □Attorney in Fact
□Trustee □Guardian or Conservator	□Trustee □Guardian or Conservator
□Other: ____________________________	□Other: ____________________________
Signer Is Representing: _______________	Signer Is Representing: _______________
__________________________________	__________________________________

©2013 National Notary Association ·www.NatlonalNotary.org • 1-800-US NOTARY (1-800-876-6827) Item #5907

`

EXECUTION VERSION

PUBLIC SERVICE COMPANY OF NEW MEXICO

By: _______________________________
Its: _______________________________
Date: _____________________________

TUCSON ELECTRIC POWER COMPANY

By: _______________________________
Its: _______________________________
Date: _____________________________

THE CITY OF FARMINGTON, NEW MEXICO

By: _______________________________
Its: _______________________________
Date: _____________________________

M-S-R PUBLIC POWER AGENCY

By: _______________________________
Its: _______________________________
Date: _____________________________

THE INCORPORATED COUNTY OF LOS ALAMOS, NEW MEXICO

By: ________________________________
Its: ________________________________
Date: ______________________________

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

By: _______________________________
Its: _______________________________
Date: _____________________________

CITY OF ANAHEIM
APPROVED AS TO FORM:
MICHAEL R.W. HOUSTON, CITY ATTORNEY
By: __/s/_Dukku Lee_______________    BY _________/s/ Alison M. Kott 7-27-15___
Dukku Lee                     Alison M. Kott, Assistant City Attorney
Public Utilities General Manager
Date: July 27, 2015

     54    Restructuring Agreement 7/31/2015

EXECUTION VERSION

UTAH ASSOCIATED MUNICIPAL POWER SYSTEMS

By: __/s/ Douglas Hunter_______________
Its: ___ General Manager______________
Date: _ July 31, 2015_________________

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

By: _______________________________
Its: _______________________________
Date: _____________________________

PNMR DEVELOPMENT AND MANAGEMENT CORPORATION

By: __________________________________
Its: __________________________________
Date: ________________________________

    55    Restructuring Agreement 7/31/2015

EXECUTION VERSION

UTAH ASSOCIATED MUNICIPAL POWER SYSTEMS

By: _______________________________
Its: _______________________________
Date: _____________________________

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

By: __/s/_Micheal McInnes_____________
Its: ____ CEO________
Date: ___7-22-15_________________

PNMR DEVELOPMENT AND MANAGEMENT CORPORATION

By: __________________________________
Its: __________________________________
Date: ________________________________

    55    Restructuring Agreement 7/31/2015

EXECUTION VERSION

UTAH ASSOCIATED MUNICIPAL POWER SYSTEMS

By: _______________________________
Its: _______________________________
Date: _____________________________

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

By: _______________________________
Its: _______________________________
Date: _____________________________

PNMR DEVELOPMENT AND MANAGEMENT CORPORATION

By: _/s/ Elisabeth Eden_________________
Its: _President, Chief Executive Officer and Treasurer
Date: _June 30, 2015___________________

    55    Restructuring Agreement 7/31/2015

EXECUTION VERSION

EXHIBIT A

Regulatory Approvals

The Parties have identified the following Regulatory Approvals required in connection with this Restructuring Agreement:

A.	Public Service Company of New Mexico

a.	New Mexico Public Regulation Commission

i.	Approval for abandonment of interests in Unit 2 and Unit 3 pursuant to NMSA 1978, § 62-9-5;

ii.	A certificate of public convenience and necessity pursuant to NMSA 1978, § 62-9-1 to own and operate Unit 4 with a greater ownership interest.

b.	Federal Energy Regulatory Commission

i.	Approvals for the transfer of ownership interests in jurisdictional assets pursuant to Section 203 of the Federal Power Act.

ii.	Approvals pursuant to Section 205 of the Federal Power Act.

B.	Tucson Electric Power Company

None

C.	City of Farmington, New Mexico

None

D.	M-S-R Public Power Agency

None

E.	County of Los Alamos

None

F.	Southern California Public Power Agency

None

G.	City of Anaheim

None

A-1

EXECUTION VERSION

H.	Utah Associated Municipal Power Systems

None

I.	Tri-State Generation and Transmission Association, Inc.

None

J.	PNMR Development and Management Corporation

Federal Energy Regulatory Commission

i.	Approvals for the transfer of ownership interests in jurisdictional assets pursuant to Section 203 of the Federal Power Act.

A-2

EXECUTION VERSION

EXHIBIT B

Other Project Agreements

The Parties have identified the following Other Project Agreements:

Contract Title	Contract Date	Contract Parties
Amended and Restated San Juan Project Participation Agreement	3/23/2006	San Juan Participants
San Juan Project Designated Representative Agreement and amendment No. 1 thereto	4/29/1994; 10/31/2000	San Juan Participants
San Juan Project Operating Procedure No. 1, Energy Accounting under SJ Project Participation Agreement	10/11/2000	San Juan Participants
Mine Reclamation and Trust Funds Agreement	6/1/2012	San Juan Participants
San Juan Unit 3 Purchase Agreement	3/25/1993	Century Power and SCPPA
San Juan Unit 3 Purchase Agreement	6/1/1994	Century Power and Tri-State
1st Amendment to the San Juan Unit 3 Purchase Contract	5/20/1993	Century Power Corporation and Southern California Public Power Authority
Amended and Restated Interconnection Agreement	10/7/1992	Tucson Electric Power and Century
Assignment and Amendment to Amended and Restated Interconnection Agreement	3/1/1993	Tucson Electric Power and Century Power Corporation
San Juan Unit 4 Purchase and Participation Agreement and Amendment No. 1	4/26/1991 and 10/27/1999	PNM and Anaheim
Instrument of Sale and Conveyance	8/12/1993	PNM and Anaheim
Insurance Policy endorsements adding Anaheim as named insured on SJ Project insurance policies	8/12/1993	PNM and Anaheim
Assumption Agreement (Pollution Control Bond Operation, Maintenance and Insurance Covenants)	8/12/1993	PNM and Anaheim
Interconnection Agreement	4/26/1991	PNM and Anaheim

EXECUTION VERSION

Contract Title	Contract Date	Contract Parties
Letters to Anaheim from PNM re: exchange of economy energy under Service Schedule C of the Interconnection Agreement dated 4/26/1991	5/22/1992; 5/19/2003	PNM and Anaheim
Interconnection Agreement, Service Schedule E, Interruptible Transmission Service	4/26/1991	PNM and Anaheim
Interconnection Agreement, Service, Schedule F, San Juan Unit 4 Transmission Service	4/26/1991	PNM and Anaheim
Operating Procedure No. 1 under the Purchase and Participation Agreement	12/27/1995	PNM and Anaheim
Letter to PNM from Anaheim (notice of intent to become CAISO member)	6/20/2002	PNM and Anaheim
Recovery System Water Agreement	8/31/2012	PNM and BHP Navajo Coal Co
Water Use Agreement Amendment 1 Amendment 2	12/1/2009 10/26/2011 6/1/2013	PNM and BHP Navajo Coal Co
Amended Instrument of Sale and Conveyance (Installment Sale Agreement; pollution control systems) (PNM grantee, Farmington, grantor)	5/16/1979	PNM and Farmington
Amended Instrument of Sale and Conveyance (Installment Sale Agreement; pollution control systems) (PNM grantor, Farmington grantee)	5/16/1979	PNM and Farmington
Purchase Agreement and Participation Agreement and amendments 1 and 2 thereto	11/17/1981; 10/31/1984 & 10/27/1999	PNM and Farmington
Instrument of Sale and Conveyance	11/17/1981	PNM and Farmington
Insurance (adding Farmington to Project insurance policies)	11/1981	PNM and Farmington
First Amended and Restated Interconnection Agreement	6/19/2007	PNM and Farmington
First Amended and Restated Construction and Interconnection Agreement	6/19/2007	PNM and Farmington
Operating Procedure No. 1 for Hazard Sharing Obligation, Rev. 2, in conjunction with Service Schedule E of Interconnection Agreement	5/31/2007	PNM and Farmington
Operating Procedure No. 2 for Blackstart Restoration Plan, Rev. 2, in conjunction with Interconnection Agreement dated 11/17/1981	5/31/2007	PNM and Farmington

EXECUTION VERSION

Contract Title	Contract Date	Contract Parties
Operating Procedure No. 3 for Normal and Emergency Operation of the Hogback Substation	6/7/2007	PNM and Farmington
Operating Procedure No. 4 for Notification of Maintenance or Testing	6/7/2007	PNM and Farmington
Operating Procedure No. 5 for Clearance and Switching Coordination Agreement (First Amended and Restated Interconnection Agreement)	6/7/2007	PNM and Farmington
San Juan to Shiprock Transmission System Participation Agreement	5/24/1982	PNM and Farmington
Managed Business Relationship Agreement	7/1/2004	PNM and GE
Water Supply Agreement	7/17/2000	PNM and Jicarilla Apache Tribe
Amended and Restated San Juan Unit 4 Purchase and Participation Agreement and Amendment No. 1 thereto	12/28/1984 and 10/27/1999	PNM and Los Alamos County
Instrument of Sale and Conveyance	7/1/1985	PNM and Los Alamos County
Los Alamos County added as additional insured on Project insurance policies	7/1/1985	PNM and Los Alamos County
Interconnection Agreement	11/26/1984	PNM and Los Alamos County
Interconnection Agreement, Service Schedule A, Emergency Generation Service	11/26/1984	PNM and Los Alamos County
Interconnection Agreement, Service Schedule B, Economy Energy Interchange	11/26/1984	PNM and Los Alamos County
Interconnection Agreement, Service Schedule C, Hazard Sharing	11/26/1984	PNM and Los Alamos County
Interconnection Agreement, Service Schedule G, Transmission Service through the Norton 115 KV Switching Station	11/26/1984	PNM and Los Alamos County
Third Revised Service Agreement for Network Integration Transmission Service	7/3/2012	PNM and Los Alamos County
Third Revised Network Operating Agreement	7/3/2012	PNM and Los Alamos County
Agreement of the Operating Committee (cost sharing of telemetry and data acquisition at SJ Units 3 and 4, SJ Switching Station) (supersedes 2 operating committee agreements dated 7/11/1985)	7/22/1986	PNM and Los Alamos County
PNM-LAC Operating Procedure Number II, Substitute Energy	5/1/1991	PNM and Los Alamos County

EXECUTION VERSION

Contract Title	Contract Date	Contract Parties
Operating Procedure Number III, Hazard Sharing obligation, Service Schedule C of Interconnection Agreement (SJ Units 3 and 4)	9/29/1992	PNM and Los Alamos County
PNM-LAC Operating Procedure Number IV, Area Control Accounting (Service Schedule H) (entitlement to SJ generation)	5/1/1991	PNM and Los Alamos County
Operating Procedure Number V, Determination of Credit for Self Supply of Reactive Supply & Voltage Control Service from Generation Sources (attachment refers to SJ Ratio)	9/20/1999	PNM and Los Alamos County
Replacement for the Revised & Restated Operating Procedure No. VI, Energy Imbalance Accounts & Derivation of Monthly Invoices (SJ Station)	7/26/2002	PNM and Los Alamos County
Letter Agreement between PNM and Incorporated Los Alamos County of Los Alamos re: defining and agreeing on interruptible schedules (San Juan)	4/16/1998	PNM and Los Alamos County
Interconnection Agreement	9/26/1983	PNM and M-S-R
San Juan Unit 4 Early Purchase and Participation Agreement, as amended	9/26/1983; 12/16/1987; 10/31/1989; 10/27/1999	PNM and M-S-R
Instrument of Sale and Conveyance	12/31/1983	PNM and M-S-R
Certificate of Insurance	12/28/1983	PNM and M-S-R
Interconnection Agreement, Service Schedule A, Economy Energy Interchange (SJ Units 3 and 4)	9/26/1983	PNM and M-S-R
Amendment No. 1 to Service Schedule A, to the Interconnection Agreement (to permit seller to offer economy energy at current market price or actual costs to generate energy)	1/22/1986	PNM and M-S-R
SSB - Economy Energy Brokerage	9/26/1983	PNM and M-S-R
SSC - Power Exchange	9/26/1983	PNM and M-S-R
San Juan Unit 4 Operating Procedure No. 1	4/25/1995	PNM and M-S-R
Coal Feedstock Purchase Agreement	6/21/2013	PNM and San Juan Fuels, LLC
Pre-Closing Coal Inventory Purchase Agreement	6/21/2013	PNM and San Juan Fuels, LLC
Refined Coal Supply Agreement	6/21/2013	PNM and San Juan Fuels, LLC
Surface Use Lease Agreement	1/1/2003	PNM and SJCC
Water Use Agreement - SJCC Pit Dewatering	4/24/1989	PNM and SJCC
Purchase Agreement	5/16/1979	PNM and TEP

EXECUTION VERSION

Contract Title	Contract Date	Contract Parties
Instrument of Sale and Conveyance	5/16/1979	PNM and TEP
Tucson Assignment	5/16/1979	PNM and TEP
Amended Interconnection Agreement	12/19/1997	PNM and TEP
Amendment No. 1 to the Amended Interconnection Agreement	7/13/1998	PNM and TEP
Amendment No. 2 to the Amended Interconnection Agreement	1/1/2003	PNM and TEP
Amendment No. 3 to the 1997 Amended Interconnection Agreement	3/14/2007	PNM and TEP
Amended Interconnection Agreement, Service Schedule A - Reserve Sharing, Exhibit 1 - Revised 2009 (Springerville Unit)	1/1/2009	PNM and TEP
Letter to Tucson Electric from PNM re: agreement for SJGS Curtailment Energy Sales (1/25/1979 Interconnection Agreement)	4/26/1982	PNM and TEP
Power Exchange and Transmission Agreement (SJGS, SJ 345kV Switchyard), as amended	4/26/1982; 10/12/2006	PNM and TEP
Network Interface Control Document (power control systems data exchange)	9/23/1985	PNM and TEP
Assignment of Water Contract (delivery of 20,200 acre feet of water per annum)	12/1/2009	PNM and TEP
Fourth Revised Service Agreement for Network Integration Transmission Service	7/31/2006	PNM and Tri-State
Fourth Revised Operating Agreement	7/31/2006	PNM and Tri-State
Schedule of Tri-State Generation and Transmission Assoc Network Resources (SJ Unit 3)	8/26/2010	PNM and Tri-State
Operating Procedures Agreement, Contract No. TS-00-0020, with Operating Agreement Nos. 1 through 6 (signed 2/2001) re: adoption of operating procedures between PNM/Plains subsequent to merger of Plains and Tri-State to provide SCADA for PNM assets purchased from Plains.
	7/1/2000	PNM and Tri-State
Revision 2 to Operating Procedure 06, Real Time Metering Data and Equipment Status to be Exchanged (SJ Units 3 & 4)	1/31/2007	PNM and Tri-State
Operating Procedure 03, Restoration and Operating Guidelines (San Juan-Ojo 345kV line)	8/7/2008; 1/30/2010	PNM and Tri-State
Operating Procedure 8 rev 5 - Tri-State Load Within PNM Balancing Authority	1/1/2013	PNM and Tri-State
Operating Procedure 10 - Energy Imbalance accounts & Derivations of Monthly Invoices, under Specification 4 of the Service Agreement for Network Integration Transmission Service (SJGS)	2/28/2001	PNM and Tri-State

EXECUTION VERSION

Contract Title	Contract Date	Contract Parties
Op Proc No 11 Defining the Methodology for Determination of a Credit for Tri-State’s Reactive Supply (attachment re: San Juan)	2/28/2001	PNM and Tri-State
First Revised Op Proc No 12 Rev 1 Reserve Methodology Activation and Scheduling, under First Revised Reserve Obligation Agreement effective 10/1/04	9/27/2004	PNM and Tri-State
Op Proc No 13 Pyramid Generating Station Deliveries (ALIS), under Second Revised Service Agreement for Network Integration Transmission Service dated 4/1/2003 (San Juan 345kV)	1/1/2013	PNM and Tri-State
Op Proc No 14 Hourly Check-Out (of key energy schedules and meter data), under Network Service Agreement (PNM Control Area)	5/1/2004	PNM and Tri-State
Op Proc No 15 After the Fact Check-Out (of key energy schedules and meter data), under network integration transmission service agreement (NITSA) in PNM Control Area)	5/1/2004	PNM and Tri-State
Restoration and Operating Guidelines 03-02 Western New Mexico Area 115kV Line Overloads (San Juan-BA 345kV Line listed as a probable contingency)	5/27/2010	PNM and Tri-State
Instrument of Sale and Conveyance	1/2/1996	Century and Tri-State
Assignment and Assumption Agreement	1/2/1996	Century and Tri-State
Assignment and Assumption of Easement and License	1/2/1996	Century and Tri-State
Assignment and Amendment No. 2 to Amended and Restated Interconnection Agreement	1/2/1996	TEP, Century, SCPPA and Tri-State
Assignment and Amendment No. 2 to Assumption Agreement	1/2/1995	TEP, Century, SCPPA and Tri-State
Delegation Agreement and Acknowledgment	6/18/2007	All San Juan Participants
Various Letter Agreements	1/13/98, 1/29/1999, 1/1/2000, 1/24/2001, 1/1/2002, 2/12/2003, 1/31/2004, 1/7/2005, and 2/13/2006	PNM, TEP, Los Alamos, Farmington, MSR, SCPPA, Anaheim, UAMPS and Tri-State

EXECUTION VERSION

Contract Title	Contract Date	Contract Parties
Contract No. TS-99-0035 for Purchase of Firm Power (SJ 345kV Bus)	7/1/2000	PNM and Tri-State
Restated and Amended San Juan Unit 4 Purchase and Participation Agreement and Amendment No. 1 thereto	5/27/1993 and 10/27/1999	PNM and UAMPS
Instrument of Sale and Conveyance	6/2/1994	PNM and UAMPS
PNM Certificate adding UAMPS as named insured on all San Juan Project Insurance Policies	6/2/1994	PNM and UAMPS
Assumption Agreement (assumes PNM's obligations for PCB Operation, Maintenance and Insurance Covenants under ISAs)	6/2/1994	PNM and UAMPS
Interconnection Agreement	5/27/1993	PNM and UAMPS
Service Schedule A to Interconnection Agreement, Emergency Assistance	5/27/1993	PNM and UAMPS
Service Schedule B, to Interconnection Agreement Banked Energy	5/27/1993	PNM and UAMPS
Service Schedule C to Interconnection Agreement, Short Term Firm Capacity	5/27/1993	PNM and UAMPS
Amendment Number One to Service Schedule C to Interconnection Agreement	11/12/1993	PNM and UAMPS
Service Schedule D to Interconnection Agreement, Interruptible Transmission Service	5/27/1993	PNM and UAMPS
Amendment Number One to Service Schedule D to Interconnection Agreement	11/12/1993	PNM and UAMPS
Service Schedule E to Interconnection Agreement, San Juan Unit 4 Transmission Service	5/27/1993	PNM and UAMPS
Amended Number One to Service Schedule E to Interconnection Agreement	7/20/1994	PNM and UAMPS
Operating Procedure Number 1 re: scheduling of UAMPS SJ Unit 4 entitlement pursuant to Section 12 of the Purchase and Participation Agreement	5/31/1994	PNM and UAMPS
The Further Assurance Agreement (with regard to certain costs and liabilities arising in future re: contamination of soil or groundwater allocable to PNM ownership prior to purchase)	5/20/1994	PNM and UAMPS
Non-Exclusive Technology License Agreement	6/21/2013	PNM and VRC Technology, LLC
Easement and License	8/12/1993	PNM, TEP, and Anaheim

EXECUTION VERSION

Contract Title	Contract Date	Contract Parties
Easement and License	11/17/1981	PNM, TEP, and Farmington
Easement and License	7/1/1985	PNM, TEP, and Los Alamos County
Easement and License	12/31/1983	PNM, TEP, and M-S-R
Low Water Weir Lease	7/9/1971	PNM, TEP, and Navajo Tribe of Indians
Environmental Indemnity Agreement	6/21/2013	PNM, TEP, and San Juan Fuels, LLC
License and Access Agreement	6/21/2013	PNM, TEP, and San Juan Fuels, LLC
Underground Coal Sales Agreement; Amendments 1, 2, 3, 4, 5	8/31/2001; 12/15/2003; 9/15/2004; 5/11/2005; 3/7/2007; 12/21/2007	PNM, TEP, and SJCC
Closing Agreement (Amendment One to Underground Coal Sales Agreement)	12/15/2003	PNM, TEP, and SJCC
Letter Agreement (Reimbursement of taxes and royalties under the Underground Coal Sales Agreement)	12/15/2003	PNM, TEP, and SJCC
UG-CSA Joint Committee Resolution Number 1 - Post Retirement Medical Benefits (FAS-106) Settlement Agreement	4/29/2005	PNM, TEP, and SJCC
UG-CSA Joint Committee Resolution Number 8 - Operating Cost Treatment for SJCC Asset Disposal	1/1/2006	PNM, TEP, and SJCC
UG-CSA Joint Committee Resolution Number 2 - Operating Cost Clarification	11/28/2006	PNM, TEP, and SJCC
UG-CSA Joint Committee Resolution Number 4 - Settlement of 2007 Issues	12/21/2007	PNM, TEP, and SJCC
UG-CSA Joint Committee Resolution Number 5 - Revision of Base Year for Implicit Price Deflator, Gross Domestic Product	8/10/2009	PNM, TEP, and SJCC
UG-CSA Joint Committee Resolution Number 6 - Accounting Guidance Regarding Labor and Services to Install Fixed Assets Underground	12/1/2009	PNM, TEP, and SJCC
UG-CSA Joint Committee Resolution Number 7 - Settlement and Future Treatment of Gatebelt Drive Installation Costs	12/1/2009	PNM, TEP, and SJCC

EXECUTION VERSION

Contract Title	Contract Date	Contract Parties
UG-CSA Joint Committee Resolution Number 9 - Extension of Operating Cost Definition for Third Party Audit to years 2006-2009	7/30/2010	PNM, TEP, and SJCC
UG-CSA Joint Committee Resolution Number 10 - Costs Arising from Sierra Club's December 2009 RCRA and SMCRA Notice of Intent Letters and Sierra Club's April 8, 2010 Complaint	7/30/2010	PNM, TEP, and SJCC
Coal Combustion Byproduct Disposal Agreement Closing Agreement	1/1/2008	PNM, TEP, and SJCC
Coal Combustion Byproduct Disposal Agreement	1/1/2008	PNM, TEP, and SJCC
Easement (grant of easement to SJCC) (undated but in file with 3/10/89 Water Use Agreement)	3/10/1989	PNM, TEP, and SJCC
Refined Coal Facility Agreement	1/1/2012	PNM, TEP, and TCG Global, LLC
Easement and License	6/2/1994	PNM, TEP, and UAMPS
Grant of Authority	8/18/1980	PNM, TEP, and Utah International Inc.
Payment Allocation and Process Agreement Jicarilla Agreement	9/14/2007	PNM; APS; BHP Navajo Coal Company
Letter Agreement	3/28/1996	PNM; BHP Navajo Coal Co; BHP Minerals International, Inc.
Recommendations for San Juan River Operations and Administration for 2013 through 2016	7/2/2012	PNM; BHP; APS; Navajo Nation
Water Supply Agreement	3/2/2007	PNM; Jicarilla Apache Nation; APS; BHP Navajo Coal Company
Installment Sale Agreement (air and water pollution control facilities at San Juan Generation Station)	11/1/1977	TEP and Farmington
Installment Sale Agreement (air and water pollution control facilities at San Juan Generation Station)	1/1/1978	TEP and Farmington
Amendment No. 1 to Installment Sale Agreement	5/16/1979	TEP and Farmington
Amendment No. 2 to Installment Sale Agreement	5/16/1979	TEP and Farmington

EXECUTION VERSION

Contract Title	Contract Date	Contract Parties
Agreement (Installment Sale Agreement; pollution control systems facilities to be acquired, constructed and installed at San Juan Generating Station)	5/16/1979	TEP and Farmington
San Juan Unit No. 4 Sale of Option Agreement	11/29/1982	TEP and M-S-R
Assignment of Option by TEP	11/29/1982	TEP and M-S-R
Instrument of Sale and Conveyance by TEP	11/29/1982	TEP and M-S-R
Title Commitment re: Interest created by Easement and License	5/27/1994 (land) 6/2/1994 (easement)	UAMPS (In favor of)
Fuel and Capital Funding Agreement	09/2014	All Participants
Capacity Option and Funding Agreement	05/2015	PNM, PNMR, PNMR-D, Anaheim and M-S-R

EXECUTION VERSION

EXHIBIT C

Form of Instrument of Sale and Conveyance

[Exiting Participant], a ___________ (“____________”), in consideration of the mutual covenants and agreements contained in that certain San Juan Project Restructuring Agreement dated as of ________, 2015 (the “Restructuring Agreement”), which Restructuring Agreement is incorporated herein by this reference, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, transfers, bargains, sells and conveys to [Acquiring Participant], a ____________ (“________”), all of its rights, titles and interests consisting of an undivided _________% of the Ownership Interest (as defined in the Restructuring Agreement) previously conveyed to [Exiting Participant] in that certain Instrument of Sale and Conveyance (the “Original Instrument”) granted by [Grantor] to [Exiting Participant] dated [___________] and recorded in the Records of the County Clerk of San Juan County, New Mexico on [__________] in Book ____, Page _____ (“Conveyed Assets”), including all subsequent changes, additions, improvements, substitutions and accessions to the Conveyed Assets. Capitalized terms used in this document have the meaning as defined in the Restructuring Agreement unless specifically defined herein.

1.    This Instrument of Sale and Conveyance is intended to, and does include all of [Exiting Participant’s] rights, titles and interests in and to all fixtures which are part of or related to the Conveyed Assets situate upon the real property described in the Original Instrument, but is not intended to and does not convey title to the underlying real property described in the Original Instrument.

2.    [Exiting Participant] represents and warrants to [Acquiring Participant] and [Acquiring Participant’s] authorized successors, trustees and representatives that the Conveyed Assets are free from all encumbrances made by [Exiting Participant] and that [Exiting Participant] shall warrant and defend the same to [Acquiring Participant] and its authorized successors and assigns forever against the lawful claims and demands of all persons claiming by, through or under [Exiting Participant], but against none other. Such representation and warranty by [Exiting Participant] are subject to the following disclaimer:

EXCEPT AS OTHERWISE PROVIDED HEREIN: (1) THE CONVEYED ASSETS ARE CONVEYED BY [EXITING PARTICIPANT] TO [ACQUIRING PARTICIPANT] ON AN “AS IS,” “WHERE IS” AND “WITH ALL FAULTS” BASIS; (2) [EXITING PARTICIPANT] MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO THE VALUE, QUANTITY, CONDITION, SALABILITY, OBSOLESCENCE, MERCHANTABILITY, FITNESS OR SUITABILITY FOR USE OR WORKING ORDER OF, ALL OR ANY PART OF THE CONVEYED ASSETS; AND (3) [EXITING PARTICIPANT] DOES NOT REPRESENT OR WARRANT THAT THE USE OR OPERATION OF THE CONVEYED ASSETS WILL NOT VIOLATE OR CONFLICT WITH PATENT, TRADEMARK OR SERVICE MARK RIGHTS OF ANY THIRD PARTY. [ACQUIRING PARTICIPANT] ACCEPTS THE CONVEYANCE OF CONVEYED ASSETS IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE RESTRUCTURING AGREEMENT.

C-1

EXECUTION VERSION

3.    NOTWITHSTANDING THE FOREGOING, [Acquiring Participant] shall have the benefit, in proportion to its interest in the Conveyed Assets, of all manufacturers’ and vendors’ warranties (to the extent [Exiting Participant] may have a right or benefit thereof) in connection with the Conveyed Assets.

4.    NOTWITHSTANDING THE FOREGOING, (i) [Exiting Participant] covenants and warrants that title to the Conveyed Assets is free from all former grants, sales, taxes, assessments, liens, trusts, mortgages and encumbrances created by or through [Exiting Participant] through the Exit Date; and (ii) nothing contained herein shall be construed to relieve [Exiting Participant] from its duties under the Restructuring Agreement, the Decommissioning Agreement and the Mine Reclamation Agreement.

5.    [Exiting Participant], by execution and delivery of this Instrument of Sale and Conveyance, and [Acquiring Participant], by its acceptance hereof, hereby waive and renounce for themselves, their successors, transferees and assigns, any and all rights, titles and interests of any kind or nature whatsoever, legal or equitable, as a tenant in common in the Conveyed Assets, to partition or equitable accounting.

6.    This Instrument of Sale and Conveyance and the terms and conditions contained herein shall bind and inure to the benefit of the respective successors, assigns, trustees and representatives of [Exiting Participant] and [Acquiring Participant].

This Instrument of Sale and Conveyance shall be governed and construed in accordance with New Mexico law.

IN WITNESS WHEREOF, [Exiting Participant] has caused this Instrument of Sale and Conveyance to be executed as of the ___ day of ___, 2017.

[Exiting Participant]
By: ________________
Its: ________________

ACKNOWLEDGEMENT

STATE OF ____________    )
) ss.
COUNTY OF __________    )

This instrument was acknowledged before me on ________, 2017 by ___________________, as ___________ of ____________________, a _______________.

________________________________
Notary Public

My Commission Expires: ___________

C-2

EXECUTION VERSION

EXHIBIT D

Form of Opinion of Counsel

The legal opinions of counsel for each of the Parties required by Section 17.3 of the Restructuring Agreement will be to the following effect:
[Addressed to Parties]
Ladies and Gentlemen: [Expand as appropriate to encompass customary qualifications and limitations and other relevant language]

We have acted as counsel to ________________ [Insert name of the Party on whose behalf this opinion is provided] in connection with the San Juan Project Restructuring Agreement among Public Service Company of New Mexico; Tucson Electric Power Company; The City of Farmington, New Mexico; M-S-R Public Power Agency; The Incorporated County of Los Alamos, New Mexico; Southern California Public Power Authority; City of Anaheim; Utah Associated Municipal Power Systems; Tri-State Generation and Transmission Association, Inc.; and PNMR Development and Management Corporation, dated as of July 31, 2015 (“Restructuring Agreement”) (each a “Party” and collectively the “Parties”). Section 17 of the Restructuring Agreement contains certain representations and warranties of the Parties to one another; and Section 17.3 provides that counsel for each Party will provide its opinion to each of the other Parties that the Party is in compliance with the representations and warranties given in Section 17. This opinion of counsel is given in accordance with Section 17.3 of the Restructuring Agreement.
We are of the opinion that the representations and warranties made by _________________ [Insert name of the Party on whose behalf this opinion is provided] pursuant to Section 17 of the Restructuring Agreement are true and correct in all material respects as of the Execution Date of the Restructuring Agreement (as that date is defined in the Restructuring Agreement). No facts have come to our attention, after reasonable inquiry, which would lead us to believe that the Section 17 representations and warranties of ____________ [Insert name of the Party on whose behalf this opinion is provided] contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such statements, in the light of the circumstances under which they are being made, not misleading.

The opinions expressed herein are based only on the laws of the State of __________ [Insert State] in effect as of the date of this opinion and in all respects are subject to and may be limited by future legislation, as well as developing case law. We undertake no duty to advise you of the same.

D-1

EXECUTION VERSION

This letter is furnished by us as __________ [Insert Title, e.g., – General Counsel] to _____________ [Insert name of the Party on whose behalf this opinion is provided]. No attorney-client relationship has existed or exists between us and you in connection with the transactions provided for in the Restructuring Agreement or by virtue of this letter. This letter is delivered to you and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to or relied upon for any other purpose or by any other person.

D-2

EXECUTION VERSION

EXHIBIT E

Parties’ Pre-Exit Date Ownership Interests in Project Facilities

The Parties’ pre-Exit Date Ownership Interests in the Project are the following:

A.    For Units 1 and 2 and for all equipment and facilities directly related to Units 1 and 2 only, in accordance with the following percentages:

•	PNM: 50 percent

•	TEP: 50 percent

•	M-S-R: 0 percent

•	Farmington: 0 percent

•	Tri-State: 0 percent

•	LAC: 0 percent

•	SCPPA: 0 percent

•	Anaheim: 0 percent

•	UAMPS: 0 percent

•	PNMR-D: 0 percent

B.    For Unit 3 and for all equipment and facilities directly related to Unit 3 only, in accordance with the following percentages:

•	PNM: 50 percent

•	TEP: 0 percent

•	M-S-R: 0 percent

•	Farmington: 0 percent

•	Tri-State: 8.2 percent

•	LAC: 0 percent

•	SCPPA: 41.8 percent

•	Anaheim: 0 percent

•	UAMPS: 0 percent

•	PNMR-D: 0 percent

C.    For Unit 4 and for all equipment and facilities directly related to Unit 4 only, in accordance with the following percentages:

•	PNM: 38.457 percent

•	TEP: 0 percent

•	M-S-R: 28.8 percent

•	Farmington: 8.475 percent

•	Tri-State: 0 percent

•	LAC: 7.20 percent

•	SCPPA: 0 percent

•	Anaheim: 10.04 percent

E-1

EXECUTION VERSION

•	UAMPS: 7.028 percent

•	PNMR-D: 0 percent

D.    For equipment and facilities common to Units 1 and 2 only, in accordance with the following percentages:

•	PNM: 50 percent

•	TEP: 50 percent

•	M-S-R: 0 percent

•	Farmington: 0 percent

•	Tri-State: 0 percent

•	LAC: 0 percent

•	SCPPA: 0 percent

•	Anaheim: 0 percent

•	UAMPS: 0 percent

•	PNMR-D: 0 percent

E.    For equipment and facilities common to Units 3 and 4 only, in accordance with the following percentages:

•	PNM: 44.119 percent

•	TEP: 0 percent

•	M-S-R: 14.4 percent

•	Farmington: 4.249 percent

•	Tri-State: 4.1 percent

•	LAC: 3.612 percent

•	SCPPA: 20.9 percent

•	Anaheim: 5.07 percent

•	UAMPS: 3.55 percent

•	PNMR-D: 0 percent

F.    For equipment and facilities common to all of the Units in accordance with the following percentages:

•	PNM: 46.297 percent

•	TEP: 19.8 percent

•	M-S-R: 8.7 percent

•	Farmington: 2.559 percent

•	Tri-State: 2.49 percent

•	LAC: 2.175 percent

•	SCPPA: 12.71 percent

•	Anaheim: 3.10 percent

•	UAMPS: 2.169 percent

•	PNMR-D: 0 percent

E-2

EXECUTION VERSION

EXHIBIT F

SJGS Plant Site

The SJGS Plant Site consists of Parcels A, B, D, E and F in the property descriptions below.

PARCEL A
The following portions of Township 30 North, Range 15 West, N.M.P.M., San Juan County, New Mexico:
Section 16:    SW 1/4
Section 20: NE 1/4, N 1/2 SE 1/4, SW 1/4SE 1/4
Section 21: NW 1/4 NW 1/4
Section 29: NE 1/4

PARCEL B
The following portions of Township 30 North, Range 15 West, N.M.P.M., San Juan County, New Mexico:

Section 19: SE 1/4 SW 1/4, SW 1/4 SE 1/4
Section 20: E 1/2 NW 1/4, NE 1/4 SW 1/4
Section 29: NW 1/4, N 1/2 SW 1/4
Section 30: NE 1/4, E 1/2 NW 1/4, N 1/2 SE 1/4
PARCEL D
The following portions of Township 30 North, Range 15 West, N.M.P.M., San Juan County, New Mexico:
Section 17:    SE 1/4 SW 1/4, S1/2 SE 1/4
PARCEL E
The following portions of Township 30 North, Range 15 West, N.M.P.M., San Juan County, New Mexico:
Section 19:    SE 1/4 SE 1/4
NE 1/4 SE 1/4
E 1/2 NW 1/4 SE 1/4
S 1/2 S 1/2 SE 1/4 NE 1/4

F-1

EXECUTION VERSION

Section 20:     SE 1/4 SW 1/4
SW 1/4 SW 1/4
NW 1/4 SW 1/4
S 1/2 SW 1/4 SW 1/4 NW 1/4
Containing 235 acres, more or less.
PARCEL F
The following portions of Township 30 North, Range 15 West, N.M.P.M., San Juan County, New Mexico:
Section 20:    SE 1/4 SE 1/4

F-2

EXECUTION VERSION

EXHIBIT G

Form of Instrument Relinquishing Easement and License

TERMINATION AND RELINQUISHMENT

_____________________, a _________________organized under the laws of the State of __________, hereby terminates and relinquishes all interests acquired as Grantee in that certain Easement and License dated ______________ and recorded at Book _______, record number ____________, page __________of Records of San Juan County, New Mexico.

Dated effective this ____ day of _______________, 2017.

_____________________________________________
[__________]

_____________________________________________
Name and title

STATE OF         )
) ss
COUNTY OF         )

The foregoing document was acknowledged before me this _____ day of _________________, 2017 by ____________________________, as __________________________ of ______________.

___________________________________
Notary Public

___________________________________
My Commission Expires

G-1

EXECUTION VERSION

EXHIBIT H

Form of Easement and Right of Entry
PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation, and TUCSON ELECTRIC POWER COMPANY, an Arizona corporation (together, the “Grantors”), for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grant and convey to _____________________________, a _________________ organized under the laws of the State of ____________ (“Grantee”), and to Grantee’s employees, contractors, subcontractors, representatives, agents and licensees, a non-exclusive easement and right of entry to, including rights of ingress and egress upon, over and across, the SJGS Plant Site, described in Exhibit ‘A’, attached hereto and made a part hereof (the “Premises”) and to all buildings and personal property located thereon (collectively, the “Facilities”), for the purposes set forth below.
The rights and privileges granted herein give Grantee the right to access the Premises and Facilities for the purposes of Grantee exercising its rights, protecting its interests and fulfilling its obligations under the San Juan Project Restructuring Agreement dated July 31, 2015, (“Restructuring Agreement”), the Amended and Restated Mine Reclamation and Trust Funds Agreement dated July 31, 2015 (“Mine Reclamation Agreement”), and the San Juan Decommissioning and Trust Funds Agreement dated July 31, 2015 (“Decommissioning Agreement”), to which Grantors and Grantee are parties (collectively, the “Purposes”).
Grantors will make and keep available to Grantee all reasonable accommodations appropriate for Grantee’s full use and enjoyment of this Easement and Right of Entry for carrying out the Purposes, including, without limitation, parking and security clearances appropriate for passage to and from the Premises and the Facilities, all upon reasonable advance notice and consistent with the San Juan Project Operating Agent’s safety and security rules and other requirements applicable to persons who come upon the Premises and the Facilities.
This Easement and Right of Entry shall automatically expire, without any further or additional document or act, upon the last to occur of the following: (i) the termination or expiration of the Restructuring Agreement; (ii) the termination or expiration of the Mine Reclamation Agreement; and (iii) the termination or expiration of the Decommissioning Agreement. Further, this instrument is not assignable or transferable in whole or in part by Grantee without the prior written approval of such assignment by Grantors which approval will not be unreasonably conditioned, delayed or denied. Upon the last to occur of items (i), (ii) or (iii), above, Grantors may, upon thirty (30) days’ written notice to Grantee, execute and record in the real estate records of San Juan County, New Mexico, a written instrument certifying that this Easement and Right of Entry has terminated.

Dated effective this ____ day of _______________, 2017.

EXECUTION VERSION

Public Service Company of New Mexico

By:_____________________________________________
Name:___________________________________________
Title:____________________________________________

Tucson Electric Power Company

By:_____________________________________________
Name:___________________________________________
Title:____________________________________________

STATE OF NEW MEXICO    )
) ss
COUNTY OF         )

The foregoing document was acknowledged before me this _____ day of _________________, 2017 by ____________________________, as __________________________ of Public Service Company of New Mexico.

___________________________________
Notary Public

__________________________________
My Commission Expires:

STATE OF ARIZONA    )
) ss
COUNTY OF PIMA         )

The foregoing document was acknowledged before me this _____ day of _________________, 2017 by ____________________________, as __________________________ of Tucson Electric Power Company.

___________________________________
Notary Public

____________________________________
My Commission Expires:

EXECUTION VERSION

EXHIBIT A
TO EASEMENT AND RIGHT OF ENTRY

DESCRIPTION OF SJGS PLANT SITE

PARCEL A
The following portions of Township 30 North, Range 15 West, N.M.P.M., San Juan County, New Mexico:
Section 16:    SW 1/4
Section 20:     NE 1/4, N 1/2 SE 1/4, SW 1/4SE 1/4
Section 21:     NW 1/4 NW 1/4
Section 29:     NE 1/4
PARCEL B
The following portions of Township 30 North, Range 15 West, N.M.P.M., San Juan County, New Mexico:
Section 19: SE 1/4 SW 1/4, SW 1/4 SE 1/4
Section 20: E 1/2 NW 1/4, NE 1/4 SW 1/4
Section 29: NW 1/4, N 1/2 SW 1/4
Section 30: NE 1/4, E 1/2 NW 1/4, N 1/2 SE 1/4
PARCEL D
The following portions of Township 30 North, Range 15 West, N.M.P.M., San Juan County, New Mexico:
Section 17:    SE 1/4 SW 1/4, S1/2 SE 1/4
PARCEL E
The following portions of Township 30 North, Range 15 West, N.M.P.M., San Juan County, New Mexico:
Section 19:    SE 1/4 SE 1/4
NE 1/4 SE 1/4
E 1/2 NW 1/4 SE 1/4
S 1/2 S 1/2 SE 1/4 NE 1/4

EXECUTION VERSION

Section 20:     SE 1/4 SW 1/4
SW 1/4 SW 1/4
NW 1/4 SW 1/4
S 1/2 SW 1/4 SW 1/4 NW 1/4
Containing 235 acres, more or less.
PARCEL F
The following portions of Township 30 North, Range 15 West, N.M.P.M., San Juan County, New Mexico:
Section 20:    SE 1/4 SE 1/4

EXECUTION VERSION

EXHIBIT I

Form of Parental Guaranty

PARENTAL GUARANTY AGREEMENT

Reference is hereby made to the following agreements: (1) SAN JUAN PROJECT RESTRUCTURING AGREEMENT (“Restructuring Agreement”), executed as of ___________, 2015 by and among PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (“PNM”); TUCSON ELECTRIC POWER COMPANY, an Arizona corporation (“TEP”); THE CITY OF FARMINGTON, NEW MEXICO, an incorporated municipality and a body politic and corporate, existing as a political subdivision under the constitution and laws of the State of New Mexico (“Farmington”); M-S-R PUBLIC POWER AGENCY, a joint exercise of powers agency organized under the laws of the State of California (“M-S-R”); THE INCORPORATED COUNTY OF LOS ALAMOS, NEW MEXICO, a body politic and corporate, existing as a political subdivision under the constitution and laws of the State of New Mexico (“Los Alamos”); SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY, a joint exercise of powers agency organized under the laws of the State of California (“SCPPA”); CITY OF ANAHEIM, a municipal corporation organized under the laws of the State of California (“Anaheim”); UTAH ASSOCIATED MUNICIPAL POWER SYSTEMS, a political subdivision of the State of Utah (“UAMPS”); TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a Colorado cooperative corporation (“Tri-State”); and PNMR DEVELOPMENT AND MANAGEMENT CORPORATION, a New Mexico corporation (“PNMR-D”); (2) SAN JUAN DECOMMISSIONING AND TRUST FUNDS AGREEMENT (“Decommissioning Agreement”), dated as of ________, 2015, by and among PNM; TEP; Farmington; M-S-R; LAC; SCPPA; Anaheim; UAMPS; Tri-State; and PNMR-D; (3) AMENDED AND RESTATED MINE RECLAMATION AND TRUST FUNDS AGREEMENT (“Mine Reclamation Agreement”), executed as of ____________, 2015, by and among PNM; TEP; Farmington; M-S-R; LAC; SCPPA; Anaheim; UAMPS; Tri-State; and PNMR-D; and (4) AMENDED AND RESTATED SAN JUAN PROJECT PARTICIPATION AGREEMENT (“SJPPA”) dated as of March 23, 2006, as amended, by and among PNM; TEP; Farmington; M-S-R; LAC; SCPPA; Anaheim; UAMPS; Tri-State; and PNMR-D. The Restructuring Agreement, Decommissioning Agreement, Mine Reclamation Agreement and SJPPA are hereinafter collectively referred to as “Guaranteed Agreements,” and TEP, M-S-R, LAC, PNM, Farmington, Anaheim, UAMPS, SCPPA and Tri-State are hereinafter collectively referred to as “Guaranteed Parties.”
FOR VALUE RECEIVED, and in consideration of any loans, advances, payments, extensions of credit and/or other financial accommodations heretofore, now or hereafter made, granted or extended by the Guaranteed Parties, and their respective successors and assigns, or which the Guaranteed Parties and/or their respective successors and assigns have or will become obligated to make, grant or extend, to or for the account of PNMR-D, and in consideration of any obligations heretofore, now or hereafter incurred by PNMR-D to the Guaranteed Parties and/or their respective successors and assigns, Guarantor hereby absolutely and unconditionally guarantees to each of the Guaranteed Parties and their respective successors and assigns the prompt and complete payment and performance when due in accordance with their terms (whether by reason of demand, maturity, acceleration or otherwise) of any and all present and

EXECUTION VERSION

future obligations of PNMR-D to any one or more of the Guaranteed Parties, including, without limitation, all obligations of PNMR-D to the Guaranteed Parties under the Guaranteed Agreements (herein referred to as the “Guaranteed Obligations”). In addition, Guarantor shall and agrees to be liable to the Guaranteed Parties for all costs and expenses incurred by the Guaranteed Parties in attempting or effecting collection under this Parental Guaranty Agreement (whether or not litigation shall be commenced in aid thereof) and in connection with representation of the Guaranteed Parties in connection with bankruptcy or insolvency proceedings relating to or affecting this Parental Guaranty Agreement, including, without limitation, reasonable Attorneys’ Fees for outside counsel for Guaranteed Parties, and interest payable on the Guaranteed Obligations as provided for in the Guaranteed Agreements or under applicable law. Guarantor agrees, represents and warrants that its obligations under this Parental Guaranty Agreement are, and will remain until all of its obligations hereunder have been fully and unconditionally performed and satisfied, ranked on parity with other unsecured and unsubordinated obligations of Guarantor to any other person or entity. Except as may be otherwise provided herein, in no event will Guarantor be liable under any provision of this Parental Guaranty Agreement for any indirect, special, punitive or incidental damages or costs of the Guaranteed Parties (including loss of revenue, cost of capital and loss of business reputation or opportunity), whether based in contract, tort (including, without limitation, negligence or strict liability), or otherwise, and the Guaranteed Parties hereby waive, release and discharge Guarantor from all such indirect, special, punitive and incidental damages and costs.
Notice of the acceptance of this Parental Guaranty Agreement, and of the incurrence of any of the Guaranteed Obligations, and presentment, demand for payment, notice of dishonor, protest, notice of protest and of default by PNMR-D are hereby waived by Guarantor. Guarantor hereby agrees that (a) this Parental Guaranty Agreement is a guaranty of payment and not of collection, and the obligations of such Guarantor under this Parental Guaranty Agreement may be enforced directly against such Guarantor independently of and without proceeding against PNMR-D with respect to any or all of the Guaranteed Obligations or foreclosing any collateral pledged to the Guaranteed Parties, and (b) the Guaranteed Parties may from time to time, in their sole and absolute discretion and without notice to or consent of such Guarantor and without releasing such Guarantor from any of its obligations under this Parental Guaranty Agreement, (i) extend the time of payment, change the interest rates and renew or change the manner, place, time and/or terms of payment of and make any other changes with respect to any or all of the Guaranteed Obligations, (ii) sell, exchange, release, surrender and otherwise deal with any collateral pledged to the Guaranteed Parties by PNMR-D or any other person to secure any or all of the Guaranteed Obligations, (iii) release and otherwise deal with any other guarantor(s) of any or all of the Guaranteed Obligations, (iv) exercise or refrain from exercising any rights against PNMR-D of any or all of the Guaranteed Obligations and otherwise act or refrain from acting with respect to PNMR-D of any or all of the Guaranteed Obligations and/or (v) settle or compromise any or all of the Guaranteed Obligations with PNMR-D.
Guarantor will not have any right of subrogation, reimbursement, contribution or indemnity whatsoever with respect to PNMR-D of any or all of the Guaranteed Obligations or any right of recourse to or with respect to any assets or property of PNMR-D of any or all of the Guaranteed Obligations or to any collateral or other security for the payment of any or all of the Guaranteed Obligations unless and until (a) all of the Guaranteed Obligations have been fully, finally and indefeasibly paid in cash (except with respect to contingent indemnification

EXECUTION VERSION

obligations), (b) none of the Guaranteed Parties has any further commitment or obligation to advance funds, make loans, extend credit to or for the account of PNMR-D under the Guaranteed Agreements and/or enter into any Guaranteed Obligations and (c) this Parental Guaranty Agreement has been terminated. Nothing will discharge or satisfy the liability of Guarantor under this Parental Guaranty Agreement except the full performance and payment of all of the Guaranteed Obligations and all obligations of such Guarantor under this Parental Guaranty Agreement.
The books and records of the Guaranteed Parties showing the account between the Guaranteed Parties and PNMR-D shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.
No invalidity, irregularity or unenforceability of any or all of the Guaranteed Obligations or of any collateral or any other guarantees therefor shall affect, impair or be a defense to this Parental Guaranty Agreement. The liability of the Guarantor under this Parental Guaranty Agreement will in no way be affected or impaired by any acceptance by the Guaranteed Parties of any collateral for or other guarantees of any of the Guaranteed Obligations, or by any failure, neglect or omission on the part of the Guaranteed Parties to realize upon or protect any of the Guaranteed Obligations or any collateral therefor or guarantees thereof. No act of commission or omission of any kind by the Guaranteed Parties (including, without limitation, any act or omission which impairs, reduces the value of, releases or fails to perfect a security interest in and/or a lien on, any collateral for or guarantee of any of the Guaranteed Obligations) shall affect or impair the obligations of Guarantor under this Parental Guaranty Agreement in any manner.
Guarantor hereby waives any right to require the Guaranteed Parties to (a) proceed against PNMR-D, (b) marshal assets or proceed against or exhaust any security held from PNMR-D, (c) give notice of the terms, time and place of any public or private sale or other disposition of personal property security held from PNMR-D, (d) take any action or pursue any other remedy in the Guaranteed Parties’ power and/or (e) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor under this Parental Guaranty Agreement or in connection with any obligations or evidences of obligations held by the Guaranteed Parties as security for or which constitute in whole or in part the Guaranteed Obligations, or in connection with the creation of new or additional Guaranteed Obligations.
Guarantor hereby waives any defense to its obligations under this Parental Guaranty Agreement based upon or arising by reason of (a) any disability or other defense of PNMR-D or any other person or entity, (b) the cessation or limitation from any cause whatsoever, other than indefeasible payment in full, of the Guaranteed Obligations, (c) any lack of authority of any officer, director, partner, agent or any other person or entity acting or purporting to act on behalf of PNMR-D, or any defect in the formation of PNMR-D, (d) the application by PNMR-D of the proceeds of any of the Guaranteed Obligations for purposes other than the purposes represented by PNMR-D to, or intended or understood by, the Guaranteed Parties and/or the Guarantor, (e) any act or omission by the Guaranteed Parties which directly or indirectly results in or aids the discharge of PNMR-D or all or any portion of the Guaranteed Obligations by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of the Guaranteed Parties against PNMR-D, (f) any impairment of the value of any interest in any security for the

EXECUTION VERSION

Guaranteed Obligations or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security, (g) any modification of any or all of the Guaranteed Obligations, in any form whatsoever, including, without limitation, the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Guaranteed Obligations or any portion thereof, including increasing or decreasing the rate of interest thereon and/or (h) any requirement that the Guaranteed Parties give any notice of acceptance of this Guaranty. Guarantor hereby further waives all rights and defenses which such Guarantor may have arising out of (a) any election of remedies by the Guaranteed Parties, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Guaranteed Obligations, impairs, diminishes, negates or destroys such Guarantor’s rights of subrogation or such Guarantor’s rights to proceed against PNMR-D for reimbursement or (b) any loss of rights such Guarantor may suffer by reason of any rights, powers or remedies of PNMR-D in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging the Guaranteed Obligations, whether by operation of law or otherwise, including any rights which such Guarantor may have to a fair market value hearing to determine the size of a deficiency following any foreclosure sale or other disposition of any real property security for any portion of the Guaranteed Obligations. Guarantor acknowledges and agrees that the waivers in the immediately preceding sentence constitute unconditional and irrevocable waivers of any rights and defenses Guarantor may have, and that such rights and defenses include, without limitation, any rights and defenses based upon any and all applicable state statutes.
GUARANTOR HEREBY FURTHER WAIVES ANY AND ALL OTHER SURETYSHIP DEFENSES.
Guarantor hereby represents and warrants to the Guaranteed Parties that (a) such Guarantor is a New Mexico company duly formed, validly existing and in good standing under the laws of the State of New Mexico, (b) the execution, delivery and performance by such Guarantor of this Parental Guaranty Agreement (i) are within company powers of such Guarantor, (ii) have been duly authorized by all necessary company action on the part of such Guarantor, (iii) require no action by or in respect of, consent or approval of or filing or recording with, any governmental or regulatory body, instrumentality, authority, agency or official or any other person or entity and (iv) do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Articles of Incorporation, Bylaws and any other governing document of Guarantor, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality, authority, agency or official or any agreement, document or instrument to which such Guarantor is a party or by which such Guarantor or any of its property or assets is bound or to which Guarantor or any of its property or assets is subject and (c) this Parental Guaranty Agreement constitutes the legal, valid and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

EXECUTION VERSION

No delay by the Guaranteed Parties in exercising any of their options, powers or rights under this Parental Guaranty Agreement and/or any partial or single exercise thereof shall constitute a waiver thereof. No waiver of any of the rights and/or remedies of the Guaranteed Parties under this Parental Guaranty Agreement and no modification or amendment of this Parental Guaranty Agreement shall be deemed to be made by the Guaranteed Parties unless the same shall be in writing, duly signed on behalf of the Guaranteed Parties and each such waiver (if any) shall apply only with respect to the specific instance involved and shall in no way impair the rights of the Guaranteed Parties or the obligations of the Guarantor to the Guaranteed Parties in any other respect at any other time. In the event any one or more of the provisions contained in this Parental Guaranty Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Parental Guaranty Agreement shall not be affected or impaired thereby.
All payments made under or pursuant to this Parental Guaranty Agreement shall be paid for the benefit of the Guaranteed Parties and shall be allocated among the principal, interest and other portions of the Guaranteed Obligations and the other obligations of the Guarantor under this Parental Guaranty Agreement in the order and manner set forth in the Guaranteed Agreements.
Guarantor hereby covenants and agrees to deliver to the Guaranteed Parties (a) such publicly-available financial statements and other publicly-available financial information regarding the Guarantor as reasonably requested by the Guaranteed Parties~~.~~, and (b) notice and a true and correct executed copy of any other guaranty executed by Guarantor to guarantee any obligations of PNMR-D entered into at any time after the date this Parental Guaranty Agreement is executed and before the date of termination hereof.
This Parental Guaranty Agreement is a continuing guaranty which will remain in full force and effect and will not be terminable unless and until (a) all of the Guaranteed Obligations have been fully and finally paid in cash (except with respect to contingent indemnification obligations), (b) none of the Guaranteed Parties has any further commitment or obligation to advance funds, make loans, extend credit to or for the account of PNMR-D under the Guaranteed Agreements, and/or enter into any Guaranteed Obligations and (c) the Guaranteed Agreements have expired or been terminated in accordance with their terms. The dissolution of the Guarantor shall not effect a termination of this Parental Guaranty Agreement. If claim is ever made on the Guaranteed Parties for repayment or recovery of any amount or amounts received by the Guaranteed Parties in payment or on account of any of the Guaranteed Obligations (including payment under a guaranty or from application of collateral) and the Guaranteed Parties repay or disgorge all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Guaranteed Parties or any of the property or assets of the Guaranteed Parties or (b) any settlement or compromise of any such claim effected by the Guaranteed Parties with any such claimant (including, without limitation, PNMR-D and/or Guarantor), then and in such event Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on such Guarantor, notwithstanding any cancellation of any note or other instrument or agreement evidencing such Guaranteed Obligations or of this Parental Guaranty Agreement, and Guarantor will be and remain liable to the Guaranteed Parties under this Parental Guaranty Agreement for the amount so repaid, recovered or disgorged to the same extent as if such amount had never originally been received

EXECUTION VERSION

by the Guaranteed Parties. This Parental Guaranty Agreement will continue to be effective or be reinstated, as the case may be, if (a) at any time any payment of any of the Guaranteed Obligations is rescinded, cancelled, voided or must otherwise be returned by or is disgorged from the Guaranteed Parties for any reason including, without limitation, the insolvency, bankruptcy or reorganization of PNMR-D, Guarantor or otherwise, all as though such payment had not been made or (b) this Parental Guaranty Agreement is released or the liability of Guarantor under this Parental Guaranty Agreement is reduced in consideration of a payment of money or transfer of property or grant of a security interest by PNMR-D, Guarantor or any other person and such payment, transfer or grant is rescinded, cancelled, voided or must otherwise be returned by or disgorged from the Guaranteed Parties for any reason including, without limitation, the insolvency, bankruptcy or reorganization of such person or otherwise, all as though such payment, transfer or grant had not been made.
Any notice, demand or other communication to Guarantor under this Parental Guaranty Agreement will be in writing and delivered in person or sent by facsimile, recognized overnight courier or registered or certified mail (return receipt requested) to Guarantor at the address or facsimile number for the Guarantor set forth on the signature page(s) of this Parental Guaranty Agreement, or at such other address or facsimile number as the Guarantor may designate as its address or facsimile number for communications under this Parental Guaranty Agreement. Such notices will be deemed effective on the day on which delivered or sent if delivered in person or sent by facsimile, on the first (1st) business day after the day on which sent, if sent by recognized overnight courier or on the third (3rd) business day after the day on which sent, if sent by registered or certified mail.
This Parental Guaranty Agreement will be understood to be for the benefit of the Guaranteed Parties, individually and collectively, and for such other person or persons as may from time to time become or be the holder or owner of any of the Guaranteed Obligations or any interest therein and this Parental Guaranty Agreement will be transferable to the same extent and with the same force and effect as any of the Guaranteed Obligations may be transferable, and any one or more of the Guaranteed Parties may, but is not required to, demand payment or performance hereunder by the Guarantor. This Parental Guaranty Agreement cannot be changed or terminated orally, will be governed by and construed in accordance with the substantive laws of the State of New Mexico (without reference to conflict of law principles), will be binding on the successors and permitted assigns of Guarantor and will inure to the benefit of the respective successors and assigns of the Guaranteed Parties. Guarantor may not assign or delegate any of its rights, obligations or duties under this Parental Guaranty Agreement without the prior written consent of the Guaranteed Parties.
GUARANTOR HEREBY IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW MEXICO STATE COURT OR FEDERAL COURT IN ALBUQUERQUE, NEW MEXICO, AS THE GUARANTEED PARTIES MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PARENTAL GUARANTY AGREEMENT, (B) AGREES THAT ALL CLAIMS IN RESPECT TO ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS, (C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH GUARANTOR MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR

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PROCEEDING BROUGHT IN ANY SUCH COURT, (D) WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (E) WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH GUARANTOR MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. GUARANTOR (AND BY THEIR ACCEPTANCE HEREOF) THE GUARANTEED PARTIES HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH GUARANTOR, ON THE ONE HAND, AND THE GUARANTEED PARTIES, ON THE OTHER HAND, ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS PARENTAL GUARANTY AGREEMENT.
Executed as of the ____ day of_______.
PNM RESOURCES, INC., a New Mexico corporation
Guarantor
By__________________________________________
Title: _______________________________________

Contact information of Guarantor, Guaranteed Parties and PNMR-D for purpose of Notices:
PNM Resources, Inc.
414 Silver Avenue SW
Albuquerque, NM 87102
Attention: Secretary
FAX No. (505) 241-2368

PNMR Development and Management Corporation
414 Silver Avenue SW
Albuquerque, NM 87102
Attention: Secretary
FAX No. (505) 241-2368

Public Service Company of New Mexico
Attn: Vice President, PNM Generation
2401 Aztec N.E., Bldg. A
Albuquerque, NM 87107

With a copy to:

Public Service Company of New Mexico
c/o Secretary
414 Silver Ave. S.W.
Albuquerque, NM 87102

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Tucson Electric Power Company
88 E. Broadway Blvd.
MS HQE901
Tucson, AZ 85701
Attn: Corporate Secretary

City of Farmington
c/o City Clerk
800 Municipal Drive
Farmington, NM 87401

With a copy to:

Farmington Electric Utility System
Electric Utility Director
101 North Browning Parkway
Farmington, NM 87401

Incorporated County of Los Alamos, New Mexico
c/o County Clerk
P.O. Drawer 1030
170 Central Park Square
Suite 240
Los Alamos, NM 87544

with a copy to:

Incorporated County of Los Alamos, New Mexico
c/o Utilities Manager
P.O. Drawer 1030
170 Central Park Square
Suite 240
Los Alamos, NM 87544

Utah Associated Municipal Power Systems
c/o General Manager
155 North 400 West
Suite 480
Salt Lake City, UT 84103

City of Anaheim
Attention: City Clerk
200 South Anaheim Boulevard
Anaheim, CA 92805

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with a copy to:

City of Anaheim
Attention: Public Utilities General Manager
201 South Anaheim Blvd., Suite 1101
Anaheim, CA 92805
FAX No. (714) 765-4138

M-S-R Public Power Agency
Attention: General Manager
1231 11th Street
Modesto, CA 95354
FAX No. (209) 526-7574

Southern California Public Power Authority
c/o Executive Director
1160 Nicole Court
Glendora, CA 91740

Tri-State Generation and Transmission Association, Inc.
c/o Chief Executive Officer
1100 West 116th Avenue
Westminster, CO 80234
Or P. O. Box 33695
Denver, CO 80233

For purposes of overnight courier service, Tri-State’s address will be:

Tri-State Generation and Transmission Association, Inc.
c/o Chief Executive Officer
3761 Eureka Way
Frederick, CO 80516

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EXHIBIT J

FORM OF LETTER OF CREDIT

L/C NUMBER                 AMOUNT                EXPIRATION DATE

BENEFICIARY NAME                    APPLICANT NAME
BENEFICIARY ADDRESS                APPLICANT ADDRESS
BENEFICIARY ADDRESS                APPLICANT ADDRESS

WE HEREBY OPEN OUR IRREVOCABLE NON-TRANSFERABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR IN CONNECTION WITH _________________ AGREEMENT DATED AS OF__________________ FOR THE ACCOUNT OF THE ABOVE REFERENCED APPLICANT IN THE AGGREGATE AMOUNT OF (Ten Million Dollars) WHICH IS AVAILABLE BY PAYMENT WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1. A DRAFT AT SIGHT DRAWN ON ____________________________________, DULY ENDORSED ON ITS REVERSE SIDE THEREOF BY THE BENEFICIARY, SPECIFICALLY REFERENCING THIS LETTER OF CREDIT NUMBER.

2. THE ORIGINAL LETTER OF CREDIT AND ANY AMENDMENTS ATTACHED THERETO.

3. COPY OF INVOICE MARKED UNPAID IN THE CASE OF ITEM 4.A, AND

4. A STATEMENT ISSUED ON THE LETTERHEAD OF AND PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY STATING THE FOLLOWING:

A.	THE APPLICANT HAS NOT MADE PAYMENT ON INVOICE NUMBER (INSERT INVOICE NUMBER) PER OUR AGREED TERMS. WE THEREFORE DEMAND PAYMENT IN THE AMOUNT OF (INSERT AMOUNT) AS SAME IS DUE AND OWING; or

B.
AT THE TIME OF ISSUANCE OF LETTER OF CREDIT NO. [INSERT NUMBER], [NAME OF ISSUING BANK] HAD A LONG TERM OBLIGATION RATING FROM ONE OR MORE OF THE FOLLOWING CREDIT RATING AGENCIES OF AT LEAST: MOODY’S, A3 OR BETTER; STANDARD & POOR’S, A- OR BETTER; AND/OR FITCH, A- OR BETTER. SAID RATING(S) HAS/HAVE FALLEN BELOW THAT EXISTING AT THE TIME OF ISSUANCE OF THE LETTER OF CREDIT.

INVOICE(S) IN EXCESS OF AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT ARE ACCEPTABLE, HOWEVER, DRAWINGS UNDER THIS LETTER OF CREDIT MAY NOT EXCEED AMOUNT AVAILABLE.

PARTIAL DRAWINGS UNDER THIS LETTER OF CREDIT ARE PERMITTED.

MULTIPLE DRAWINGS UNDER THIS LETTER OF CREDIT ARE PERMITTED.

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ALL BANKING CHARGES OF THE ISSUER ASSOCIATED WITH THIS LETTER OF CREDIT ARE FOR THE ACCOUNT OF THE APPLICANT.

THIS LETTER OF CREDIT WILL BE AUTOMATICALLY EXTENDED EACH YEAR WITHOUT AMENDMENT FOR A PERIOD OF AT LEAST ONE YEAR FROM THE EXPIRATION DATE HEREOF, AS EXTENDED, UNLESS AT LEAST FORTY-FIVE (45) DAYS PRIOR TO THE EXPIRATION DATE, WE NOTIFY THE BENEFICIARY AND APPLICANT BY A NATIONALLY RECOGNIZED OVERNIGHT COURIER OR CERTIFIED MAIL THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR SUCH ADDITIONAL PERIOD (THE PRESENT OR ANY FUTURE EXPIRATION DATE AS AFORESAID IS REFERRED TO HEREIN AS THE “EXPIRATION DATE”).  WE WILL GIVE NOTICE OF NON-EXTENSION TO THE BENEFICIARY AT THE BENEFICIARY'S ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS AS THE BENEFICIARY MAY DESIGNATE TO US IN WRITING AT OUR LETTERHEAD ADDRESS. FOLLOWING RECEIPT BY THE BENEFICIARY OF SUCH NOTICE, AND NO EARLIER THAN TWENTY (20) DAYS BEFORE THE EXPIRATION DATE, THE BENEFICIARY MAY DRAW THE FULL AMOUNT HEREUNDER.

IF OUR CREDIT RATING(S) FALL BELOW OUR LONG TERM OBLIGATION RATING EXISTING AT THE TIME OF ISSUANCE OF THE LETTER OF CREDIT, WE WILL GIVE NOTICE OF SUCH EVENT TO THE BENEFICIARY AND APPLICANT BY A NATIONALLY RECOGNIZED OVERNIGHT COURIER OR CERTIFIED MAIL. WE WILL GIVE SUCH NOTICE TO THE BENEFICIARY AT THE BENEFICIARY'S ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS AS THE BENEFICIARY MAY DESIGNATE TO US IN WRITING AT OUR LETTERHEAD ADDRESS. FOLLOWING RECEIPT BY THE BENEFICIARY OF SUCH NOTICE, AND NO EARLIER THAN TWENTY-FIVE (25) DAYS AFTER RECEIPT OF SUCH NOTICE, THE BENEFICIARY MAY DRAW THE FULL AMOUNT HEREUNDER.

THIS IRREVOCABLE LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING. THIS UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED, AMPLIFIED OR INCORPORATED BY REFERENCE TO ANY DOCUMENT, CONTRACT, AGREEMENT REFERENCED TO HEREIN.

WE HEREBY AGREE WITH YOU THAT DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED IF PRESENTED TOGETHERWITH DOCUMENT(S) AS SPECIFIED AT OUR OFFICE LOCATED AT ____________________________ ATTENTION: STANDBY LETTERS OF CREDIT ON OR BEFORE _________________________________

THE ABOVE STATED EXPIRY DATE, OR ANY EXTENDED EXPIRY DATE IF APPLICABLE. DRAFT(S) DRAWN UNDER THIS LETTER OF CREDIT MUST SPECIFICALLY REFERENCE OUR LETTER OF CREDIT NUMBER.

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 ("ISP98").

SINCERELY,

AUTHORIZED SIGNATURE
XXX

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PLEASE DIRECT ANY CORRESPONDENCE INCLUDING DRAWING OR INQUIRY QUOTING OUR LETTER OF CREDIT NUMBER TO:

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EXHIBIT K

Form of Bring-Down Opinion of Counsel

The legal opinions of counsel for each of the Exiting Participants and Acquiring Participants required by Sections 7.3.4 and 7.4.3 of the Restructuring Agreement will be to the following effect:

[Addressed to Exiting and Acquiring Participants]

Ladies and Gentlemen: [Expand as appropriate to encompass customary qualifications and limitations and other relevant language]

We have acted as counsel to ______________ [Insert name of Party on whose behalf this opinion is provided] in connection with the San Juan Project Restructuring Agreement among Public Service Company of New Mexico; Tucson Electric Power Company; The City of Farmington, New Mexico; M-S-R Public Power Agency; The Incorporated County of Los Alamos, New Mexico; Southern California Public Power Authority; City of Anaheim; Utah Associated Municipal Power Systems; Tri-State Generation and Transmission Association, Inc.; and PNMR Development and Management Corporation, dated as of July 31, 2015 (“Restructuring Agreement”) (each a “Party” and collectively the “Parties”). We have been advised that in accordance with Section 7 of the Restructuring Agreement all of the transactions contemplated to take place at the Closing are ready to close and all of the conditions precedent to the Closing have been satisfied or waived. Section [7.3.4 or 7.4.2] of the Restructuring Agreement provides for the giving of this bring-down opinion.

Pursuant to Section 17.3 of the Restructuring Agreement, we rendered to the other Parties a legal opinion, dated __________, 2015 [Date of Prior Opinion] (“Prior Opinion”), with respect to __________________ [Insert name of the Party on whose behalf this opinion is provided]. In connection with the Closing, as defined in Section 7 of the Restructuring Agreement, we hereby reaffirm the Prior Opinion, as though it was dated the date hereof, in the form it was so rendered on __________, 2015 [Date of Prior Opinion].

In addition to the foregoing, we are of the opinion that the representations and warranties made by ________________ [Insert name of the Party on whose behalf this opinion is provided] pursuant to Section 17.3 of the Restructuring Agreement were true and correct in all material respects as of the date of the Prior Opinion and are true and correct in all material respects as of the date hereof, and no facts have come to our attention, after reasonable inquiry, which would lead us to believe that such representations and warranties contained or contain any untrue statement of a material fact or omitted to state or omit to state any material fact necessary in order to make such statements, in the light of the circumstances under which they were made, not misleading.

The opinions expressed herein are based only on the laws of the State of _____________ [Insert State] in effect as of the date of this opinion and in all respects are subject to and may be

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limited by future legislation, as well as developing case law. We undertake no duty to advise you of the same.

This letter is furnished by us as ____________

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